Exhibit 10.1

Execution Version

CREDIT AGREEMENT

Dated as of August 12, 2021

(as amended by Amendment No. 1 to Credit Agreement, dated as of June 27, 2023, Amendment No. 2 to Credit Agreement, dated as of January 26, 2024, Amendment No. 3 to Credit Agreement, dated as of August 21, 2024, Amendment No. 4 to Credit Agreement and Incremental Assumption Agreement, dated as of August 6, 2025 and Amendment No. 5 to Credit Agreement and Incremental Assumption Agreement, dated as of March 2, 2026),

Among

COVISTA INC. (FORMERLY KNOWN AS ADTALEM GLOBAL EDUCATION INC.),
as Borrower,

THE LENDERS PARTY HERETO,

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent,

MORGAN STANLEY SENIOR FUNDING, INC.,
TRUIST SECURITIES, INC.,

MUFG BANK, LTD.,

and

U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners,

KEYBANK NATIONAL ASSOCIATION,

ASSOCIATED BANK, N.A.,

BARCLAYS BANK PLC,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

and

THE NORTHERN TRUST COMPANY,

as Syndication Agents,

PNC BANK, NATIONAL ASSOCIATION

and

VALLEY NATIONAL BANK,
as Documentation Agents

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent

TABLE OF CONTENTS

Article I

Definitions

Section 1.01 Defined Terms1

Section 1.02 Terms Generally79

Section 1.03 Exchange Rates; Currency Equivalents80

Section 1.04 Timing of Payment or Performance80

Section 1.05 Times of Day80

Section 1.06 Divisions80

Section 1.07 Limited Condition Transactions81

Section 1.08 Benchmark Replacement82

Section 1.09 Additional Alternate Currencies for Loans82

Article II

The Credits

Section 2.01 Commitments83

Section 2.02 Loans and Borrowings84

Section 2.03 Requests for Borrowings85

Section 2.04 Swingline Loans86

Section 2.05 Letters of Credit87

Section 2.06 Funding of Borrowings93

Section 2.07 Interest Elections94

Section 2.08 Termination and Reduction of Commitments95

Section 2.09 Repayment of Loans; Evidence of Debt96

Section 2.10 Repayment of Term Loans and Revolving Facility Loans97

Section 2.11 Prepayment of Loans100

Section 2.12 Fees102

Section 2.13 Interest104

Section 2.14 Benchmark Replacement105

Section 2.15 Increased Costs107

Section 2.16 Break Funding Payments109

Section 2.17 Taxes109

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs113

Section 2.19 Mitigation Obligations; Replacement of Lenders115

Section 2.20 Illegality116

Section 2.21 Incremental Commitments; Extensions & Refinancing Facilities.116

Section 2.22 Defaulting Lender127

Article III

Representations and Warranties

Section 3.01 Organization; Powers130

Section 3.02 Authorization130

Section 3.03 Enforceability130

Section 3.04 Governmental Approvals131

Section 3.05 Financial Statements131

Section 3.06 No Material Adverse Effect131

Section 3.07 Title to Properties; Possession Under Leases131

Section 3.08 Subsidiaries132

Section 3.09 Litigation; Compliance with Laws132

Section 3.10 Federal Reserve Regulations132

Section 3.11 Investment Company Act133

Section 3.12 Use of Proceeds133

Section 3.13 Tax Returns133

Section 3.14 No Material Misstatements133

Section 3.15 Employee Benefit Plans134

Section 3.16 Environmental Matters134

Section 3.17 Security Documents135

Section 3.18 Location of Real Property and Leased Premises136

Section 3.19 Solvency136

Section 3.20 Labor Matters136

Section 3.21 Insurance137

Section 3.22 No Default137

Section 3.23 Intellectual Property; Licenses, Etc.137

Section 3.24 Senior Debt137

Section 3.25 USA PATRIOT Act; OFAC137

Section 3.26 Foreign Corrupt Practices Act138

Section 3.27 Affected Financial Institution138

Article IV

Conditions of Lending

Section 4.01 First Credit Event138

Section 4.02 All Credit Events141

Article V

Affirmative Covenants

Section 5.01 Existence; Business and Properties142

Section 5.02 Insurance143

Section 5.03 Taxes143

Section 5.04 Financial Statements, Reports, etc.143

Section 5.05 Litigation and Other Notices145

Section 5.06 Compliance with Laws146

Section 5.07 Maintaining Records; Access to Properties and Inspections146

Section 5.08 Use of Proceeds146

Section 5.09 Compliance with Environmental Laws146

Section 5.10 Further Assurances; Additional Security147

Section 5.11 Rating150

Section 5.12 Lender Calls150

Section 5.13 Post-Closing150

Article VI
Negative Covenants

Section 6.01 Indebtedness151

Section 6.02 Liens156

Section 6.03 Sale and Lease-Back Transactions163

Section 6.04 Investments, Loans and Advances163

Section 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions168

Section 6.06 Dividends and Distributions171

Section 6.07 Transactions with Affiliates173

Section 6.08 Business of the Borrower and its Subsidiaries175

Section 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.175

Section 6.10 Fiscal Year178

Section 6.11 Total Net Leverage Ratio178

Article VII

[RESERVED]

Article VIII

Events of Default

Section 8.01 Events of Default179

Section 8.02 Treatment of Certain Payments182

Article IX

The Agents

Section 9.01 Appointment182

Section 9.02 Delegation of Duties183

Section 9.03 Exculpatory Provisions183

Section 9.04 Reliance by Agents184

Section 9.05 Notice of Default185

Section 9.06 Non-Reliance on Agents and Other Lenders185

Section 9.07 Indemnification185

Section 9.08 Agent in Its Individual Capacity186

Section 9.09 Successor Administrative Agent186

Section 9.10 Arrangers, Syndication Agents and Documentation Agents187

Section 9.11 Security Documents, Collateral Agent and Applicable Collateral Agent187

Section 9.12 Right to Realize on Collateral and Enforce Guarantees188

Section 9.13 Withholding Tax189

Section 9.14 Certain ERISA Matters189

Article X

Miscellaneous

Section 10.01 Notices; Communications190

Section 10.02 Survival of Agreement191

Section 10.03 Binding Effect192

Section 10.04 Successors and Assigns192

Section 10.05 Expenses; Indemnity199

Section 10.06 Right of Set-off201

Section 10.07 Applicable Law202

Section 10.08 Waivers; Amendment202

Section 10.09 Interest Rate Limitation206

Section 10.10 Entire Agreement206

Section 10.11 WAIVER OF JURY TRIAL206

Section 10.12 Severability207

Section 10.13 Counterparts207

Section 10.14 Headings207

Section 10.15 Jurisdiction; Consent to Service of Process207

Section 10.16 Confidentiality208

Section 10.17 Platform; Borrower Materials209

Section 10.18 Release of Liens and Guarantees209

Section 10.19 Judgment Currency211

Section 10.20 USA PATRIOT Act Notice211

Section 10.21 No Advisory or Fiduciary Responsibility212

Section 10.22 Agency of the Borrower for the Loan Parties213

Section 10.23 [Reserved].213

Section 10.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions213

Section 10.25 Acknowledgement Regarding Any Supported QFCs213

v

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Administrative Questionnaire
Exhibit C	Form of Solvency Certificate
Exhibit D-1	Form of Borrowing Request
Exhibit D-2	Form of Swingline Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit F	Form of Mortgage
Exhibit G	Form of Permitted Loan Purchase Assignment and Acceptance
Exhibit H	Form of First Lien/Second Lien Intercreditor Agreement
Exhibit I	Form of U.S. Tax Compliance Certificate
Exhibit J	Form of Intercompany Subordination Terms

Schedule 1.01(A)	Certain Excluded Equity Interests
Schedule 1.01(B)	Mortgaged Properties
Schedule 1.01(C)	Immaterial Subsidiaries
Schedule 1.01(E)	Closing Date Unrestricted Subsidiaries
Schedule 1.01 (F)	Deemed EBITDA
Schedule 2.01	Commitments
Schedule 3.01	Organization and Good Standing
Schedule 3.04	Governmental Approvals
Schedule 3.05	Financial Statements
Schedule 3.08(a)	Subsidiaries
Schedule 3.08(b)	Subscriptions
Schedule 3.13	Taxes
Schedule 3.16	Environmental Matters
Schedule 3.21	Insurance
Schedule 3.23	Intellectual Property
Schedule 3.26	Certain Regulatory Matters
Schedule 5.10	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 10.01	Notice Information

CREDIT AGREEMENT dated as of August 12, 2021 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of June 27, 2023, that certain Amendment No. 2 to Credit Agreement, dated as of January 26, 2024, that certain Amendment No. 3 to Credit Agreement, dated as of August 21, 2024, that certain Amendment No. 4 to Credit Agreement and Incremental Assumption Agreement, dated as of August 6, 2025, and Amendment No. 5 to Credit Agreement and Incremental Assumption Agreement, dated as of March 2, 2026, this “Agreement”), among COVISTA INC. (FORMERLY KNOWN AS ADTALEM GLOBAL EDUCATION INC.), a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time, and MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent (together with any successor entity in such capacity, the “Administrative Agent”) for the Lenders and as Collateral Agent (as defined herein).

WHEREAS, the Borrower has entered into the Membership Interest Purchase Agreement dated as of September 11, 2020 (as amended from time to time prior to the date hereof, the “MIPA”) with Laureate Education, Inc., a Delaware public benefit corporation (the “Seller”), pursuant to which the Borrower will directly or indirectly acquire all of the issued and outstanding limited liability company interests of Walden e-Learning, LLC a Delaware limited liability company (the “Walden Target” and such acquisition, the “Walden Acquisition”); and

WHEREAS, in connection with the consummation of the Walden Acquisition, the Borrower has requested the Lenders to extend credit in the form of (a) Term B Loans on the Closing Date in an aggregate principal amount of $850,000,000 and (b) Revolving Facility Loans and Letters of Credit at any time and from time to time prior to the Revolving Facility Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $400,000,000.

NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

Article I

Definitions
Section 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“2024 Repricing Term Lender” shall mean each Lender that has a Commitment to make a 2024 Repricing Term Loan or holds a 2024 Repricing Term Loan.
“2024 Repricing Term Loan Commitment” shall mean the 2024 Repricing Term Loan Commitment under and as defined in Amendment No. 2.
“2024 Repricing Term Loans” shall mean the 2024 Repricing Term Loans under and as defined in Amendment No. 2.
“2024 Repricing Term Loan Maturity Date” shall mean August 12, 2028.

“2024 Second Repricing Term Lender” shall mean each Lender that has a Commitment to make a 2024 Second Repricing Term Loan or holds a 2024 Second Repricing Term Loan.
“2024 Second Repricing Term Loan Commitment” shall mean the 2024 Second Repricing Term Loan Commitment under and as defined in Amendment No. 3.
“2024 Second Repricing Term Loans” shall mean the 2024 Second Repricing Term Loans under and as defined in Amendment No. 3.
“2024 Second Repricing Term Loan Maturity Date” shall mean August 12, 2028.
“2025 Refinancing Revolving Facility Commitment” shall mean, with respect to each 2025 Refinancing Revolving Facility Lender, the Commitment of such 2025 Refinancing Revolving Facility Lender to make 2025 Refinancing Revolving Facility Loans to the Borrower on and after the Amendment No. 4 Effective Date until the Revolving Facility Maturity Date. The amount of each 2025 Refinancing Revolving Facility Lender’s 2025 Refinancing Revolving Facility Commitment as of the Amendment No. 4 Effective Date is set forth on Schedule 1 to Amendment No. 4.  The aggregate amount of the 2025 Refinancing Revolving Facility Commitments as of the Amendment No. 4 Effective Date is $500,000,000.
“2025 Refinancing Revolving Facility Lenders” shall mean, collectively, the financial institutions set forth on Schedule 1 to Amendment No. 4 with a 2025 Refinancing Revolving Facility Commitment.
“2025 Refinancing Revolving Facility Loan” shall mean a Loan made by a 2025 Refinancing Revolving Facility Lender pursuant to Section 2.01(e).
“2026 Incremental Term Loan Commitment” shall mean the 2026 Incremental Term Loan Commitment under and as defined in Amendment No. 5.
“2026 Incremental Term Loans” shall mean the 2026 Incremental Term Loans under and as defined in Amendment No. 5.
“2026 Refinancing Term Loan Commitment” shall mean the 2026 Refinancing Term Loan Commitment under and as defined in Amendment No. 5.
“2026 Refinancing Term Loans” shall mean the 2026 Refinancing Term Loans under and as defined in Amendment No. 5.
“2026 Term Lender” shall mean each Lender that has a Commitment to make a 2026 Term Loan or holds a 2026 Term Loan.
“2026 Term Loan Commitment” shall mean, collectively, (i) a 2026 Incremental Term Loan Commitment or (ii) a 2026 Refinancing Term Loan Commitment.
“2026 Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i)(D).

“2026 Term Loan Maturity Date” shall mean March 2, 2033.
“2026 Term Loans” shall mean, collectively, (i) the 2026 Incremental Term Loans and (ii) the 2026 Refinancing Term Loans.
“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect for such day plus 0.50%, (b) the Prime Rate in effect on such day and (c) the Adjusted Term SOFR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in such rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR Rate, as the case may be.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or U.S. Dollar Swingline Loan.
“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.
“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Acquisition Agreement Material Adverse Effect” shall mean a Material Adverse Effect as defined in the MIPA as of September 11, 2020.
“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(b).
“Adjusted EURIBO Rate” shall mean, with respect to any Eurocurrency Revolving Facility Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to the greater of (x) (a) the EURIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Revolving Facility Borrowing, if any, and (y) 0.0%.
“Adjusted Term SOFR Rate” shall mean, with respect to any Term SOFR Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) Term SOFR in effect for such Interest Period plus (b) the Term SOFR Adjustment; provided that if the Adjusted Term SOFR Rate as so determined would be less than (x) 0.75% with respect to Term SOFR Term Loans, such rate shall be deemed to be equal to 0.75% for purposes of this Agreement and (y)

0.00% with respect to Term SOFR Revolving Loans, such rate shall be deemed to be equal to 0.00% for purposes of this Agreement.
“Adjustment Date” shall have the meaning assigned to such term in the definition of “Pricing Grid”.
“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).
“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit B or such other form supplied by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Agents” shall mean the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Agreement Currency” shall have the meaning assigned to such term in Section 10.19.
“All-in Yield” shall mean, as to any Loans (or Pari Term Loans, if applicable), the yield thereon payable to all Lenders (or other lenders, as applicable) providing such Loans (or Pari Term Loans, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the life of such Loans (or Pari Term Loans, if applicable)); and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees paid to arrangers for such Loans (or Pari Term Loans, if applicable) and customary consent fees for an amendment paid generally to consenting lenders.
“Alternate Currency” shall mean (i) with respect to any Letter of Credit, Canadian Dollars, Euros, Pound Sterling and Australian Dollars and any other currency other than Dollars as may be acceptable to the Administrative Agent and the Issuing Bank with respect thereto in their sole discretion and (ii) with respect to any Revolving Facility Loan, Canadian Dollars, Euros, Pound Sterling and Australian Dollars and any other currency other than Dollars that is approved in accordance with Section 1.09.

“Alternate Currency Borrowing” shall mean a Borrowing comprised of Alternate Currency Loans.
“Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in an Alternate Currency.
“Alternate Currency Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to BBSY or CDOR, as applicable, in accordance with the provisions of Article II.
“Amendment No. 1” shall mean that certain Amendment No. 1 to Credit Agreement, dated as of June 27, 2024, by and among the Administrative Agent and acknowledged and accepted by the Borrower.
“Amendment No. 2” shall mean that certain Amendment No. 2 to Credit Agreement, dated as of January 26, 2024, by and among the Borrower, the Loan Parties party thereto, the 2024 Repricing Term Lenders party thereto and the Administrative Agent.
“Amendment No. 2 Effective Date” shall mean January 26, 2024.
“Amendment No. 3” shall mean that certain Amendment No. 3 to Credit Agreement, dated as of August 21, 2024, by and among the Borrower, the Loan Parties party thereto, the 2024 Second Repricing Term Lenders party thereto and the Administrative Agent.
“Amendment No. 3 Effective Date” shall mean August 21, 2024.
“Amendment No. 4” shall mean that certain Amendment No. 4 to Credit Agreement and Incremental Assumption Agreement, dated as of August 6, 2025, by and among the Borrower, the Loan Parties party thereto, the 2025 Refinancing Revolving Facility Lenders party thereto and the Administrative Agent.
“Amendment No. 4 Effective Date” shall mean August 6, 2025.
“Amendment No. 5” shall mean that certain Amendment No. 5 to Credit Agreement and Incremental Assumption Agreement, dated as of March 2, 2026, by and among the Borrower, the Loan Parties party thereto, the 2026 Term Lenders party thereto and the Administrative Agent.
“Amendment No. 5 Effective Date” shall mean March 2, 2026.
“Applicable Collateral Agent” shall mean the “Collateral Agent” (as defined in the Intercreditor Agreement) with respect to all Collateral.
“Applicable Commitment Fee” shall mean for any day (i) 0.25% per annum or (ii) with respect to any Other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Incremental Assumption Agreement.
“Applicable Date” shall have the meaning assigned to such term in Section 10.08(f).

“Applicable Law” shall mean, as to any person, all applicable Laws binding upon such person or to which such a person is subject.

“Applicable Margin” shall mean for any day (i) with respect to any 2026 Term Loan on and after the Amendment No. 5 Effective Date, 2.25% per annum in the case of any Term SOFR Loan and 1.25% per annum in the case of any ABR Loan, (ii) with respect to any 2025 Refinancing Revolving Facility Loan on and after the Amendment No. 4 Effective Date, 2.25% per annum in the case of any Term SOFR Loan, Eurocurrency Loan, Alternate Currency Loan or RFR Loan and 1.25% per annum in the case of any ABR Loan; provided, however, that on and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 5.04 upon the completion of the first full fiscal quarter of the Borrower ending after the Amendment No. 4 Effective Date, the “Applicable Margin” with respect to the 2025 Refinancing Revolving Facility Loans will be determined pursuant to the Pricing Grid, and (iii) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement relating thereto.
“Applicable Period” shall mean an Excess Cash Flow Period or an Excess Cash Flow Interim Period, as the case may be.
“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b)(ii).
“Arrangers” shall mean Morgan Stanley Senior Funding, Inc., Truist Securities, Inc., MUFG Bank, Ltd., U.S. Bank National Association, KeyBank National Association, Associated Bank, N.A., Barclays Bank PLC, Fifth Third Bank, National Association, The Northern Trust Company, PNC Bank, National Association and Valley National Bank.
“Asset Sale” shall mean any Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of, any asset or assets of the Borrower or any Subsidiary.
“Assignee” shall have the meaning assigned to such term in Section 10.04(b)(i).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 10.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.
“Assignor” shall have the meaning assigned to such term in Section 10.04(b)(iii).
“Australian Dollars” shall mean lawful and freely transferable currency of the Commonwealth of Australia (expressed in Australian dollars).
“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (d) of Section 2.14.
“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.
“Bail-in Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Guarantees” shall have the meaning assigned to such term in Section 2.05(a).
“BBSY” shall mean, with respect to any Alternate Currency Borrowing denominated in Australian dollars, the rate per annum equal to the greater of (x) the Bank Bill Swap Reference Bid Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period, and (y) 0.0%.
“BBSY Borrowing” shall mean, as to any Borrowing, the BBSY Loans comprising such Borrowing.
“BBSY Loan” shall mean a Loan that bears interest at a rate based on BBSY.
“Benchmark” shall mean, initially, with respect to any Term SOFR Loan, Eurocurrency Loan, Alternate Currency Loan or RFR Loan, the applicable Relevant Rate for Dollars or such Alternate Currency; provided that, if a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for Dollars or such Alternate Currency, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.14.
“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternate Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:
(1)the sum of: (a) Daily Simple SOFR and (b) the Benchmark Replacement Adjustment with respect thereto;
(2)the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Alternate Currency at such time and (b) the Benchmark Replacement Adjustment with respect thereto.
If at any time the Benchmark Replacement as determined pursuant to clause (1) or (2) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated or Alternate Currency syndicated credit facilities, as applicable, at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” the definition of “Term SOFR,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the

Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the central bank for the Alternate Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14  and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 2.14.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” shall have the meaning assigned to such term in Section 10.25.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 10.17.

“Borrowing” shall mean a group of Loans of a single Type under a single Facility, and made on a single date and, in the case of Term SOFR Loans, Eurocurrency Loans and Alternate Currency Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” shall mean (a) in the case of Term SOFR Loans, Eurocurrency Loans, Alternate Currency Loans and RFR Loans, $1,000,000, (b) in the case of ABR Loans, $1,000,000 and (c) in the case of Swingline Loans, $500,000.
“Borrowing Multiple” shall mean (a) in the case of Term SOFR Loans, Eurocurrency Loans, Alternate Currency Loans and RFR Loans, $500,000, (b) in the case of ABR Loans, $250,000 and (c) in the case of Swingline Loans, $250,000.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1.
“Budget” shall have the meaning assigned to such term in Section 5.04(e).
1“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that:
(a)if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a Business Day that is also a TARGET Day;
(b)if such day relates to any interest rate settings as to an RFR Loan, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and
(c)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro or Pound Sterling in respect of an Alternate Currency Loan denominated in a currency other than Euro or Pound Sterling, or any other dealings in any currency other than Euro or Pound Sterling to be carried out pursuant to this Agreement in respect of any such Alternate Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Canadian Dollars” shall mean lawful money of Canada.
“Canadian Dollar Swingline Loans” has the meaning assigned to such term in Section 2.04(a).
“Canadian Prime Rate” shall mean, at any time, the rate of interest per annum equal to the greater of: (a) the rate which the principal office of the Administrative Agent in Toronto, Ontario, Canada then quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for loans in Canadian Dollars made in Canada to commercial borrowers, and (b) the sum of (i) the average of the rates per annum for Canadian Dollar bankers’ acceptances having a term of one month that appears on the Reuters Screen CDOR Page at 10:00 a.m. (Toronto time) on the date of determination, as reported by the Administrative Agent (and if such screen is not available, any successor or similar service as may be selected by the Administrative Agent) and (ii) 1.00%.
“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person.
“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that obligations of the Borrower or its Subsidiaries, or of a special purpose or other entity not consolidated with the Borrower and its Subsidiaries, either existing on the Closing Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Borrower as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Borrower and its Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Closing Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Closing Date had they existed at that time, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness; provided, further, that all obligations of any person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements to be delivered pursuant to Section 5.04.
“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries.
“Captive Insurance Subsidiary” shall mean any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Collateral Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Collateral Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and each applicable Issuing Bank. “Cash Collateral”, “Cash Collateralized” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Interest Expense” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay-in-kind Interest Expense and other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the Transactions or upon entering into a Permitted Receivables Financing, and (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements; provided that Cash Interest Expense shall exclude any one time financing fees, including those paid in connection with the Transactions, or upon entering into a Permitted Receivables Financing or any amendment of this Agreement.
“Cash Management Agreement” shall mean any agreement to provide to the Borrower or any Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.
“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date), is an Agent, an Arranger, a Lender or an Affiliate of any such person, in each case, in its capacity as a party to such Cash Management Agreement.
“Casualty Event” shall mean any event that gives rise to the receipt by the Borrower or any of its Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property..
“CDOR Rate” shall mean, with respect to any Alternate Currency Borrowing denominated in Canadian dollars, the rate per annum equal to the greater of (x) the Canadian Dollar Offered Rate, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period, and (y) 0.0%.
“Central Bank Rate” shall mean, (A) the greater of (i) for any Loan denominated in (a) Pound Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, and (b) any other Alternate Currency determined after the Closing Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) 0.00%; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” shall mean for any day, for any Loan denominated in (a) Pound Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pound Sterling in effect on the last RFR Business Day in such period and (b) any other Alternate Currency determined after the Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term.
“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code.
A “Change in Control” shall be deemed to occur if:
(a)any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of voting power of the outstanding Voting Stock of the Borrower having more than 35% of the ordinary voting power for the election of directors of the Borrower; or
(b)during any period of twelve (12) consecutive months, a majority of the seats on the Board of Directors of the Borrower ceases to be composed of individuals (i) who were members of the Board of Directors of the Borrower on the first day of such period, (ii) whose election or nomination to the Board of Directors of the Borrower was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors of the Borrower or (iii) whose election or nomination to the Board of Directors of the Borrower was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors of the Borrower; or
(c)a “Change of Control” (as defined in any indenture or credit agreement in respect of any Junior Financing constituting Material Indebtedness) shall have occurred.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, or and any compliance by a Lender with any request or directive relating to international settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under the foregoing clauses (x) and (y) be deemed to be a “Change in Law” but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under United States of America cash flow term loan credit facilities.
“Charges” shall have the meaning assigned to such term in Section 10.09.
“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Term B Loans, 2024 Repricing Term Loans, 2024 Second Repricing Term Loans, 2026 Term Loans, Other Term Loans, Initial Revolving Loans or Other Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Term B Loans, 2024 Repricing Term Loans, 2024 Second Repricing Term Loans, 2026 Term Loans, Other Term Loans, Initial Revolving Loans or Other Revolving Loans. Other Term Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Term B Loans, the 2024 Repricing Term Loans, the 2024 Second Repricing Term Loans, the 2026 Term Loans or the Initial Revolving Loans, respectively, or from other Other Term Loans or other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.  For the avoidance of doubt, the 2026 Incremental Term Loans and the 2026 Refinancing Term Loans shall constitute a single Class of Loans.
“Class Loans” shall have the meaning assigned to such term in Section 10.08(f).
“Closing Date” shall mean August 12, 2021.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Lenders pursuant to any Security Document.
“Collateral Agent” shall mean Morgan Stanley Senior Funding, Inc., acting as collateral agent for the Secured Parties and any successor entity acting in such capacity.
“Collateral Agreement” shall mean the Credit Agreement Collateral Agreement, dated as of the date hereof as amended, restated, supplemented or otherwise modified from time to time, among the Borrower, each Subsidiary Loan Party party thereto and the Collateral Agent.
“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Sections 5.10(d), (e) and (g) and Schedule 5.10):

(a)on the Closing Date, the Collateral Agent shall have received (i) from the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement and (ii) from each Subsidiary Loan Party, a counterpart of the Guarantee Agreement, in each case duly executed and delivered on behalf of such person;
(b)on the Closing Date, (i)(x) all outstanding Equity Interests of the Borrower and all other outstanding Equity Interests, in each case, directly owned by the Loan Parties, other than Excluded Securities, and (y) all Indebtedness owing to any Loan Party, other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement and (ii) the Applicable Collateral Agent shall have received certificates or other instruments (if any) representing such Equity Interests (other than (x) in the case of the subsidiaries of the Seller, with respect to any such certificate or other instrument that has not been made available to the Loan Parties at least three (3) Business Days prior to the Closing Date, to the extent the Loan Parties have used commercially reasonable efforts to procure delivery thereof, which may instead be delivered within ten (10) Business Days after the Closing Date (or such later date as the Administrative Agent may reasonably agree) or (y) where physical delivery of any stock certificates would be impractical because of mandatory restrictions imposed by Governmental Authorities as a result of COVID-19; provided that, in the case of this clause (y), such certificates or other instruments shall in any event be delivered to the Administrative Agent within ten (10) Business Days after the Closing Date (or such later date as the Administrative Agent may reasonably agree)) and any notes or other instruments required to be delivered pursuant to the applicable Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;
(c)in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, the Collateral Agent shall have received (i) a supplement to the Collateral Agreement and the Guarantee Agreement and (ii) supplements to the other Security Documents, if applicable, in the form specified therefor or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Subsidiary Loan Party;
(d)after the Closing Date, (x) all outstanding Equity Interests of any person that becomes a Subsidiary Loan Party after the Closing Date and (y) subject to Section 5.10(f), all Equity Interests directly acquired by a Loan Party after the Closing Date (including the Equity Interests of any Special Purpose Receivables Subsidiary established after the Closing Date), other than Excluded Securities, shall have been pledged pursuant to the Collateral Agreement, together with stock powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;
(e)except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions required by the applicable Requirement of Law or reasonably requested by the Applicable Collateral Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document (it being acknowledged and agreed that, notwithstanding anything to the contrary in this Agreement or any Security Document, the Borrower and each Subsidiary Loan Party shall not have any obligation to perfect any security interest or lien, or record any notice thereof, in any Intellectual Property included in the Collateral in any jurisdiction other than the United States of America);
(f)within (x) 90 days after the Closing Date with respect to the Mortgaged Property set forth on Schedule 1.01(B) (or on such later date as the Applicable Collateral Agent may agree in its reasonable discretion) and (y) within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to Section 5.10, the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each such Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing in all filing or recording offices that the Applicable Collateral Agent may reasonably deem necessary or desirable in order to create a valid and enforceable Lien subject to no other Liens except Permitted Liens, at the time of recordation thereof, (ii) with respect to the Mortgage encumbering each such Mortgaged Property, opinions of counsel regarding the enforceability, due authorization, execution and delivery of the Mortgages and such other matters customarily covered in real estate counsel opinions as the Applicable Collateral Agent may reasonably request, in form and substance reasonably acceptable to the Applicable Collateral Agent, (iii) with respect to each such Mortgaged Property, the Flood Documentation and (iv) such other documents as the Applicable Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;
(g)within (x) 90 days after the Closing Date with respect to the Mortgaged Property set forth on Schedule 1.01(B) (or on such later date as the Applicable Collateral Agent may agree in its reasonable discretion) and (y) within the time periods set forth in Section 5.10 with respect to Mortgaged Properties encumbered pursuant to Section 5.10, the Collateral Agent shall have received (i) a policy or policies of title insurance (or marked up unconditional binder or commitment to issue such policy or policies) with respect to properties located in the United States of America, or a date-down and modification endorsement, if available, paid for by the Borrower, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements, coinsurance and reinsurance as the Applicable Collateral Agent may reasonably request and which are available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, and, where available at commercially reasonable rates in the jurisdiction where the applicable Mortgaged Property is located, a zoning report from a recognized vendor or zoning compliance letter from the applicable municipality in a form reasonably acceptable to the Applicable Collateral Agent, as the Applicable Collateral Agent may reasonably request with respect to properties located in the United States of America and (ii) a survey of each Mortgaged Property located in the United States of America (including all improvements, easements and other customary matters thereon reasonably required by the Applicable Collateral

Agent), as applicable, for which all necessary fees (where applicable) have been paid and which (A) complies in all material respects with the minimum detail requirements of the American Land Title Association and American Congress of Surveying and Mapping as such requirements are in effect on the date of preparation of such survey and (B) is sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property or (C) is otherwise reasonably acceptable to the Applicable Collateral Agent;
(h)evidence of the insurance (if any) required by the terms of Section 5.02 hereof shall have been received by the Collateral Agent; and
(i)after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or the Collateral Agreement, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).
“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment and Term Facility Commitment and (b) with respect to any Swingline Lender, its Swingline Commitment (it being understood that a Swingline Commitment does not increase the applicable Swingline Lender’s Revolving Facility Commitment).
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capitalized Lease Obligations, Indebtedness for borrowed money, purchase money Indebtedness and any guarantees with respect to any of the foregoing of the Borrower and its Subsidiaries determined on a consolidated basis on such date in accordance with GAAP.
“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,
(i)any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto), including any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of the Borrower, any Investment, acquisition, Disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition-related expenses, and Transaction Expenses incurred before, on or after the Closing Date), in each case, shall be excluded,
(ii)any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets and any net after-tax gain or loss on the Dispositions of Disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,
(iii)any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower) shall be excluded,
(iv)any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,
(v)the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) in respect of such period,
(vi)the cumulative effect of a change in accounting principles during such period shall be excluded,
(vii)effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(viii)any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded,
(ix)any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,
(x)accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,

(xi)non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,
(xii)[Reserved],
(xiii)any non-cash charges for deferred tax asset valuation allowances shall be excluded,
(xiv)any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,
(xv)(a) the Net Income of any person and its Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Equity Interests of such Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any person in excess of amounts included in clause (v) above shall be included,
(xvi)(A) the non-cash portion of “straight-line” rent expense shall be excluded and (B) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included,
(xvii)(A) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period), and
(xviii)(A) revenues received during the relevant period in advance of sales, for which recognition has been deferred under GAAP, shall be included in the relevant period and (B) the amount of deferred revenues recognized under GAAP during the relevant period shall be excluded to the extent such revenues were recognized in a prior period.
“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Borrower and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), as applicable, calculated on a Pro Forma Basis after giving effect to any acquisition or Disposition of a person or assets that may have occurred on or after the last day of such fiscal quarter.
“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Corresponding Tenor” shall mean, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” shall have the meaning assigned to such term in Section 10.25.
“Covered Party” shall have the meaning assigned to such term in Section 10.25.
“Credit Event” shall have the meaning assigned to such term in Article IV.
“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)the greater of (i) $243,500,000 and (ii) 50% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); plus
(b)an amount, not less than zero in the aggregate, equal to 50% of Consolidated Net Income of the Borrower and its Subsidiaries for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Amendment No. 5 Effective Date occurs to the end of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); plus
(c)Declined Amounts; plus
(d)(i) the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by the Borrower) of property other than cash) from the sale of Equity Interests of the Borrower after the Amendment No. 5 Date and on or prior to such time (including upon exercise of warrants or options), which proceeds have been contributed as common equity to the capital of the Borrower, and (ii) common Equity Interests of the Borrower issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Loan Obligations in right of payment) of the Borrower or any Subsidiary owed to a person other than the Borrower or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided that this clause (d) shall exclude (i) sales of Equity Interests financed as contemplated by Section 6.04(e) or used as described in clause (ix) of the definition of EBITDA and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b) and (ii) Disqualified Stock, plus
(e)100% of the aggregate amount of contributions as common equity to the capital of the Borrower received in cash and Permitted Investments (and the fair market value (as determined in good faith by the Borrower) of property other than cash) after the Amendment No. 5 Effective Date (subject to the same exclusions as are applicable to clause (d) above as set forth in the proviso to such clause (d)); plus
(f)100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Borrower or any Subsidiary thereof issued after the Amendment No. 5 Effective Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in the Borrower, plus
(g)100% of the aggregate amount received by the Borrower or any Subsidiary in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash received by the Borrower or any Subsidiary) after the Amendment No. 5 Effective Date from:
(1)the sale (other than to the Borrower or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary that was originally designated as such by use of the Cumulative Credit, or
(2)any dividend or other distribution by an Unrestricted Subsidiary that was originally designated as such by use of the Cumulative Credit, plus
(h)in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into the Borrower or any Subsidiary, the fair market value (as determined in good faith by the Borrower) of the Investments of the Borrower or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus
(i)an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j)(ii), minus
(j)any amounts thereof used to make Investments pursuant to Section 6.04(j)(ii) after the Amendment No. 5 Effective Date prior to such time, minus
(k)the cumulative amount of Restricted Payments made pursuant to Section 6.06(e) prior to such time, minus
(l)any amount thereof used to make payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i)(E) (other than payments made with proceeds from the issuance of Equity Interests that were excluded from the calculation of the Cumulative Credit pursuant to clause (d) above).
“Current Assets” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).
“Current Liabilities” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv), (a)(v), and (a)(vii) of the definition of such term.
“Daily Simple RFR” shall mean, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) for any RFR Loan denominated in Pound Sterling, SONIA for the day that is 5 RFR Business Days prior (or such other period as determined by the Borrower and the Administrative Agent based on then-prevailing market conventions) to (i) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (ii) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (b) 0.00%. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.
“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Debt Service” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Declined Amounts” shall have the meaning assigned to such term in Section 2.10(c)(i).
“Declining Lender” shall have the meaning assigned to such term in Section 2.10(c)(i).
“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.
“Default Right” shall have the meaning assigned to such term in Section 10.25.
“Defaulting Lender” shall mean, subject to Section 2.22, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder (unless such Lender has delivered to the Administrative Agent and the Borrower within such two (2) Business Day period a notice identifying which conditions precedent to funding were not satisfied and the Event of Default (if any) associated therewith) or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Swingline Lender, Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent disposition of such Designated Non-Cash Consideration.
“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.
“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose of any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.
“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Documentation Agents” shall mean PNC Bank, National Association and Valley National Bank.
“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other applicable date of determination) for the purchase of Dollars with such currency.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“EBITDA” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xv) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDA is being determined):

(i)provision for Taxes based on income, profits or capital of the Borrower and its Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),
(ii)Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Borrower and its Subsidiaries for such period,
(iii)depreciation and amortization expenses of the Borrower and its Subsidiaries for such period including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,
(iv)business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of strategic operating review,  inventory optimization programs, facility closure, facility consolidations, recruiting, signing, retention or completion bonuses and expenses, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, a Responsible Officer of the Borrower shall have delivered to the Administrative Agent an officer’s certificate specifying and quantifying such expense or charge,
(v)any other non-cash charges,
(vi)costs or charges attributable to the undertaking or implementation of any cost savings initiatives, business optimization initiatives, operating expense initiatives, or synergies or restructuring charges and related charges, accruals or reserves (including costs related to the opening, pre-opening, expansion, closure and/or consolidation of offices, facilities and other locations (including rent termination, moving and relocation costs), costs related to discontinued operations, costs relating to entry into a new market, project startup costs, costs relating to any strategic initiative or new operations and conversion costs and any business development, consulting or legal costs and fees relating to the foregoing),
(vii)any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of Equity Interests, Investment, acquisition, Disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to the First Lien Notes and this Agreement, (y) any amendment or other modification of the Obligations or other Indebtedness (including any Permitted Refinancing Indebtedness) and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing,
(viii)the amount of loss on sale of receivables and related assets to a Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing,
(ix)any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary Loan Party (other than contributions received from the Borrower or another Subsidiary Loan Party) or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock),
(x)pro forma cost savings, operating expense reductions and synergies related to, and net of the amount of actual benefits realized during such period from, the Transactions that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken, committed to be taken or are expected to be taken (in the good faith determination of the Borrower), in each case, within twenty four (24) months after the Closing Date,
(xi)the amount of management, monitoring, consulting, transaction and advisory fees and related indemnities and expenses actually paid by or on behalf of, or accrued by, the Borrower or any of its Subsidiaries to the extent permitted under this Agreement,
(xii)any earn-out obligation and contingent consideration obligations (including adjustments thereof and purchase price adjustments) incurred in connection with the Transactions, any Investment made in compliance with Section 6.03 or any Investment consummated prior to the Closing Date, which is paid or accrued during such period,
(xiii)the amount of any charge, cost or expense in connection with a single or one-time event, including, without limitation, in connection with (x) the Transactions and/or any acquisition or other investment consummated before or after the Closing Date and (y) the consolidation, closing or reconfiguration of any facility during such period,
(xiv)adjustments and add backs reflected in the Model, and
(xv)pro forma cost savings, operating expense reductions and synergies related to, and net of the amount of actual benefits realized during such period from, acquisitions or other investments, dispositions, Specified Transactions (including, for the avoidance of doubt, any such transactions occurring prior to the Closing Date), restructurings, cost savings initiatives or other initiatives, in each case, that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be realized and to result from actions that have been taken or with respect to which substantial steps have been taken, committed to be taken or are expected to be taken (in the good faith determination of the Borrower), in each case, within eighteen  (18) months after such acquisition or other investment, disposition or other Specified Transaction, restructuring, cost savings initiative or other initiative; provided that the aggregate amount of such cost savings, operating expense reductions or synergies shall not exceed 20% of EBITDA in any four fiscal quarter period (calculated prior to giving effect to such addback);
minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and its Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).
Notwithstanding anything to the contrary contained herein and subject to adjustments permitted hereunder with respect to acquisitions, Dispositions and other transactions occurring following the Closing Date and/or pursuant to the definition of “Pro Forma Basis”, for purposes of determining EBITDA under this Agreement, EBITDA for the fiscal quarters ended September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021 shall be deemed to be as set forth on Schedule 1.01(F) to this Agreement.
“ECF Threshold Amount” shall have the meaning assigned to such term in Section 2.11(c).
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, or as otherwise defined in any Environmental Law.
“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, use, transport, management,

Release or threatened Release of, or exposure to, any hazardous material or to public or employee health and safety matters (to the extent relating to the environment or hazardous materials).
“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.
“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any Reportable Event with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (j) the withdrawal of any of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (k) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title

IV of ERISA; or (l) the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Interpolated Rate” shall mean, at any time, with respect to any Eurocurrency Revolving Facility Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBO Screen Rate for the longest period (for which the EURIBO Screen Rate is available for Euros) that is shorter than the Impacted EURIBO Rate Interest Period; and (b) the EURIBO Screen Rate for the shortest period (for which the EURIBO Screen Rate is available for Euros) that exceeds the Impacted EURIBO Rate Interest Period, in each case, at such time.
“EURIBO Rate” shall mean, with respect to any Eurocurrency Revolving Facility Borrowing denominated in Euros and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBO Rate Interest Period”) with respect to Euros then the EURIBO Rate shall be the EURIBO Interpolated Rate.
“EURIBO Screen Rate” shall mean the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period.  If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.
“Eurocurrency Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to EURIBOR in accordance with the provisions of Article II.
“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Excess Cash Flow” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Applicable Period, EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Applicable Period, minus, without duplication, (A):

(a)Debt Service for such Applicable Period,
(b)the amount of any voluntary prepayment permitted hereunder of term Indebtedness during such Applicable Period (other than any voluntary prepayment of the Term Loans, which shall be the subject of Section 2.11(c)) and the amount of any voluntary prepayments of revolving Indebtedness to the extent accompanied by permanent reductions of any revolving facility commitments (other than any voluntary prepayments of the Revolving Facility Commitment, which shall be the subject of Section 2.11(c)) during such Applicable Period to the extent an equal amount of loans thereunder was simultaneously repaid, so long as the amount of such prepayment is not already reflected in Debt Service,
(c)(i) Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period that are paid in cash and (ii) the aggregate consideration paid in cash during the Applicable Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments and intercompany Investments in Subsidiaries),
(d)Capital Expenditures, Permitted Business Acquisitions or other Investments permitted by this Agreement (excluding Permitted Investments and intercompany Investments in Subsidiaries) that the Borrower or any Subsidiary shall, during such Applicable Period, become obligated to make or otherwise anticipated to make payments with respect thereto but that are not made during such Applicable Period; provided that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Applicable Period, signed by a Responsible Officer of the Borrower and certifying that payments in respect of such Capital Expenditures, Permitted Business Acquisitions or other Investments permitted by this Agreement are expected to be made in the following Excess Cash Flow Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Applicable Period,
(e)Taxes paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Applicable Period or that will be paid within six months after the close of such Applicable Period; provided that with respect to any such amounts to be paid after the close of such Applicable Period, (i) any amount so deducted shall not be deducted again in a subsequent Applicable Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,
(f)an amount equal to any increase in Working Capital of the Borrower and its Subsidiaries for such Applicable Period and any anticipated increase, estimated by the Borrower in good faith, for the following Excess Cash Flow Period,
(g)cash expenditures made in respect of Hedging Agreements during such Applicable Period, to the extent not reflected in the computation of EBITDA or Interest Expense,
(h)permitted Restricted Payments paid in cash by the Borrower during such Applicable Period and permitted Restricted Payments paid by any Subsidiary to any person other than the Borrower or any of its Subsidiaries during such Applicable Period, in each case in accordance with Section 6.06 (other than Section 6.06(e)),
(i)amounts paid in cash during such Applicable Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the Borrower and its Subsidiaries in a prior Applicable Period and (B) reserves or accruals established in purchase accounting,
(j)to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and
(k)the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Applicable Period), or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Applicable Period, plus, without duplication, (B):
(a)an amount equal to any decrease in Working Capital of the Borrower and its Subsidiaries for such Applicable Period,
(b)all amounts referred to in clauses (A)(b), (A)(c) and A(d) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capitalized Lease Obligations and purchase money Indebtedness, but excluding proceeds of extensions of credit under any revolving credit facility), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,
(c)to the extent any permitted Capital Expenditures, Permitted Business Acquisitions or Investments permitted by this Agreement referred to in clause (A)(d) above do not occur in the following Applicable Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (A)(d) above, the amount of such Capital Expenditures, Permitted Business Acquisitions or Investments permitted by this Agreement that were not so made in such following Applicable Period,
(d)cash payments received in respect of Hedging Agreements during such Applicable Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(e)any extraordinary or nonrecurring gain realized in cash during such Applicable Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b)), and
(f)the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Applicable Period.
“Excess Cash Flow Interim Period” shall mean, (x) during any Excess Cash Flow Period, any one, two, or three-quarter period (a) commencing on the later of (i) the end of the immediately preceding Excess Cash Flow Period and (ii) if applicable, the end of any prior Excess Cash Flow Interim Period occurring during the same Excess Cash Flow Period and (b) ending on the last day of the most recently ended fiscal quarter (other than the last day of the fiscal year) during such Excess Cash Flow Period for which financial statements are available and (y) during the period from the Closing Date until the beginning of the first Excess Cash Flow Period, any period commencing on the Closing Date and ending on the last day of the most recently ended fiscal quarter for which financial statements are available.
“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on June 30, 2027.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.
“Excluded Property” shall have the meaning assigned to such term in Section 5.10(f).
“Excluded Securities” shall mean any of the following:
(a)any Equity Interests or Indebtedness with respect to which the Applicable Collateral Agent and the Borrower reasonably agree that the cost or other consequences of pledging such Equity Interests or Indebtedness in favor of the Secured Parties under the Security Documents are likely to be excessive in relation to the value to be afforded thereby;
(b)in the case of any pledge of voting Equity Interests of any Foreign Subsidiary (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the Obligations, any voting Equity Interest of such Foreign Subsidiary in excess of 65% of the outstanding Equity Interests of such class;
(c)in the case of any pledge of voting Equity Interests of any FSHCO (in each case, that is owned directly by the Borrower or a Subsidiary Loan Party) to secure the

Obligations, any voting Equity Interest of such FSHCO in excess of 65% of the outstanding Equity Interests of such class;
(d)any Equity Interests or Indebtedness to the extent the pledge thereof would be prohibited by any Requirement of Law;
(e)any Equity Interests of any person that is not a Wholly Owned Subsidiary to the extent that (A) a pledge thereof to secure the Obligations is prohibited by (i) any applicable organizational documents, joint venture agreement or shareholder agreement or (ii) any other contractual obligation with an unaffiliated third party not in violation of Section 6.09(c) (other than, in the case of this subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law), (B) any organizational documents, joint venture agreement or shareholder agreement (or other contractual obligation referred to in subclause (A)(ii) above) prohibits such a pledge without the consent of any other party; provided, that this clause (B) shall not apply if (1) such other party is a Loan Party or a Wholly Owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and for so long as such organizational documents, joint venture agreement or shareholder agreement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Loan Party or a Wholly Owned Subsidiary) to any organizational documents, joint venture agreement or shareholder agreement governing such Equity Interests (or other contractual obligation referred to in subclause (A)(ii) above) the right to terminate its obligations thereunder (other than, in the case of other contractual obligations referred to in subclause (A)(ii), customary non-assignment provisions which are ineffective under Article 9 of the Uniform Commercial Code or other applicable Requirements of Law); provided, the Equity Interests of any Wholly Owned Subsidiary shall not constitute Excluded Equity Interests solely on the basis of such Subsidiary becoming a non-Wholly Owned Subsidiary unless the transaction by which such Subsidiary became a non-Wholly Owned Subsidiary complied with Section 10.18(b);
(f)any Equity Interests of any Immaterial Subsidiary and any Unrestricted Subsidiary;
(g)any Equity Interests of any Subsidiary of, or other Equity Interests owned by, a Foreign Subsidiary;
(h)any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests could reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in consultation with the Administrative Agent;
(i)any Equity Interests that are set forth on Schedule 1.01(A) to this Agreement or that have been identified on or prior to the Closing Date in writing to the Agent by a Responsible Officer of the Borrower and agreed to by the Administrative Agent; and

(j)any Margin Stock.
“Excluded Subsidiary” shall mean any of the following (except as otherwise provided in clause (b) of the definition of Subsidiary Loan Party):
(a)each Immaterial Subsidiary,
(b)each Domestic Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary),
(c)each Domestic Subsidiary that is prohibited from guaranteeing or granting Liens to secure the Obligations by any Requirement of Law or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations (unless such consent, approval, license or authorization has been received) (but excluding any restriction in any organizational documents of such Domestic Subsidiary),
(d)each Domestic Subsidiary that is prohibited by any applicable contractual requirement from guaranteeing or granting Liens to secure the Obligations on the Amendment No. 5 Effective Date or at the time such Subsidiary becomes a Subsidiary not in violation of Section 6.09(c) (and for so long as such restriction or any replacement or renewal thereof is in effect); provided that such contractual obligation was not entered into in contemplation thereof,
(e)any Special Purpose Receivables Subsidiary or any other special purpose vehicle entity used for permitted receivables facilities or other facilities requiring non-consolidation;
(f)any Foreign Subsidiary,
(g)any Domestic Subsidiary (i) that is a FSHCO or (ii) that is a Subsidiary of a Foreign Subsidiary,
(h)any other Domestic Subsidiary with respect to which, (x) the Administrative Agent and the Borrower reasonably agree that the cost or other consequences of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby or (y) providing such a Guarantee or granting such Liens could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower,
(i)each Unrestricted Subsidiary,
(j)any Captive Insurance Subsidiary, and
(k)any not for profit Subsidiary.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Borrower. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (d) any withholding Taxes imposed under FATCA.
“Existing Class Loans” shall have the meaning assigned to such term in Section 10.08(f).

“Existing Indebtedness Refinancing” shall mean (a) (i) the prepayment of all of the existing and outstanding indebtedness under that certain Credit Agreement, dated as of April 13, 2018 (as amended from time to time, the “Existing Borrower Credit Agreement”), among the Borrower, certain of the Borrower’s subsidiaries identified therein, the lenders party thereto and Bank of America, N.A., as administrative agent, (ii) the termination of the Existing Borrower Credit Agreement and any related agreements under which such indebtedness was issued or incurred and (iii) termination and release of all related security and guarantees (if any) and (b) (i) the termination and release of all security and guarantees (if any) with respect to the Walden Target and its subsidiaries under the Third Amended and Restated Credit Agreement, dated as of October 7, 2019 among the Seller, as borrower, the lending institutions from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent and (ii) terminate and release all security and guarantees (if any) with respect to the Walden Target and its subsidiaries under the Indenture dated as of April 21, 2017 among the Seller, as issuer, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.21(e).
“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).
“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).
“Extension” shall have the meaning assigned to such term in Section 2.21(e).
“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, as of the Closing Date there are two Facilities (i.e., the Term B Facility and the Revolving Facility Commitments established on the Closing Date and the extensions of credit thereunder) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Morgan Stanley Senior Funding, Inc. on such day on such transactions as determined by the Administrative Agent.
“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letters” shall mean, collectively, (i) that certain Amended and Restated Fee Letter, dated as of February 3, 2021, by and among the Borrower, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, MUFG Bank, Ltd. and Fifth Third Bank, National Association, as amended by that certain Side Letter, dated as of August 12, 2021 by and among the Borrower, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Loan Funding LLC, MUFG Bank, Ltd. and Fifth Third Bank, National Association, (ii) that certain Side Letter, dated as of August 12, 2021, by and between the Borrower and Associated Bank, N.A, (iii) that certain Side Letter, dated as of August 12, 2021, by and between the Borrower and PNC Bank, National Association and (iv) that certain Side Letter, dated as of August 12, 2021, by and between the Borrower and The Northern Trust Company.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the Issuing Bank Fees and the Administrative Agent Fees.
“Financial Covenant” shall mean the covenant of the Borrower set forth in Section 6.11.
“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.
“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the date hereof by and among Morgan Stanley Senior Funding Inc., as Collateral Agent and as Authorized Representative (as defined therein) under this Agreement, U.S. Bank National Association, as Initial Other Authorized Representative (as defined therein) and Notes Collateral Agent (as defined therein), and each additional Authorized Representative (as defined therein) from time to time party thereto, as such document may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time.
“First Lien Note Documents” shall mean the First Lien Notes Indenture and the other “Notes Documents” under and as defined in the First Lien Notes Indenture, as each such document may be amended, restated, supplemented or otherwise modified from time to time.
“First Lien Notes” shall mean the $800,000,000 in aggregate principal amount of the Borrower’s 5.50% First-Priority Senior Secured Notes due 2028 issued pursuant to the First Lien Notes Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the First Lien Notes.
“First Lien Notes Indenture” shall mean the Indenture dated as of March 1, 2021 among the Borrower, as issuer and U.S. Bank National Association, as indenture trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time.
“First Lien Notes Offering Memorandum” shall mean the Confidential Offering Memorandum, dated February 8, 2021, as amended by the supplement containing the amended preliminary offering memorandum dated February 12, 2021, in respect of the First Lien Notes.
“First Lien/Second Lien Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit H hereto (which agreement in substantially such form or with immaterial changes thereto the Administrative Agent is authorized to enter into) together with any material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such material changes) is reasonable and to have consented to such intercreditor agreement (with such material changes) and to the Administrative Agent’s execution thereof.
“Flood Documentation” shall mean, with respect to each Mortgaged Property located in the United States of America or any territory thereof, (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (to the extent a Mortgaged Property is located in a Special Flood Hazard Area, together with a notice about Special Flood

Hazard Area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto) and (ii) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.02(c) hereof and the applicable provisions of the Security Documents, each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Collateral Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Applicable Collateral Agent.
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” shall mean, for the Loans or any tranche thereof, as applicable, the benchmark rate floor provided for in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, the Adjusted EURIBO Rate, BBSY, CDOR or the Daily Simple RFR, as applicable.
“Foreign Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“FSHCO” shall mean any Subsidiary that owns no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs and/or of one or more FSHCOs.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02.
“General Debt Basket” shall mean the basket set forth in Section 6.01(k).
“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.
“Guarantee Agreement” shall mean the Guarantee Agreement (First-Lien) dated as of the date hereof between each Subsidiary Loan Party and the Collateral Agent.
“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”
“Guarantors” shall mean the Loan Parties other than the Borrower.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, defined or subject to regulation as hazardous or toxic materials, contaminants, pollutants or words of similar import or which can give rise to liability under any Environmental Law.
“Hedge Bank” shall mean any person that is (or an Affiliate thereof is) an Agent, an Arranger or a Lender on the Closing Date (or any person that becomes an Agent, Arranger or Lender or Affiliate thereof after the Closing Date) and that enters into a Hedging Agreement, in each case, in its capacity as a party to such Hedging Agreement.
“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Hedging Agreement.
“Historical Borrower Financial Statements” shall mean, with respect to the Borrower and its Subsidiaries, (i) audited consolidated balance sheets and related consolidated statements of income, shareholder’s equity and cash flows for the three most recently completed fiscal years ended at least 60 days prior to the Closing Date (and the related audit reports) and (ii) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements and at least 40 days prior to the Closing Date (other than the fourth fiscal quarter) (and comparable periods for the prior fiscal year).

“Historical Walden Financial Statements” with respect to the Walden Target and its Subsidiaries, (i) the audited carveout consolidated statement of operations, consolidated balance sheet, consolidated statement of cash flows and consolidated statement of changes in member’s equity for the Walden Target and its Subsidiaries as of and for the fiscal years ended December 31, 2018 and 2019 and thereafter for the most recently completed fiscal years ended at least 60 days prior to the Closing Date, including the notes and schedules thereto, accompanied by the reports thereon of the Walden Target’s and its Subsidiaries’ independent auditors for the years then ended; (ii) the unaudited carveout consolidated statement of operations, consolidated balance sheet, consolidated statement of cash flows and consolidated statement of changes in member’s equity for the Walden Target and its Subsidiaries as of and for the six months ended June 30, 2020, and the comparable prior period, including the notes and schedules thereto, accompanied by the reports thereon of the Walden Target’s and its Subsidiaries’ independent auditors; and (iii) the unaudited carveout consolidated statement of operations, consolidated balance sheet, consolidated statement of cash flows and consolidated statement of changes in member’s equity for the Walden Target and its Subsidiaries as of and for each subsequent interim fiscal quarter ended since the last audited financial statements and at least 40 days prior to the Closing Date (other than the fourth fiscal quarter), and the comparable prior period, including the notes and schedules thereto, accompanied by the reports thereon of the Walden Target’s and its Subsidiaries’ independent auditors.

“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b), have assets with a value in excess of 5.0% of Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and its Subsidiaries on a consolidated basis as of such date, and (b) taken together with all Immaterial Subsidiaries as of such date, did not have assets with a value in excess of 10% of Consolidated Total Assets or revenues representing in excess of 10% of total revenues of the Borrower and its Subsidiaries on a consolidated basis as of such date; provided that the Borrower may elect in its sole discretion to exclude as an Immaterial Subsidiary any Subsidiary that would otherwise meet the definition thereof. Each Immaterial Subsidiary as of the Closing Date shall be set forth in Schedule 1.01(C), and the Borrower shall update such Schedule from time to time after the Closing Date as necessary to reflect all Immaterial Subsidiaries at such time (the selection of Subsidiaries to be added to or removed from such Schedule to be made as the Borrower may determine).
“Impacted EURIBO Rate Interest Period” shall have the meaning assigned to it in the definition of EURIBO Rate.
“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of the Borrower, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.
“Incremental Amount” shall mean, at any time, the sum of:
(i)the greater of (x) $487,000,000 and (y) 100% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); plus
(ii)the amount of the then-available General Debt Basket to the extent allocated to the Incremental Amount by the Borrower; plus
(iii)(i) in the case of any Incremental Facility that serves to effectively extend the maturity of the Term Loans or the Revolving Facility, an amount equal to the portion of the Term Loans or the Revolving Facility to be replaced with such Incremental Facility and (ii) in the case of any Incremental Facility that serves to effectively replace any Commitment or Loan terminated pursuant to “yank-a-bank” provisions, an amount equal to the portion of the relevant Commitments or Loans to be replaced with such Incremental Facility; plus
(iv)the aggregate principal amount of (x) all voluntary prepayments, redemptions and repurchases (including those made through (A) debt buybacks (whether or not offered to all lenders), which shall be deemed to be in the principal amount of the Term Loans or other Indebtedness purchased or retired in connection with such buyback and (B) amounts paid pursuant to the “yank-a-bank” provisions of this Agreement or (in the case of Indebtedness other than Term Loans) the other applicable agreement governing such Indebtedness, to the extent such Term Loans or other Indebtedness is retired rather than assigned) of Term Loans, Incremental Equivalent Debt or other Indebtedness (in the case of Incremental Equivalent Debt or other Indebtedness, to the extent it is secured on a pari passu basis with respect to security with the Obligations), and/or (y) all permanent reductions of the Revolving Facility Commitments or commitments in respect of any Incremental Equivalent Debt, in each case of clause (x) and (y), except to the extent (I) such prepayments, redemptions or repurchases were funded with the proceeds of long-term Indebtedness (other than revolving credit facilities) or (II) such Term Loans, Incremental Equivalent Debt or other Indebtedness were incurred, or reclassified as having been incurred, after the Amendment No. 5 Effective Date pursuant to clause (v) below (or pursuant to any other debt incurrence ratio-based basket herein that is similar to clause (v) below) (together with clauses (i)-(iii) above, the “Fixed Incremental Amount”, which shall be reduced by previously used amounts of the Fixed Incremental Amount for Incremental Facilities and Incremental Equivalent Debt); plus
(v)any additional amounts so long as immediately after giving effect to the establishment of the commitments in respect thereof (and assuming such commitments are fully drawn) and the use of proceeds of the loans thereunder, the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than (I) 2.50 to 1.00 or (II) to the extent such Indebtedness is incurred in connection with a Permitted Business Acquisition or other Investment, the Net First Lien Leverage Ratio as of the most recently ended Test Period immediately prior to such transaction) (the “Ratio Incremental Amount”); provided that, for purposes of this clause (v) net cash proceeds of Incremental Loans incurred at such time shall not be netted against the applicable amount of Consolidated Debt for purposes of such calculation of the Net First Lien Leverage Ratio or the Net Secured Leverage Ratio; provided, further, that for purposes of this clause (v), if the proceeds of the relevant Incremental Facility will be applied to finance a Limited Condition Transaction, the Ratio Incremental Amount will be determined in accordance with Section 1.07;

provided, that for purposes of determining the Incremental Amount, (A) if the Borrower incurs Indebtedness under an Incremental Facility or Incremental Equivalent Debt using the Fixed Incremental Amount on the same date that it incurs Indebtedness using the Ratio Incremental Amount, the Net First Lien Leverage Ratio or other applicable ratio will be calculated without regard to any incurrence of Indebtedness under the Fixed Incremental Amount, (B) if the applicable incurrence test is satisfied on a Pro Forma Basis after giving effect to any Incremental Facility or Incremental Equivalent Debt in lieu thereof, such Incremental Facility or Incremental Equivalent Debt, as applicable, may be incurred under the Ratio Incremental Amount regardless of whether there is capacity under the Fixed Incremental Amount and (C)  in the event that any Incremental Facility or Incremental Equivalent Debt (or a portion thereof) incurred under a Fixed Incremental Amount subsequently meets the criteria of Indebtedness permitted to be incurred under the Ratio Incremental Amount, the Borrower, in its sole discretion, at such time may divide and classify any such Indebtedness as Indebtedness incurred under the Ratio Incremental Amount, and the applicable Fixed Incremental Amount shall be deemed to be increased by the amount so reclassified.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.
“Incremental Commitment” shall mean an Incremental Term Loan Commitment or an Incremental Revolving Facility Commitment.
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(l).
“Incremental Facility” shall mean any Incremental Term Facility or any facility in respect of Incremental Revolving Loans.
“Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving Loan.
“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to the Borrower.
“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.
“Incremental Revolving Loan” shall mean (i) Revolving Facility Loans made by one or more Revolving Facility Lenders to the Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Revolving Loans (including in the form of Extended Revolving Loans or Replacement Revolving Loans, as applicable), or (iii) any of the foregoing.
“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.
“Incremental Term Facility” shall mean any Class of Incremental Term Loan Commitments and the Incremental Term Loans made thereunder.
“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.
“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.
“Incremental Term Loan Installment Date” shall have, with respect to any Class of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(ii).

“Incremental Term Loans” shall mean (i) Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(f) consisting of additional 2026 Term Loans and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans (including in the form of Extended Term Loans or Refinancing Term Loans, as applicable), or (iii) any of the foregoing.
“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (i)) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capitalized Lease Obligations and purchase money indebtedness of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedging Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) to (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (A) trade and other ordinary-course payables, accrued expenses, and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP or (E) in the case of the Borrower and its Subsidiaries, (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and its Subsidiaries. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness limits the liability of such person in respect thereof. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).
“Ineligible Institution” shall mean (i) the persons separately identified in writing to the Administrative Agent by the Borrower prior to the Amendment No. 5 Effective Date, (ii) competitors of the Borrower and its subsidiaries that are in the same or a similar line of business and that are designated in writing by the Borrower to the Administrative Agent prior to the Amendment No. 5 Effective Date or from time to time thereafter and (iii) in the case of the entities referenced in clauses (i) and (ii) (the “Primary Ineligible Institutions”), any of such Primary Ineligible Institution’s Affiliates that are (x) identified in writing by the Borrower to the Administrative Agent from time to time or (y) readily identifiable on the basis of such Affiliate’s name, and in each case, to the extent such Affiliates are not bona fide debt funds or investment vehicles that are primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and with respect to which the Primary Ineligible Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Affiliate); provided that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any person who previously acquired and continues to hold, any Loans, Commitments or participations prior to the receipt of such notice with respect to such Loans or Commitments held by it immediately prior to becoming an Ineligible Institution.
“Information” shall have the meaning assigned to such term in Section 3.14(a).
“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility Commitment on the same terms as the Revolving Facility Loans referred to in clause (i) of this definition.
“Intellectual Property” shall have the meaning assigned to such term in the Collateral Agreement.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.
“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense, (b) capitalized interest of such person, and (c) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any person other than the Borrower or a Subsidiary Loan Party. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and its Subsidiaries with respect to Hedging Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Interest Payment Date” shall mean, (a) with respect to any Term SOFR Loan, Eurocurrency Loan or Alternate Currency Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (iii) in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last Business Day of each calendar quarter, (c) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or if there is no such numerically corresponding day in such month, then the last day of such month)) and (d) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).
“Interest Period” shall mean, as to any Term SOFR Borrowing, Eurocurrency Borrowing and Alternate Currency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (or 12 months or any shorter period, if agreed to by the Administrative Agent and all relevant Lenders) (in each case, subject to the availability thereof), as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Investment” shall have the meaning assigned to such term in Section 6.04.
“IRS” shall mean the United States Internal Revenue Service.
“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Issuing Bank” shall mean (i) Morgan Stanley Bank, N.A., Truist Bank, MUFG Bank, Ltd., U.S. Bank National Association, KeyBank National Association, Associated Bank, N.A., Barclays Bank PLC, Fifth Third Bank, National Association, The Northern Trust Company, PNC Bank, National Association and Valley National Bank and (ii) each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).
“Joint Bookrunners” shall mean Morgan Stanley Senior Funding, Inc., Truist Securities, Inc., MUFG Bank, Ltd. and U.S. Bank National Association.
“Judgment Currency” shall have the meaning assigned to such term in Section 10.19.

“Junior Financing” shall mean any Indebtedness that is contractually subordinated in right of payment to the Loan Obligations.
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).
“LCT Election” shall have the meaning assigned to such term in Section 1.07.
“LCT Test Date” shall have the meaning assigned to such term in Section 1.07.
“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination.
“Lender” shall mean each financial institution listed on Schedule 2.01, each 2025 Refinancing Revolving Facility Lender and each 2026 Term Lender (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 10.04 or Section 2.21. Unless the context clearly indicates otherwise, the term “Lenders” shall include any Swingline Lender.
“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.
“Letter of Credit” shall mean any letter of credit or bank guarantee issued pursuant to Section 2.05, including any Alternate Currency Letter of Credit.
“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05. The amount of each Lender’s Letter of Credit Commitment as of the Amendment No. 4 Effective Date is set forth on Schedule 1 to Amendment No. 4. No Issuing Bank shall be required to issue Letters of Credit in an amount in excess of its Letter of Credit Commitment.
“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an amount not to exceed $500,000,000 (or the equivalent thereof in an Alternate Currency) or such larger amount not to exceed the Revolving Facility Commitment as the Administrative Agent and the applicable Issuing Bank may agree.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, license, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Acquisition” shall mean any Permitted Business Acquisition or Investment permitted by this Agreement in any assets, business or person, in each case, the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing.
“Limited Condition Transactions” shall mean (a) any Limited Condition Acquisition and (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
“Loan Documents” shall mean (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) the Intercreditor Agreement, (vi) any First Lien/Second Lien Intercreditor Agreement, (vii) any Note issued under Section 2.09(e), (viii) the Letters of Credit, (ix) Amendment No. 1, (x) Amendment No. 2, (xi) Amendment No. 3, (xii) Amendment No. 4 and (xiii) Amendment No. 5.
“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.
“Loan Parties” shall mean the Borrower and the Subsidiary Loan Parties.
“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swingline Loans.
“Local Time” shall mean New York City time (daylight or standard, as applicable); provided that, with respect to any Alternate Currency Loan, “Local time” shall mean the local time of the applicable Lending Office.
“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Marketing Period” shall have the meaning assigned to such term in Section 4.01(o).

“Material Adverse Effect” shall mean (1) on the Closing Date, an Acquisition Agreement Material Adverse Effect and (2) after the Closing Date, (a) a material adverse effect on the business, assets, financial condition or results of operations of the Borrower, the Subsidiary Loan Parties and their respective Subsidiaries, taken as a whole, (b) a material adverse effect on the rights and remedies of the Lenders, the Swingline Lender, the Issuing Banks and the Administrative Agent, taken as a whole, under any Loan Document or (c) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the Loan Documents.
“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $125,000,000.
“Material Intellectual Property” shall mean any intellectual property that is material to the operation of the business of the Borrower and their respective Subsidiaries, taken as a whole.
“Material Real Property” shall mean any parcel or parcels of Real Property located in the United States now or hereafter owned in fee by any Loan Party and having a fair market value (on a per-property basis) of at least $50,000,000 as of (x) the Closing Date, for Real Property now owned or (y) the date of acquisition, for Real Property acquired after the Closing Date, in each case as determined by the Borrower in good faith.
“Material Subsidiary” shall mean any Subsidiary other than an Immaterial Subsidiary.
“Maximum Rate” shall have the meaning assigned to such term in Section 10.09.
“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.
“MIPA” shall have the meaning assigned to such term in the first recital hereto.
“Model” shall mean the model made available to Administrative Agent on August 2, 2020, together with any updates or modifications reasonably agreed between the Borrower and the Administrative Agent.
“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Mortgaged Properties” shall mean the Material Real Properties owned in fee by the Loan Parties that are set forth on Schedule 1.01(B) and each additional Material Real Property encumbered by a Mortgage pursuant to Section 5.10.

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents (including amendments to any of the foregoing) delivered with respect to Mortgaged Properties, each substantially in the form of Exhibit F (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters).
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions and with respect to which the Borrower may have any liability.
“Net First Lien Leverage Ratio” shall mean on any date, the ratio of (A) (i) the sum of, without duplication, (a) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date and (b) the aggregate principal amount of any other Consolidated Debt of the Borrower and its Subsidiaries as of the last day of such Test Period that is then secured by a Lien on any asset of a Loan Party and that is not subordinated to the Liens on Collateral securing the 2026 Term Loans (excluding, for the avoidance of doubt, capital lease obligations and purchase money debt obligations not secured by a lien on the Collateral) less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments of the Borrower and its Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided that the Net First Lien Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Proceeds” shall mean:
(a)100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale under Section 6.05(g), (m) and (n) or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clauses (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the

Borrower or any of its Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction); provided that, if the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and its Subsidiaries or to make Permitted Business Acquisitions and other Investments permitted by this Agreement (except for Permitted Investments or intercompany Investments in Subsidiaries), in each case within 18 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 18 month period but within such 18 month period are contractually committed to be used, then such remaining portion if not so used within six months following the end of such 18 month period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds unless the aggregate amount of such net cash proceeds shall exceed $20,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and
(b)100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.
“Net Secured Leverage Ratio” shall mean, on any date, the ratio of (A) (i) the sum of, without duplication, (a) the aggregate principal amount of any Consolidated Debt consisting of Loan Obligations outstanding as of the last day of the Test Period most recently ended as of such date and (b) the aggregate principal amount of any other Consolidated Debt of the Borrower and its Subsidiaries as of the last day of such Test Period that is then secured by a Lien on any asset of a Loan Party less (ii) without duplication, the Unrestricted Cash and unrestricted Permitted Investments of the Borrower and its Subsidiaries as of the last day of such Test Period, to (B) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided that the Net Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“New Class Loans” shall have the meaning assigned to such term in Section 10.08(f).
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Loan Party Cap” shall mean the greater of $155,840,000 and 32% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b).
“Note” shall have the meaning assigned to such term in Section 2.09(e).
“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations in respect of any Secured Cash Management Agreement and (c) obligations in respect of any Secured Hedge Agreement.
“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury and any successor Governmental Authority .
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Revolving Facility Commitments” shall mean Incremental Revolving Facility Commitments to make Other Revolving Loans.
“Other Revolving Loans” shall have the meaning assigned to such term in Section 2.21.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Other Term Loans” shall have the meaning assigned to such term in Section 2.21.
“Pari Term Loans” shall have the meaning assigned to such term in Section 6.02.
“Pari Yield Differential” shall have the meaning assigned to such term in Section 6.02.
“Participant” shall have the meaning assigned to such term in Section 10.04(d).
“Participant Register” shall have the meaning assigned to such term in Section 10.04(d).
“Participating Member State” shall mean any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time to the extent required by Section 5.04(f).
“Periodic Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Borrower and its Subsidiaries in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) subject to Section 1.07, no Event of Default shall have occurred and be continuing or would result therefrom; (ii) to the extent required by Section 5.10 (including the time periods set forth therein), any person acquired in such acquisition, if acquired by the Borrower or a Domestic Subsidiary, shall be merged into the Borrower or a Subsidiary Loan Party or following consummation of such acquisition, become a Subsidiary Loan Party; (iii) the target of such acquisition or investment is engaged in the business or business activity conducted by the Borrower on the Closing Date or any Similar Business and (iv) the aggregate cash consideration in respect of such acquisitions and investments in assets that are not owned by the Borrower or Subsidiary Loan Parties or in Equity Interests in persons that are not Subsidiary Loan Parties or do not become Subsidiary Loan Parties in connection with such acquisition shall not, when combined with the outstanding amount of investments made pursuant to the proviso in Section 6.04(b) and Section 6.04(u), exceed (subject to Section 1.07) the greater of $243,500,000 and 50% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such acquisition for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b).
“Permitted Earlier Maturity Debt” means Indebtedness incurred, at the option of the Borrower (in its sole discretion) (a) in the form of customary bridge financings, which, subject to customary conditions (as determined by the Borrower in good faith), would either be automatically converted into or required to be exchanged for permanent financing that does not provide for an earlier maturity date than the 2026 Term Loan Maturity Date or the Revolving Facility Maturity Date, as applicable, (b) in form of a 364-day bridge loan or (c)  pursuant to an escrow or similar arrangement with respect to the proceeds of such Indebtedness, to the extent such Indebtedness, upon release of such proceeds from such escrow or similar arrangement (other than a release effectuated in order to repay such Indebtedness) does not provide for an earlier maturity date than the 2026 Term Loan Maturity Date or the Revolving Facility Maturity Date, as applicable.
“Permitted Investments” shall mean:
(a)direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b)time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(c)repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;
(d)commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(e)securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));
(f)shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;
(g)money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
(h)time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and its Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and
(i)instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Term Loans (including, for the avoidance of doubt, junior Liens in connection with any Incremental Equivalent Debt or Permitted

Ratio Debt), either (as the Borrower shall elect) (x) any First Lien/Second Lien Intercreditor Agreement if such Liens secure “Second Lien Obligations” (as defined therein), (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such junior Liens than such First Lien/Second Lien Intercreditor Agreement (as determined by the Borrower in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established, as determined by the Administrative Agent in the reasonable exercise of its judgment.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Loan Purchase” shall have the meaning assigned to such term in Section 10.04(i).
“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and the Borrower as an Assignee, and accepted by the Administrative Agent, in the form of Exhibit G or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).
“Permitted Pari Passu Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be pari passu with the Liens securing the Term Loans, either (as the Borrower shall elect) (x) the Intercreditor Agreement, (y) another intercreditor agreement not materially less favorable to the Lenders vis-à-vis such pari passu Liens than the Intercreditor Agreement (as determined by the Borrower in good faith) or (z) another intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a pari passu basis at the time such intercreditor agreement is proposed to be established, as determined by the Administrative Agent in the reasonable exercise of its judgment.
“Permitted Ratio Debt” shall mean Indebtedness subject to the following conditions (the “Required Debt Terms”): (a) if incurred by a Loan Party, such Permitted Ratio Debt may not be secured by any assets other than Collateral and, if such Permitted Ratio Debt incurred by a Loan Party shall be secured by a security interest in the Collateral, such Indebtedness shall be subject to a Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, as applicable; (b) no Permitted Ratio Debt shall mature prior to the then applicable Latest Maturity Date or have a weighted average life to maturity that is less than the weighted average life to maturity of the Term Loans; (c) such Permitted Ratio Debt shall have terms, including pricing (including interest, fees and premiums), optional prepayment and redemption terms, as may be agreed to by the Borrower and the lenders party thereto, which shall (x) reflect market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined in good faith by the Borrower, (y) not be materially more restrictive on the Borrower and its Subsidiaries than those applicable to the then-existing Term Loans (when taken as a whole) as reasonably determined in good faith by the Borrower or (z) be otherwise reasonably acceptable to the Administrative Agent  (it being agreed that (A) any covenants and other provisions applicable only to periods after the Latest Maturity Date applicable to the Term Loans and (B) any financial maintenance covenant or other term that is added for the benefit of the Term Lenders shall be deemed acceptable to the Administrative Agent), (d) except with respect to Permitted Ratio Debt constituting Indebtedness of a Subsidiary that is not a Subsidiary Loan Party, the Permitted Ratio Debt may not have borrowers, issuers, guarantors or other obligors or security in any case more extensive than the Facilities; (e) if such Indebtedness is secured by the Collateral of the Loan Parties on a pari passu basis to the Facilities, the Net First Lien Leverage Ratio, calculated on a Pro Form Basis, is equal to or less than (I) 2.50:1.00 or (II) to the extent such Indebtedness is incurred in connection with a Permitted Business Acquisition or other Investment, the Net First Lien Leverage Ratio as of the most recently ended Test Period immediately prior to such transaction); (f) if such Indebtedness is secured by the Collateral of the Loan Parties on a junior basis to the Facilities, the Net Secured Leverage Ratio, calculated on a Pro Form Basis, is equal or less than (I) 3.23:1.00 or (II) to the extent such Indebtedness is incurred in connection with a Permitted Business Acquisition or other Investment, the Net Secured Leverage Ratio as of the most recently ended Test Period immediately prior to such transaction; (g) if such Indebtedness is unsecured or secured by a Lien on assets not constituting Collateral, the Total Net Leverage Ratio, calculated on a Pro Form Basis, is equal or less than (I) 3.23:1.00 or (II) to the extent such Indebtedness is incurred in connection with a Permitted Business Acquisition or other Investment, the Total Net Leverage Ratio as of the most recently ended Test Period immediately prior to such transaction, (h) at the time of incurrence thereof, no Event of Default shall have occurred and be continuing and (i) Permitted Ratio Debt in the form of U.S. Dollar denominated term loans that rank pari passu in right of payment and security with the 2026 Term Loans (other than any such term loans that are incurred after the 12 month anniversary of the Amendment No. 5 Effective Date or that are scheduled to mature on or after the date that is one year after the 2026 Term Loan Maturity Date) shall be subject to the last paragraph of Section 6.02; provided that, if the proceeds of the Permitted Ratio Debt will be applied to finance a Limited Condition Transaction, compliance with clauses (e) – (h) shall be determined in accordance with Section 1.07; provided, further, that clause (b) above shall not apply to any Permitted Earlier Maturity Debt.
“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.
“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets; provided that recourse to the Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Receivables Subsidiary).
“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses, plus an amount equal to any existing commitment unutilized thereunder and letters of credit undrawn thereunder), (b) (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) the Latest Maturity Date in effect at the time of incurrence and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) the Weighted Average Life to Maturity of the Class of Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity; provided, that the provisions of this clause (b) shall not apply to any Specified Indebtedness that is being Refinanced, unless such Specified Indebtedness is expressly required under this Agreement to have a final maturity that is not earlier than the Latest Maturity Date applicable to the Term Loans or a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity applicable to the Term Loans (in which case clause (b)(i)(y) and/or clause (b)(ii)(y), as applicable, shall apply to such Specified Indebtedness), (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have obligors that are not (or would not have been) obligated with respect to the Indebtedness so Refinanced than the Indebtedness being Refinanced (except that a Loan Party may be added as an additional obligor) and (e) if the Indebtedness being Refinanced is secured by Liens on any Collateral (whether senior to, equally and ratably with, or junior to the Liens on such Collateral securing the Loan Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by such Collateral (including any Collateral pursuant to after-acquired property clauses to the extent any such Collateral secured (or would have secured) the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than the Indebtedness being refinanced or on terms otherwise permitted by Section 6.02.
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower, any Subsidiary or any ERISA Affiliate, and (iii) in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 10.17.
“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.
"Pound Sterling" and "£" shall mean the lawful money of the United Kingdom.

“Pricing Grid” shall mean, from and after the first Adjustment Date occurring after delivery of the financial statements and certificates required by Section 5.04 upon the completion of the first full fiscal quarter of the Borrower ending after the Amendment No. 4 Effective Date, with respect to the 2025 Refinancing Revolving Facility Loans, the per annum rates set forth in the table below:
Net First Lien Leverage Ratio	Applicable Margin for ABR 2025 Refinancing Revolving Facility Loans	Applicable Margin for Term SOFR 2025 Refinancing Revolving Facility Loans, Eurocurrency Revolving Loans, Alternate Currency Loans and RFR Loans
Greater than or equal to 2.23:1.00	2.00%	3.00%
Less than 2.23:1.00 but greater than or equal to 1.73:1.00	1.75%	2.75%
Less than 1.73:1.00 but greater than or equal to 1.23:1.00	1.50%	2.50%
Less than 1:23:1.00	1.25%	2.25%

For the purposes of the Pricing Grid, changes in the Applicable Margin resulting from changes in the Net First Lien Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to Section 5.04 for each fiscal quarter beginning with the first full fiscal quarter of the Borrower ended after the Closing Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered. Each determination of the Net First Lien Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.11.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” shall mean the rate of interest per annum as announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.
“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) pro forma effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any of its Subsidiaries that the Borrower or any of its Subsidiaries has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to Section 2.21 or Article VI (other than Section 6.11), occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from any relevant pro forma event (including, to the extent applicable, the Transactions) and (2) all adjustments of the type used in connection with the calculation of “EBITDA” as set forth in the “Summary Unaudited Pro Forma Consolidated Financial Data” portion of the “summary” section of the First Lien Notes Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such Reference Period. The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such demonstrable or additional operating expense reductions, other operating improvements or synergies and adjustments pursuant to clause (2) above, and information and calculations supporting them in reasonable detail.
For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.
“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Covenant recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been delivered, and the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to such effect, together with all relevant financial information. For the avoidance of doubt, Pro Forma Compliance shall be tested without regard to whether or not the Financial Covenant was or was required to be tested on the applicable quarter-end date.

“Pro Forma Financial Statements” shall mean, (i) a pro forma consolidated statements of income of the Borrower for the most recently completed fiscal year ended at least 60 days prior to the Closing Date and a pro forma consolidated balance sheet and related pro forma consolidated statements of income for the interim period ending on the last day of the most recent fiscal quarter ended since the last audited financial statements and ending at least 40 days before the Closing Date and (ii) a pro forma consolidated balance sheet and related consolidated statement of income as of and for the 12-month period ending on the last day of the most recently completed four-fiscal quarter period for which historical financial statements of the Borrower are provided pursuant to Section 4.01(f), prepared after giving pro forma effect to each element of the Transactions as if the Transactions had occurred on the last day of such interim period (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).
“Pro Rata Share” shall have the meaning assigned to such term in Section 10.08(f).

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” shall have the meaning assigned to such term in Section 10.17.
“QFC” shall have the meaning assigned to such term in Section 10.25.
“QFC Credit Support” shall have the meaning assigned to such term in Section 10.25.
“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.
“Rate” shall have the meaning assigned to such term in the definition of the term “Type”.
“Rate Determination Date” shall mean two (2) Business Days  prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.
“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.
“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of Interest Expense); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.
“Recipient” shall mean (a) the Administrative Agent or (b) any Lender, as applicable.
“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark, (1) if such Benchmark is Term SOFR, two U.S. Government Securities Business Days preceding the date of such setting, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,”, “Refinancing” and “Refinanced” shall have a meaning correlative thereto.
“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.21(j).
“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by the Borrower or any Subsidiary Loan Party (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided that (a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses); (c) except for Permitted Earlier Maturity Debt, the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced; (d) except for Permitted Earlier Maturity Debt, the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so reduced or the Revolving Facility Commitments so replaced, as applicable; (e) in the case of Refinancing Notes in the form of notes issued under an indenture, the terms thereof do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced, as applicable (other than customary offers to repurchase or mandatory prepayment provisions upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); (f) the other terms of such Refinancing Notes (other than interest rates, fees, floors, funding discounts and redemption or prepayment premiums), taken as a whole, are (i) substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than the terms, taken as a whole, applicable to the Term Loans so reduced or the Revolving Facility Commitments so replaced (except for covenants or other provisions applicable only to periods after the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced), as determined by the Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard), (ii) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined by the Borrower in good faith (except for covenants or other provisions applicable only to periods after the Term Facility Maturity Date of the Term Loans so reduced or the Revolving Facility Maturity Date of the Revolving Facility Commitments so replaced) or (iii) otherwise reasonably acceptable to the Administrative Agent; provided, that any terms of such Refinancing Notes shall be deemed to be reasonably acceptable to the Administrative Agent if (x) they reflect market terms (taken as a whole) at the time of incurrence or issuance (including, for the avoidance of doubt, at the time of entering into any definitive documentation with respect to such Indebtedness or, if in connection with a Limited Condition Transaction, the applicable LCT Test Date) as determined by the Borrower in good faith or (y) are also added for the benefit of the Lenders of the Class of Loans that is being refinanced; (g) there shall be no obligor in respect of such Refinancing Notes that is not a Loan Party and (h) Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted Pari Passu Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable; provided that Refinancing Notes in the form of U.S. Dollar denominated term loans that rank pari passu in right of payment and security with the 2026 Term Loans (other than any such term loans that are incurred after the 12 month anniversary of the Amendment No. 5 Effective Date or that are scheduled to mature on or after the date that is one year after the 2026 Term Loan Maturity Date) shall be subject to the last paragraph of Section 6.02.
“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).
“Register” shall have the meaning assigned to such term in Section 10.04(b)(iv).
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.
“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.
“Relevant Governmental Body” shall mean (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pound Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate” shall mean with respect to any Credit Extension denominated in (a) Dollars, the Adjusted Term SOFR Rate, (b) Pound Sterling, Daily Simple RFR, (c) Euros, EURIBOR, (d) Canadian Dollars, CDOR and (e) Australian Dollars, BBSY, as applicable.
“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.21(l).
“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).
“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).
“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).
“Repricing Transaction” shall mean (a) the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the proceeds of, or any conversion of the Term Loans into, any new or replacement tranche of term loans and (b) any amendment to the Term Loans, in each case of the foregoing clauses (a) and (b), with the primary purpose of having an All-in Yield that is less than the effective All-in Yield of such Term Loans, including, without limitation, as may be effected through any amendment to this Agreement relating to the All-in Yield of such Term Loans (in any case, other than in connection with a Change in Control or in connection with any acquisition or investment transaction to the extent such transaction (x) would not be permitted under this Agreement without an amendment hereto or (y) if permitted by this Agreement immediately prior to the or consummation thereof, would not provide the Borrower and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation (as determined by the Borrower in good faith).
“Required Debt Terms” shall have the meaning assigned to such term in the definition of Permitted Ratio Debt.
“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than  Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d)

Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Loans (other than Swingline Loans) outstanding, (x) all Revolving L/C Exposures, (y) all Swingline Exposures and (z) the total Available Unused Commitments at such time; provided that the Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Required Percentage” shall mean, with respect to an Applicable Period, 50%; provided that (a) if the Net First Lien Leverage Ratio as at the end of the Applicable Period is greater than 1.73:1.00 but less than or equal to 2.23:1.00, such percentage shall be 25%, and (b) if the Net First Lien Leverage Ratio as at the end of the Applicable Period is less than or equal to 1.73:1.00, such percentage shall be 0%.
“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments that, taken together, represent more than 50% of the sum of (w) all Revolving Facility Loans (other than Swingline Loans) outstanding, (x) all Revolving L/C Exposures, (y) all Swingline Exposures and (z) the total Available Unused Commitments at such time; provided that the Revolving Facility Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.
“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.
“Resignation Effective Date” shall have the meaning assigned to such term in Section 9.09.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or Permitted Investments shall be the fair market value thereof (as determined by the Borrower in good faith).
“Revaluation Date” shall mean, (a) with respect to any Alternate Currency Letter of Credit, each of the following: (i) each date of issuance, extension or renewal of an Alternate Currency Letter of Credit, (ii) each date of an amendment of any Alternate Currency Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the Issuing Bank under any Alternate Currency Letter of Credit, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Required Lenders shall require and (b) with respect to any Alternate Currency Loans, each of  the following: (i) each date of a Borrowing of Eurocurrency Revolving Facility Loans denominated in Euro, Alternate Currency Loans or RFR

Loans, (ii) each date of a continuation of a Eurocurrency Revolving Facility Loan denominated in Euro or Alternate Currency Loans pursuant to Section 2.07, and (iii) such additional dates as the Administrative Agent shall determine or the Majority Lenders under the Revolving Facility shall require.
“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 10.08(b), shall refer to all such Revolving Facility Commitments as a single Class.
“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class.
“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(e), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 10.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments as of the Amendment No. 5 Effective Date is $500,000,000. On the date hereof, there is only one Class of Revolving Facility Commitments. After the date hereof, additional Classes of Revolving Facility Commitments may be added or created pursuant to Incremental Assumption Agreements.
“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof), (b) the Swingline Exposure applicable to such Class at such time and (c) the Revolving L/C Exposure applicable to such Class at such time minus, for the purpose of Section 6.11 and 7.03, the amount of Letters of Credit that have been Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.
“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.
“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(e). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the 2025 Revolving Refinancing Facility Commitments, August 6, 2030 and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.
“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 10.04.
“Revolving Facility Termination Event” shall have the meaning ascribed thereto in Section 2.05(k).
“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof) and (b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). The Revolving L/C Exposure of any Class of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to such Class at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
“Revolving Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(viii).
“RFR” shall mean, for any Obligations consisting of any interest, fees or other amounts denominated in Pound Sterling, SONIA.
“RFR Borrowing” shall mean, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London.
“RFR Interest Day” shall have the meaning assigned to such term in the definition of “Daily Simple RFR”.

“RFR Interest Payment” shall mean, in respect of any RFR Loan, the aggregate amount of interest that is, or is scheduled to become, payable under Section 2.13.
“RFR Loan” shall mean a Loan that bears interest at a rate based on Daily Simple RFR.
“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.
“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.
“Sanctions” shall mean economic sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, or His Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, the Crimea region, Iran, North Korea, and Syria).
“Sanctioned Person” shall mean, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by the U.S. Government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, or His Majesty’s Treasury of the United Kingdom, (b) any person located, organized or resident in a Sanctioned Country or (c) any person owned fifty percent or more or controlled by any such person or persons.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank to the extent that such Cash Management Agreement is designated in writing by the Borrower and such Cash Management Bank to the Administrative Agent as a Secured Cash Management Agreement.
“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank to the extent that such Hedging Agreement is designated in writing by the Borrower and such Hedge Bank to the Administrative Agent as a Secured Hedge Agreement. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each sub-agent appointed pursuant to Section 9.02 by the Administrative Agent with respect to matters relating to the Loan Documents or by the Collateral Agent with respect to matters relating to any Security Document.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Documents” shall mean the Mortgages, the Collateral Agreement, the IP Security Agreements (as defined in the Collateral Agreement), and each of the security agreements, pledge agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.
“Seller” shall have the meaning assigned to such term in the first recital hereto.
“Senior Debt” shall have the meaning assigned to such term in Section 3.24.
“Senior Facilities Administration Fee” shall have the meaning assigned to such term in Section 2.12(c).
“Similar Business” shall mean any business, the majority of whose revenues are derived from (i) business or activities conducted by the Borrower and its Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Borrower’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Borrower and its Subsidiaries.
“SOFR” shall mean, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SONIA” shall mean, with respect to any RFR Business Day, a rate per annum equal to the Sterling Overnight Index Average for such RFR Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” shall mean the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” shall mean the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Special Flood Hazard Area” shall have the meaning assigned to such term in Section 5.02(c).
“Special Purpose Receivables Subsidiary” shall mean (i) a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of its Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrower or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law) and (ii) any Subsidiary of a Special Purposes Receivable Subsidiary.

“Specified Acquisition Agreement Representations” shall mean the representations made by the Seller, the Walden Target, its Subsidiaries or its business in the MIPA as are material to the interests of the Lenders, but only to the extent that the Borrower or its affiliates have the right to terminate its obligations pursuant to Section 7.01(c) of the MIPA or otherwise decline to consummate the Acquisition pursuant to Section 6.02(a) of the MIPA as a result of a breach of any such Specified Acquisition Agreement Representations (after giving effect to any applicable notice and cure provisions) or any such Specified Acquisition Agreement Representations not being accurate.

“Specified Indebtedness” means Indebtedness incurred under (i) Section 6.01(h), (ii) Section 6.01(i), (iii) Section 6.01(j), (iv) Section 6.01(k), (v) Section 6.01(r), (vi) Sections 6.01(t), (w), (z), (aa) or (bb) (in each case incurred by a Subsidiary of the Borrower that is not a Subsidiary Loan Party), (vii) Section 6.01(gg) or (viii) any other provision of this Agreement that constitutes Permitted Earlier Maturity Debt.

“Specified Representations” shall mean those representations and warranties made by the Borrower in Sections 3.01(a) (with respect to the Loan Parties only), 3.01(b) (with respect to the Loan Parties only), 3.01(d) (with respect to the Loan Parties only), 3.02(a), 3.02(b)(i)(B) 3.03, 3.10, 3.11, 3.17 (as it relates to the creation, validity and perfection of the security interests in the Collateral), 3.19, 3.25(b) and 3.26.

“Specified Transaction” shall mean any Investment that results in a person becoming a Subsidiary, any designation of a subsidiary as a Subsidiary or an Unrestricted Subsidiary, any Permitted Business Acquisition, any Disposition that results in a Subsidiary ceasing to be a subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another person or any Disposition of a business unit, line of business or division of the Borrower or a Subsidiary, in each case, whether by merger, consolidation, amalgamation or otherwise, or any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), Restricted Payment, Subsidiary designation, Incremental Term Facility, Incremental Revolving Facility Commitment or other event that by the terms of this Agreement requires EBITDA or a financial ratio or test to be calculated on a “Pro Forma Basis.”

“Spot Rate” shall mean, with respect to any currency, the rate determined by the Administrative Agent or the applicable Issuing Bank, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., Local Time on the date three Business Days prior to the date as of which the foreign exchange computation is made or if such rate cannot be computed as of such date such other date as the Administrative Agent or such Issuing Bank shall reasonably determine is appropriate under the circumstances; provided that the Administrative Agent or such Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or such Issuing Bank if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Standby Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).
“Statutory Reserves” shall mean the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subagent” shall have the meaning assigned to such term in Section 9.02.
“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing, an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement or any other Loan Document.
“Subsidiary Loan Party” shall mean (a) each Wholly Owned Domestic Subsidiary of the Borrower that is not an Excluded Subsidiary and (b) any other Subsidiary of the Borrower that may be designated by the Borrower (by way of delivering to the Collateral Agent a supplement to the Collateral Agreement and a supplement to the Guarantee Agreement, in each case, duly executed by such Subsidiary) in its sole discretion from time to time to be a guarantor in respect of the Obligations and the obligations in respect of the Loan Documents, whereupon such Subsidiary shall be obligated to comply with the other requirements of Section 5.10(c) as if it were newly acquired.
“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.
“Supported QFC” shall have the meaning assigned to such term in Section 10.25.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.
“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit D-2.
“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. The aggregate amount of the Swingline Commitments on the Closing Date is $50,000,000. The Swingline Commitment is part of, and not in addition to, the Revolving Facility Commitments.
“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time (calculated, in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof). The Swingline Exposure of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Swingline Exposure at such time.
“Swingline Lender” shall mean (a) Morgan Stanley Senior Funding, Inc., in its capacity as a lender of Swingline Loans, and (b) each Revolving Facility Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d), each in its capacity as a lender of Swingline Loans hereunder.
“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.
“Syndication Agents” shall mean KeyBank National Association, Associated Bank, N.A., Barclays Bank PLC, Fifth Third Bank, National Association and The Northern Trust Company.
“TARGET2” shall mean the Trans European Automated Real time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which  was launched on 19 November 2007.
“TARGET Day” shall mean any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in euro.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term B Borrowing” shall mean any Borrowing comprised of Term B Loans.
“Term B Facility” shall mean the Term B Loan Commitments and the Term B Loans made hereunder.

“Term B Facility Maturity Date” shall mean August 12, 2028.
“Term B Loan Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Term B Loans hereunder. The amount of each Lender’s Term B Loan Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Term B Loan Commitments as of the Closing Date is $850,000,000.
“Term B Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).
“Term B Loans” shall mean (a) the term loans made by the Lenders to the Borrower pursuant to Section 2.01(a), and (b) any Incremental Term Loans in the form of Term B Loans made by the Incremental Term Lenders to the Borrower pursuant to Section 2.01(f).
“Term Borrowing” shall mean any Term B Borrowing or any Incremental Term Borrowing.
“Term Facility” shall mean the Term B Facility and/or any or all of the Incremental Term Facilities.
“Term Facility Commitment” shall mean the commitment of a Lender to make Term Loans, including Term B Loans, 2024 Repricing Term Loans, 2024 Second Repricing Term Loans, 2026 Term Loans and/or Other Term Loans.
“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Term B Facility in effect on the Closing Date, the Term B Facility Maturity Date, (b) with respect to the 2024 Repricing Term Loans, the 2024 Repricing Term Loan Maturity Date, (c) with respect to the 2024 Second Repricing Term Loans, the 2024 Second Repricing Term Loan Maturity Date, (d) with respect to the 2026 Term Loans, the 2026 Term Loan Maturity Date and (e) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement.
“Term Loan Installment Date” shall mean any Term B Loan Installment Date, any 2026 Term Loan Installment Date or any Incremental Term Loan Installment Date.
“Term Loans” shall mean the Term B Loans, the 2024 Repricing Term Loans, the 2024 Second Repricing Term Loans, the 2026 Term Loans and/or the Incremental Term Loans.
“Term SOFR” shall mean,
(a)for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S.

Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.
“Term SOFR Adjustment” shall mean a percentage equal to 0.00%.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.
“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on the Adjusted Term SOFR Rate, other than pursuant to clause (c) of the definition of “ABR”.
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(vii).
“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than in respect of contingent indemnification and expense reimbursement claims not then due) and (c) all Letters of Credit (other than those that have been “backstopped” in a manner reasonably acceptable to the applicable Issuing Bank or Cash Collateralized) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full.
“Test Period” shall mean, on any date of determination, (a) with respect to Section 6.11, the period of four consecutive fiscal quarters of the Borrower ended on such date (taken as one accounting period) and (b) otherwise, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b) and, initially, the four fiscal quarter period ending June 30, 2021.
“Total Net Leverage Ratio” shall mean, on any date, the ratio of (a) (i) the aggregate principal amount of Consolidated Debt of the Borrower and its Subsidiaries outstanding as of the last day of the Test Period most recently ended as of such date less (ii) without duplication, the Unrestricted Cash and Permitted Investments of the Borrower and its Subsidiaries as of the last day of such Test Period, to (b) EBITDA for such Test Period, all determined on a consolidated basis in accordance with GAAP; provided that the Total Net Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis.
“Trade Date” shall have the meaning assigned to such term in Section 10.04(l)(i).
“Trade Letters of Credit” shall have the meaning assigned to such term in Section 2.05(a).
“Transaction Documents” shall mean the MIPA, the Loan Documents and the First Lien Note Documents.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents, the MIPA, the First Lien Note Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the consummation of the Walden Acquisition; (b) the execution, delivery and performance of the Loan Documents, the creation of the Liens pursuant to the Security Documents, and the initial borrowings hereunder; (c) the execution, delivery and performance of the First Lien Note Documents, the creation of the Liens thereunder, and the initial borrowings thereunder; (d) the Existing Indebtedness Refinancing and (e) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.
“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the applicable Adjusted Term SOFR Rate, Eurocurrency Rate, the applicable Alternate Currency Rate, Daily Simple RFR and the ABR.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“Unrestricted Cash” shall mean cash or Permitted Investments of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries.
“Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower identified on Schedule 1.01(E), (2) any other Subsidiary of the Borrower, whether now owned or acquired or created after the Closing Date, that is designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, and any prior or concurrent Investments in such Subsidiary by the Borrower or any of its Subsidiaries shall be deemed to have been made under Section 6.04, (c) without duplication of clause (b), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04 and (d) such Subsidiary shall have been designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants and defaults) under any indenture or credit agreement in respect of any Junior Financing constituting Material Indebtedness; provided further that notwithstanding anything in this Agreement to the contrary, at no time may any Unrestricted Subsidiary own or exclusively license or have exclusive rights in any Material Intellectual Property; provided that, for the avoidance of doubt, the restriction set forth in the preceding proviso shall not restrict any Unrestricted Subsidiary from holding a non-exclusive license in Material Intellectual Property; and (3) any subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that no Event of Default has occurred and is continuing or would result therefrom.
“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“U.S. Dollars”, “Dollars” or “$” shall mean lawful money of the United States of America.
“U.S. Dollar Swingline Loans” has the meaning assigned to such term in Section 2.04(b).
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Lender” shall mean any Lender other than a Foreign Lender.
“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 10.25.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(g).
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).
“Voting Stock” shall mean, with respect to any person, such person’s Equity Interests having the right to vote for the election of directors of such person under ordinary circumstances.

“Walden Acquisition” shall have the meaning assigned to such term in the first recital hereto.

“Walden Target” shall have the meaning assigned to such term in the first recital hereto.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.
“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Borrower that is a Wholly Owned Subsidiary of the Borrower.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” shall mean the Borrower and the Administrative Agent.
“Working Capital” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Borrower or its Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP.

For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and 6.07, in the event that any Indebtedness, Lien, payment with respect to Junior Financing restricted by Section 6.06(b), Restricted Payment, contractual restriction, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and 6.07, the Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the Net First Lien Leverage Ratio, the Total Net Leverage Ratio or the Net Secured Leverage Ratio), such financial ratio or test shall, except as expressly permitted under this Agreement, be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be. It is understood and agreed that any Indebtedness, Lien, Restricted Payment, payment with respect to Junior Financing restricted by Section 6.09(b), Investment, Disposition or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Liens, Restricted Payments, payments with respect to Junior Financing, Investments, Dispositions or Affiliate transactions under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.09(b) or 6.07, respectively, but may instead be permitted in part under any combination thereof (it being understood that compliance with each such section is separately required).

Section 1.03Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Alternate Currency Letters of Credit and Alternate Currency Loans. Such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the Dollars and each Alternate Currency until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial ratios hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as determined by the Administrative Agent in accordance with this Agreement. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Article VI or clause (f) or (j) of Section 8.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.
(b)Wherever in this Agreement in connection with an Alternate Currency Loan or an Alternate Currency Letter of Credit, as applicable, an amount, such as a required minimum or multiple amount, is expressed in Dollars, such amount shall be the Dollar Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as applicable.
Section 1.04Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.
Section 1.05Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.06Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.07Limited Condition Transactions. Notwithstanding anything to the contrary herein, when (a) calculating any applicable ratio, Consolidated Net Income or EBITDA in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment or the making of a Restricted Payment, (b) determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, (c) determining compliance with any provision of this Agreement which requires compliance with any representation or warranties set forth herein or (d) determining the satisfaction of all other conditions precedent to the incurrence of Indebtedness, the creation of Liens, the making of any Disposition, the making of an Investment or the making of a Restricted Payment, in each case in connection with a Limited Condition Transaction, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election,” which LCT Election may be in respect of one or more of clauses (a), (b), (c) and (d) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness, and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date for which financial statements have been (or are required to be) delivered pursuant to Section 5.04(a) or (b), the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 8.01(b) or (c), or, solely with respect to the Borrower, Section 8.01(h) or (i) shall be continuing on the date such Limited Condition Transaction is consummated. For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in EBITDA or other components of such ratio) or other provisions at or prior to the consummation of the relevant Limited Condition Transactions, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions, unless, other than if an Event of Default pursuant to Section 8.01(b) or (c), or, solely with respect to the Borrower, Section 8.01(h) or (i), shall be continuing on such date, the Borrower elects, in its sole discretion, to test such ratios and compliance with such conditions on the date such Limited Condition Transaction or related Specified Transactions is consummated. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket availability or compliance with any other provision hereunder (other than actual compliance with the Financial Covenant) on or following the relevant LCT Test Date and prior to the earliest of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction or the date the Borrower makes an election pursuant to clause (ii)

of the immediately preceding sentence, any such ratio, basket or compliance with any other provision hereunder shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness or Disqualified Stock, and the use of proceeds thereof) had been consummated on the LCT Test Date; provided that for purposes of any Restricted Payment or payment of a Junior Financing, such ratio, basket or compliance with any other provision hereunder shall also be tested as if such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness or Disqualified Stock, and the use of proceeds thereof) had not been consummated.

On and after the date Pro Forma Basis is to be given to a Limited Condition Transaction and on which the Borrower or any Subsidiary is incurring or deemed to be incurring Indebtedness, which Limited Condition Transaction has yet to be consummated but for which a definitive agreement governing such Limited Condition Transaction has been executed and remains in effect, any ratio based conditions and baskets (including baskets that are determined on the basis of EBITDA) shall be required to be satisfied assuming both that such Limited Condition Transaction has been consummated and the related Indebtedness incurred and that such Limited Condition Transaction has not been consummated and the related Indebtedness has not been incurred, in each case until such Limited Condition Transaction is consummated or such definitive agreement is terminated.

Section 1.08Benchmark Replacement. The Administrative Agent does not warrant nor accept any responsibility nor shall the Administrative Agent have any liability with respect to (i) any Benchmark Replacement Conforming Changes, (ii) the administration of, submission of or any matter relating to the rates in the definition of Benchmark or with respect to any rate that is an alternative, comparable or successor rate thereto or (iii) the effect of any of the foregoing.
Section 1.09Additional Alternate Currencies for Loans
(a)The Borrower may from time to time request that Eurocurrency Revolving Facility Loans be made in a currency other than Dollars; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent, in its sole discretion). The Administrative Agent shall promptly notify each Revolving Facility Lender thereof. Each Revolving Facility Lender shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Revolving Facility Loans in such requested currency.
(c)Any failure by a Revolving Facility Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Facility Lender to permit Eurocurrency Revolving Facility Loans to be made in such requested currency. If the Administrative Agent and all the Revolving Facility Lenders consent to making Eurocurrency Revolving Facility Loans in such requested currency, the Administrative

Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowings of Eurocurrency Revolving Facility Loans. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.09, the Administrative Agent shall promptly so notify the Borrower.
(d)If Alternate Currencies are agreed to by the Administrative Agent pursuant to the definition thereof or this Section 1.09 upon request by the Borrower, this Agreement may be amended with the consent of the Administrative Agent, the Borrower and, to the extent relating to Letters of Credit, each Issuing Bank (and without the consent of any Lender) to incorporate the Administrative Agent’s customary operational and agency provisions with respect to such Loans (and any corresponding provisions with respect to Letters of Credit) requested to be denominated in such currencies.
Article II

The Credits
Section 2.01Commitments. Subject to the terms and conditions set forth herein:
(a)each Lender agrees to make Term B Loans in Dollars to the Borrower on the Closing Date in an aggregate principal amount not to exceed its Term B Loan Commitment,
(b)each 2024 Repricing Term Lender agrees to make 2024 Repricing Term Loans in Dollars to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount not to exceed its 2024 Repricing Term Loan Commitment,
(c)each 2024 Second Repricing Term Lender agrees to make 2024 Second Repricing Term Loans in Dollars to the Borrower on the Amendment No. 3 Effective Date in an aggregate principal amount not to exceed its 2024 Second Repricing Term Loan Commitment,
(d)each 2026 Term Lender agrees to make (i) 2026 Refinancing Term Loans in Dollars to the Borrower on the Amendment No. 5 Effective Date in an aggregate principal amount equal to its 2026 Incremental Term Loan Commitment and (ii) 2026 Incremental Term Loans in Dollars to the Borrower on the Amendment No. 5 Effective Date in an aggregate principal amount equal to its 2026 Incremental Term Loan Commitment,
(e)each Lender agrees to make Revolving Facility Loans of a Class in Dollars or any Alternate Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class (in the case of Alternate Currency Loans, based on the Dollar Equivalent thereof). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans, and
(f)each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement to make

Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment.
(g)Amounts of Term Loans borrowed under Section 2.01(a), Section 2.01(b), Section 2.01(c), Section 2.01(d) or Section 2.01(f) that are repaid or prepaid may not be reborrowed.
Section 2.02Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)Subject to Section 2.14, each Borrowing (other than a Swingline Borrowing) shall be comprised entirely of Term SOFR Loans, ABR Loans, Eurocurrency Loans, Alternate Currency Loans or RFR Loans as the Borrower may request in accordance herewith. Each Swingline Borrowing shall be an ABR Borrowing. Each Lender at its option may make any Term SOFR Loan, ABR Loan, Eurocurrency Loan, Alternate Currency Loan or RFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.
(c)At the commencement of each Interest Period for any Term SOFR Borrowing, Eurocurrency Revolving Facility Borrowing or Alternate Currency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing or RFR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swingline Borrowing shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 10 Term SOFR Borrowings, Eurocurrency Borrowings and Alternate Currency Borrowings outstanding under all Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or the Term Facility Maturity Date for such Class, as applicable.
Section 2.03Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term SOFR Borrowing, Eurocurrency Borrowing, Alternate Currency Borrowing (other than a BBSY Borrowing) or an RFR Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a BBSY Borrowing, not later than 1:00 p.m., Local Time, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m. Local Time, on the Business Day of the proposed Borrowing; provided that, (i) to request a Borrowing on the Closing Date, the Borrower shall notify the Administrative Agent of such request by telephone not later than 6:00 p.m., Local Time, one Business Day prior to the Closing Date and (ii) any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)whether such Borrowing is to be a Borrowing of Term Loans, Revolving Facility Loans, Refinancing Term Loans, Other Term Loans, Other Revolving Loans or Replacement Revolving Loans as applicable;
(ii)the aggregate amount of the requested Borrowing;
(iii)the date of such Borrowing, which shall be a Business Day;
(iv)whether such Borrowing is to be a Term SOFR Borrowing, an ABR Borrowing, a Eurocurrency Borrowing, an Alternate Currency Borrowing or an RFR Borrowing (which shall be comprised entirely of RFR Loans);
(v)in the case of a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)in the case of a Term SOFR Borrowing, Eurocurrency Revolving Facility Borrowing or Alternate Currency Borrowing, the currency in which such Borrowing is to be denominated; and
(vii)the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term SOFR

Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment or (ii) the Revolving Facility Credit Exposure of the applicable Class exceeding the total Revolving Facility Commitments of such Class; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing. Swingline Loans may be denominated in Dollars (“U.S. Dollar Swingline Loans”) or Canadian Dollars (“Canadian Dollar Swingline Loans”). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)To request a Swingline Borrowing, the Borrower shall notify the Administrative Agent and the Swingline Lender of such request by telephone (confirmed by a Swingline Borrowing Request by electronic means), not later than 2:00 p.m., Local Time, on the day of a proposed Swingline Borrowing. Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date of such Swingline Borrowing (which shall be a Business Day), (ii) the amount of the requested Swingline Borrowing, (iii) and the currency of the requested Swingline Borrowing (which may be Dollars or Canadian Dollars) and (iv) the interest rate applicable to such Swingline Borrowing, which shall be (x) in the case of U.S. Dollar Swingline Loans, the ABR Rate and (y) in the case of Canadian Dollar Swingline Loans, the Canadian Prime Rate. The Swingline Lender shall consult with the Administrative Agent as to whether the making of the Swingline Loan is in accordance with the terms of this Agreement prior to the Swingline Lender funding such Swingline Loan. The Swingline Lender shall make each Swingline Loan on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).
(c)The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Revolving Facility Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it. Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the Swingline Lender, such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans. Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
(d)The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Facility Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Facility Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Facility Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Facility Lender in its capacity as a lender of Swingline Loans hereunder.
Section 2.05Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of one or more letters of credit or bank guarantees in Dollars or any Alternate Currency in the form of (x) trade letters of credit in support of trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business (such letters of credit issued for such purposes, “Trade Letters of Credit”) and (y) standby letters of credit (the “Standby Letters of Credit”) or bank guarantees (the “Bank Guarantees”) issued for any lawful purposes of the Borrower and its Subsidiaries (such Standby Letters of Credit or Bank Guarantees issued for such purposes, collectively with the Trade Letters of Credit, the “Letters of Credit” and each, a “Letter of Credit”) for its own account or for the account of any Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five Business Days prior to the applicable Revolving Facility Maturity Date; provided that each Issuing Bank shall only be required to issue Standby Letters of Credit (and not, for the avoidance of doubt, Trade Letters of Credit or Bank

Guarantees) unless such Issuing Bank agrees otherwise; provided, further, that no Issuing Bank shall be obligated to issue Letters of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, the issuance of such Letter of Credit would violate any Requirements of Law binding upon such Issuing Bank or the issuance of the Letter of Credit would violate one or more policies or procedures of such Issuing Bank applicable to letters of credit generally that are customary for the industry. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)Notice of Issuance, Amendment, Renewal, Extension: Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (three Business Days or, solely in the case of Letters of Credit or bank guarantees in an Alternate Currency to be issued by Barclays Bank PLC, five Business Days, in each case in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the applicable Issuing Bank in their sole discretion may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency (which may be Dollars or any Alternate Currency) of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit constitutes a Standby Letter of Credit or a Trade Letter of Credit and such other information as shall be reasonably necessary to issue, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the Revolving L/C Exposure shall not exceed the Letter of Credit Sublimit, (ii) the Revolving Facility Credit Exposure shall not exceed the applicable Revolving Facility Commitments and (iii) no Alternate Currency Letter of Credit shall be issued if, after giving effect thereto, the aggregate amount of Revolving L/C Exposure with respect to all Alternate Currency Letters of Credit would exceed $10,000,000 (or such larger amount within the Letter of Credit Sublimit as the Administrative Agent and the applicable Issuing Bank may agree). For the avoidance of doubt, no Issuing Bank shall be obligated to issue an Alternate Currency Letter of Credit if such Issuing Bank does not otherwise issue letters of credit in such Alternate Currency.
(c)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year (unless otherwise agreed upon by the Borrower and the applicable Issuing Bank in their sole discretion) after such renewal or extension) and (ii) the date that is five Business Days prior to the applicable Revolving Facility Maturity Date;

provided that any Letter of Credit with a one year tenor may provide for automatic renewal or extension thereof for additional one year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)) so long as such Letter of Credit permits the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve-month period to be agreed upon at the time such Letter of Credit is issued; provided, further, that if such Issuing Bank consents in its sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in clause (ii) above, provided, that if any such Letter of Credit is outstanding or is issued under the Revolving Facility Commitments of any Class after the date that is 30 days prior to the Revolving Facility Maturity Date for such Class the Borrower shall provide Cash Collateral pursuant to documentation reasonably satisfactory to the Collateral Agent and the relevant Issuing Bank in an amount equal to the Minimum L/C Collateral Amount on or prior to the date that is 30 days prior to such Revolving Facility Maturity Date or, if later, such date of issuance.
(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit (calculated, in the case of Alternate Currency Letters of Credit, based on the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, in Dollars, such Revolving Facility Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason (calculated, in the case of any Alternate Currency Letter of Credit, based on the Dollar Equivalent thereof). Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments or the fact that, as a result of changes in currency exchange rates, such Revolving Facility Lender’s Revolving Facility Credit Exposure at any time might exceed its Revolving Facility Commitment at such time (in which case Section 2.11(f) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Reimbursement. If the applicable Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount in Dollars equal to such L/C Disbursement (or, in the case of an Alternate Currency Letter of Credit, the Dollar Equivalent thereof) not later than 2:00 p.m., Local Time, on the first Business Day after the Borrower receives notice under paragraph (g) of this Section 2.05 of such L/C Disbursement (or the second Business Day, if such notice is received after 12:00 noon, Local Time), together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving Facility Borrowing of the applicable Class; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing of the applicable Class, as applicable, in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Facility Borrowing or Swingline Borrowing. If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof. Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent in Dollars its Revolving Facility Percentage of the payment then due from the Borrower in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR Revolving Loan or a Swingline Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
(f)Obligations Absolute. The obligation of the Borrower to reimburse L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank, or any of the circumstances referred to in clauses (i), (ii) or (iii) of the first sentence; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by final and binding decision of a court of competent jurisdiction to have been caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by electronic means) of any such demand for payment under a Letter of Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C Disbursement.
(h)Interim Interest. If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class; provided that, if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(g) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.
(i)Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.
(j)Cash Collateralization Following Certain Events. If and when the Borrower is required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.05(c), 2.11(e), 2.11(f), 2.11(g), 2.22(a)(v) or 8.01, the Borrower shall deposit in an account with or at the direction of the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash in Dollars equal to the Revolving L/C Exposure as of such date (or, in the case of Sections 2.05(c), 2.11(e), 2.11(f) and 2.22(a)(v), the portion thereof required by such sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the Administrative Agent pursuant to Section 2.22(a)(ii), in each case, shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (i) for so long as an Event of Default shall be continuing, the Collateral Agent and (ii) at any other time, the Borrower, in each case, in Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(e) or (f) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(e) and (f) no longer being exceeded, as applicable.
(k)Cash Collateralization Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving Facility Termination Event”) in connection with which the Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Security Documents may be terminated in accordance with Section 10.18 if each such Continuing Letter of Credit is (x) Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank or (y) “backstopped” in a manner reasonably acceptable to the each such Issuing Bank.
(l)Additional Issuing Banks. From time to time, the Borrower may by notice to the Administrative Agent designate any Lender (in addition to the initial Issuing Banks) each of which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.
(m)Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.
Section 2.06Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the applicable Borrowing Request; provided that ABR Revolving Loans and Swingline Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans at such time. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(c)The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders (including by means of Swingline Loans to the Borrower). In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account.
Section 2.07Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to RFR Borrowings or Swingline Borrowings, which may not be converted into or continued as Term SOFR Borrowings, Eurocurrency Borrowings or Alternate Currency Borrowings.
(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone, by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request in the form of Exhibit E and signed by the Borrower.
(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be a Term SOFR Borrowing, ABR Borrowing, Eurocurrency Borrowing, Alternate Currency Borrowing or RFR Borrowing; and
(iv)if the resulting Borrowing is a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Sections 2.02(c) regarding the maximum number of Borrowings of the relevant Type.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing, as applicable, with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing and (ii) unless repaid, each Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.08Termination and Reduction of Commitments. (a) Unless previously terminated, the Revolving Facility Commitments of each Class shall terminate on the applicable Revolving Facility Maturity Date for such Class. On the Closing Date (after giving effect to the funding of the Term B Loans to be made on such date), the Term B Loan Commitments of each Lender as of the Closing Date will terminate. On the Amendment No. 2 Effective Date (after giving effect to the funding of the 2024 Repricing Term Loans to be made on such date), the 2024

Repricing Term Loan Commitments of the 2024 Repricing Term Lender as of the Amendment No. 2 Effective Date will terminate. On the Amendment No. 3 Effective Date (after giving effect to the funding of the 2024 Second Repricing Term Loans to be made on such date), the 2024 Second Repricing Term Loan Commitments of the 2024 Second Repricing Term Lender as of the Amendment No. 3 Effective Date will terminate. On the Amendment No. 5 Effective Date (after giving effect to the funding of the 2026 Term Loans to be made on such date), the 2026 Incremental Term Loan Commitments and the 2026 Refinancing Term Loan Commitments of the 2026 Term Lenders as of the Amendment No. 5 Effective Date will terminate.

(b)The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class; provided that (i) each reduction of the Revolving Facility Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Sections 2.05(j) or (k), the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit) would exceed the total Revolving Facility Commitments of such Class.
(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination or reduction of the Revolving Facility Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
Section 2.09Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan applicable to any Class of Revolving Facility Commitments on the earlier of the Revolving Facility Maturity Date for such Class and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made; provided that on each date that a Revolving Facility Borrowing is made by the Borrower, the Borrower shall repay all Swingline Loans then outstanding.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).
Section 2.10Repayment of Term Loans and Revolving Facility Loans. (a) Subject to the other clauses of this Section,
(i)
(A)the Borrower shall repay Term B Borrowings on the last day of each March, June, September and December of each year (commencing on the last day of the second full fiscal quarter of the Borrower after the Closing Date) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “Term B Loan Installment Date”), in an aggregate principal amount of the Term B Loans equal to (x) in the case of quarterly payments due prior to the applicable Term Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of Term B Loans outstanding immediately after the Closing Date, and (y) in the case of such payment due on the applicable Term Facility Maturity Date, an amount equal to the then unpaid principal amount of the Term B Loans outstanding,
(B)the Borrower shall repay the 2024 Repricing Term Loans on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the Borrower after the Amendment No. 2 Effective Date) and on the 2024 Repricing Term Loan Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day, in an aggregate principal amount equal to (x) in the case of quarterly payments due prior to the 2024 Repricing Term Loan Maturity Date, an amount equal to 0.25% of the aggregate principal amount of 2024 Repricing Term Loans outstanding immediately after the Amendment No. 2 Effective Date; provided that such amounts described in this clause (x) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.10(c) and (d) of this Agreement, including by prepayments made prior to the Amendment No. 2 Effective Date, and it is understood and agreed that as a result of such prepayments made prior to the Amendment No. 2 Effective Date, no payments will be required under this clause (x) after the Amendment No. 2 Effective Date and (y) in the case of such payment due on the 2024 Repricing Term Loan Maturity Date, an amount equal to the then unpaid principal amount of the 2024 Repricing Term Loans outstanding, and
(C)the Borrower shall repay the 2024 Second Repricing Term Loans on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the Borrower after the Amendment No. 3 Effective Date) and on the 2024 Second Repricing Term Loan Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day, in an aggregate principal amount equal to (x) in the case of quarterly payments due prior to the 2024 Second Repricing Term Loan Maturity Date, an amount equal to 0.25% of the aggregate principal amount of 2024 Second Repricing Term Loans outstanding immediately after the Amendment No. 3 Effective Date; provided that such amounts described in this clause (x) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.10(c) and (d) of this Agreement, including by prepayments made prior to the Amendment No. 3 Effective Date, and it is understood and agreed that as a result of such prepayments made prior to the Amendment No. 3 Effective Date, no payments will be required under this clause (x) after the Amendment No. 3 Effective Date and (y) in the case of such payment due on the 2024 Second Repricing Term Loan Maturity Date, an amount equal to the then unpaid principal amount of the 2024 Second Repricing Term Loans outstanding;
(D)the Borrower shall repay the 2026 Term Loans on the last day of each of March, June, September and December of each year (commencing on the last day of the second full fiscal quarter of the Borrower after the Amendment No. 5 Effective Date) and on the 2026 Term Loan Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “2026 Term Loan Installment Date”), in an aggregate principal amount equal to (x) in the case of quarterly payments due prior to the 2026 Term Loan Maturity Date, an amount equal to 0.25% of the aggregate principal amount of 2026 Term Loans outstanding immediately after the Amendment No. 5 Effective Date; provided that such amounts described in this clause (x) shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.10(c) and (d) of this Agreement and (y) in the case of such payment due on the 2026 Term Loan Maturity Date, an amount equal to the then unpaid principal amount of the 2026 Term Loans outstanding;
(ii)in the event that any Incremental Term Loans are made, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”); and
(iii)to the extent not previously paid, outstanding Term Loans shall be due and payable on the applicable Term Facility Maturity Date.
(b)To the extent not previously paid, outstanding Revolving Facility Loans of such Class shall be due and payable on the applicable Revolving Facility Maturity Date.
(c)Prepayment of the Loans from:
(i)all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be allocated to the Class or Classes of Term Loans determined pursuant to Section 2.10(d), with the application thereof to be directed by the Borrower and in the absence of such direction to reduce in direct order amounts due on the succeeding Term Loan Installment Dates under such Classes as provided in the remaining scheduled amortization payments under such Classes; provided that any Lender, at its option, may elect to decline any such prepayment of any Term Loan held by it if it shall give written notice to the Administrative Agent thereof by 5:00 p.m. Local Time at least three Business Days prior to the date of such prepayment (any such Lender, a “Declining Lender”) and on the date of any such prepayment, any amounts that would otherwise have been applied to prepay Term Loans owing to any Declining Lender (“Declined Amounts”) shall instead be retained by the Borrower for application for any purpose not prohibited by this Agreement, and
(ii)any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the Borrower may in each case direct.
(d)Any mandatory prepayment of Term Loans pursuant to Sections 2.11(b) or (c) shall be applied so that the aggregate amount of such prepayment is allocated among the 2026 Term Loans, the Other Term Loans and the Refinancing Term Loans, if any, pro rata based on the aggregate principal amount of outstanding 2026 Term Loans, Other Term Loans and Refinancing Term Loans, if any (other than with respect to Other Term Loans or Refinancing Term Loans, to the extent the Incremental Assumption Agreement relating thereto does not so require). Prior to any prepayment of any Loan under any Facility hereunder, the Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, at least one Business Day before the scheduled date of such prepayment, (ii) in the case of a Term SOFR Borrowing, Eurocurrency Borrowing, Alternate Currency Borrowing (other than a BBSY Borrowing) or RFR Borrowing, at least three Business Days before the scheduled date of such prepayment and (iii) in the case of a BBSY Borrowing, at least four Business Days before the scheduled date of such prepayment (or, in each case such shorter period acceptable to the Administrative Agent); provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by accrued interest on the amount repaid to the extent required by Section 2.13(h).
Section 2.11Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.12(d), Section 2.12(f), Section 2.12(g), Section 2.12(h) and Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.10(d).
(b)The Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Borrower may use a portion of such Net Proceeds to prepay or repurchase any Refinancing Notes that are secured by a pari passu Lien on the Collateral or other Indebtedness that is secured by pari passu Liens permitted by Section 6.02 to the extent that any such Indebtedness requires the Borrower to prepay or make an offer to purchase such Indebtedness with the proceeds of such Asset Sale, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, (A) the numerator of which is the outstanding principal amount of such Indebtedness with respect to which such a requirement to prepay or make an offer to purchase exists and (B) the denominator of which is the sum of the outstanding principal amount of such Indebtedness and the outstanding principal amount of all Classes of Term Loans. Not later than five Business Days prior to the date of such prepayment, the Borrower shall provide written notice thereof to the Administrative Agent, including the amount of any required prepayment.
(c)Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.04(a) with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow exceeds $20,000,000 (the “ECF Threshold Amount”), the Borrower shall apply an amount equal to (i) the Required Percentage of such excess portion of such Excess Cash Flow minus (ii) to the extent not financed using the proceeds of the incurrence of funded term Indebtedness, the sum of (A) the amount of any voluntary prepayments or repurchases during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (A), the amount of any voluntary prepayments or repurchases after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Term Loans or other Indebtedness that is secured by a Lien on Collateral on a pari passu basis with the Term Loans and (B) the amount of any permanent voluntary reductions during such Excess Cash Flow Period (plus, without duplication of any amounts previously deducted under this clause (B), the amount of any permanent voluntary reductions after the end of such Excess Cash Flow Period but before the date of prepayment under this clause (c)) of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid, to prepay Term Loans in accordance with clauses (c)

and (d) of Section 2.10. Such calculation will be set forth in a certificate signed by a Financial Officer of the Borrower delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.
(d)Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any Net Proceeds of any Asset Sale by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary is prohibited or delayed by applicable local law from being repatriated to the United States of America, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States of America (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly use commercially reasonable efforts to take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), to the extent provided therein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of such Net Proceeds or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to cause the applicable Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of the Borrower that are reasonably required to eliminate such tax effects); provided that on or before the date on which any Net Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to Section 2.11(b) or Section 2.11(c), (x) the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such prepayments as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Proceeds or Excess Cash Flow is applied to the permanent repayment of Indebtedness of a Foreign Subsidiary.
(e)In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrower shall prepay Revolving Facility Borrowings or Swingline Borrowings of such Class (or, if no such Borrowings are outstanding, provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.
(f)In the event that the Revolving L/C Exposure exceeds the Letter of Credit Sublimit, at the request of the Administrative Agent, the Borrower shall provide Cash Collateral pursuant to Section 2.05(j) in an amount equal to such excess.
(g)If as a result of changes in currency exchange rates, on any Revaluation Date, (i) the total Revolving Facility Credit Exposure of any Class exceeds the total Revolving

Facility Commitments of such Class, (ii) the Revolving L/C Exposure exceeds the Letter of Credit Sublimit or (iii) the Revolving L/C Exposure with respect to all Alternate Currency Letters of Credit exceeds $10,000,000 (or such larger amount within the Letter of Credit Sublimit as the Administrative Agent and the applicable Issuing Bank may agree), the Borrower shall, at the request of the Administrative Agent, within ten (10) days of such Revaluation Date (A) repay Revolving Facility Borrowings or Swingline Borrowings or (B) provide Cash Collateral pursuant to Section 2.05(j), in an aggregate amount such that the applicable exposure does not exceed the applicable commitment, sublimit or amount set forth above.
Section 2.12Fees. (a) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.
(b)The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender of each Class (other than any Defaulting Lender), through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee in Dollars (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated) at the rate per annum equal to the Applicable Margin for Term SOFR Borrowings of such Class effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) the last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated, a fronting fee in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the “Senior Facilities Administration Fee” as set forth in the Fee Letter at the times specified therein (the “Administrative Agent Fees”).
(d)In the event that, on or prior to the six month anniversary of the Closing Date, the Borrower (x) prepays, refinances, substitutes or replaces any Term B Loans in connection with a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders (1) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of such prepayment, refinancing, substitution or replacement or the effective date of such amendment, as the case may be.
(e)All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.
(f)In the event that, on or prior to the six month anniversary of the Amendment No. 2 Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any 2024 Repricing Term Loans in connection with a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders (1) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the 2024 Repricing Term Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable 2024 Repricing Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of such prepayment, refinancing, substitution or replacement or the effective date of such amendment, as the case may be.
(g)In the event that, on or prior to the six month anniversary of the Amendment No. 3 Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any 2024 Second Repricing Term Loans in connection with a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders (1) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the 2024 Second Repricing Term Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable 2024 Second Repricing Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of such prepayment, refinancing, substitution or replacement or the effective date of such amendment, as the case may be.
(h)In the event that, on or prior to the six month anniversary of the Amendment No. 5 Effective Date, the Borrower (x) prepays, refinances, substitutes or replaces any 2026 Term Loans in connection with a Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders (1) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the 2026 Term Loans so prepaid, refinanced, substituted or replaced and (2) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable 2026 Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of such prepayment, refinancing, substitution or replacement or the effective date of such amendment, as the case may be.
Section 2.13Interest. (a) The Loans comprising each ABR Borrowing (including each U.S. Dollar Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.
(b)The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)The Loans comprising each Eurocurrency Borrowing shall bear interest at EURIBOR for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(d)The Loans comprising each Alternate Currency Borrowing shall bear interest at BBSY or CDOR, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(e)The Loans comprising each RFR Borrowing shall bear interest at Daily Simple RFR plus the Applicable Margin.
(f)Canadian Dollar Swingline Loans shall bear interest at the Canadian Prime Rate plus the Applicable Margin.
(g)Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding clauses (a) through (f) of this Section 2.13 or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in clause (a) of this Section 2.13; provided that this clause (g) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 10.08.
(h)Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided that (A) interest accrued pursuant to clause (g) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term SOFR Loan, Eurocurrency Loan or Alternate

Currency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(i)All interest hereunder computed by reference to the Adjusted Term SOFR Rate or EURIBOR, as applicable, shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR or the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted Term SOFR Rate, EURIBOR, Daily Simple RFR, BBSY, CDOR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14Benchmark Replacement. i) Notwithstanding anything to the contrary herein or in any other Loan Document, if:

(i)(A) a Benchmark Transition Event and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then:

(x)if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes under this Agreement and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Loan Document, and

(y)if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Alternate Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes under this Agreement and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each Class.

(a)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Loan Document. To the extent administratively and operationally feasible, the Administrative Agent shall use commercially reasonable efforts to ensure that any Benchmark Replacement in respect of Dollars shall meet the standards set forth in Proposed Section 1.1001-6 of the United States Treasury Regulations (or any successor or final version of such regulation) so as not to be treated as a “modification” (and therefore an exchange) of this Agreement for purposes of Section 1.1001-3 of the United States Treasury Regulations, it being understood that for these purposes, the substantially equivalent fair market value requirement of Proposed Treasury Regulations 1.1001-6(b)(2) shall be deemed satisfied, and it being further understood that the Administrative Agent shall not be required to take any action under this provision that would cause it any commercially unreasonable burden as determined in good faith by the Administrative Agent.
(b)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of (A) a Benchmark Transition Event and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its (or their) sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(c)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, EURIBOR, BBSY or CDOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(d)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term SOFR Borrowing, Eurocurrency Borrowing, Alternate Currency Borrowing or RFR Borrowing of, conversion to or continuation of Term SOFR Loans, Eurocurrency Loans or Alternate Currency Loans to be made, converted or continued during any Benchmark

Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans or (y) any Eurocurrency Borrowing, Alternate Currency Borrowing or RFR Borrowing denominated in the applicable Alternate Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term SOFR Loan, Eurocurrency Rate Loan, Alternate Currency Loan or RFR Loan in any Alternate Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term SOFR Loan, Eurocurrency Rate Loan, Alternate Currency Loan or RFR Loan, then until such time as a Benchmark Replacement for such Alternate Currency is implemented pursuant to this Section 2.14, (i) if such Term SOFR Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Eurocurrency Rate Loan or Alternate Currency Rate is denominated in any Alternate Currency, then any such Loans shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Loan, such Loan shall be deemed to be a Term SOFR Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term SOFR Loans denominated in Dollars at such time; provided that if the Borrower does not make an election, clause (B) shall apply or (iii) with respect to any such RFR Loan, such Loan shall bear interest at the Central Bank Rate for the applicable Available Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that such Central Bank Rate cannot be determined, any outstanding affected RFR Loans denominated, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternate Currency) immediately or (B) be prepaid in full immediately.
(e)Definitions.  For the avoidance of doubt, any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14.
Section 2.15Increased Costs. (a) If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank; or
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.
(b)If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Promptly after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan, Eurocurrency Loan or Alternate Currency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan, Eurocurrency Loan or Alternate Currency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan, Eurocurrency Loan or Alternate Currency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term SOFR Loan, Eurocurrency Loan or Alternate Currency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term SOFR Loan, Eurocurrency Loan or Alternate Currency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Term SOFR Loan, Eurocurrency Loan or Alternate Currency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the applicable market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17Taxes. (a) Defined Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
(A)any Lender that is a U.S. person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.
(i)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.18Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars (or, in the case of Alternate Currency Loans or Alternate Currency Letters of Credit, in the applicable Alternate Currency). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)Subject to Section 8.02, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, and (iii) third, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loans and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(d) or (e), 2.06, or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank), which consent, in each case, shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 10.04, provided, that if such removed Lender does not comply with Section 10.04 within one Business Day after the Borrower’s request, compliance with Section 10.04 shall not be required to effect such assignment.
(c)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.04(b)(ii)(B)) to replace such Non-Consenting Lender by requiring such Non-Consenting

Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Borrower’s request) assign its Loans and its Commitments (or, at the Borrower’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver, discharge or termination) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the Issuing Bank; provided that: (a) all Loan Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of the Borrower, the Borrower shall pay any amount required by Section 2.12(d)(y), Section 2.12(f)(y), Section 2.12(g)(y) and/or Section 2.12(h)(y), if applicable, and (c) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04; provided that if such Non-Consenting Lender does not comply with Section 10.04 within one Business Day after the Borrower’s request, compliance with Section 10.04 shall not be required to effect such assignment.
Section 2.20Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Term SOFR Loans, Eurocurrency Loans or Alternate Currency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Term SOFR Loans, Eurocurrency Loans or Alternate Currency Loans or to convert ABR Borrowings to Term SOFR Borrowings, Eurocurrency Borrowings or Alternate Currency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Term SOFR Borrowings, Eurocurrency Borrowings or Alternate Currency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Borrowings, Eurocurrency Borrowings or Alternate Currency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 2.21Incremental Commitments; Extensions & Refinancing Facilities.
(a)Incremental Commitments.  The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount at the time such Incremental Commitments are established from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving

Facility Commitments, as the case may be, in their own discretion; provided that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent (to the extent the same would be required for an assignment under Section 10.04) and, to the extent the same would be required for an assignment under Section 10.04, the Issuing Bank and the Swingline Lender (which approvals shall not be unreasonably withheld) unless in each case such Incremental Revolving Facility Lender is a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or an Approved Fund of a Revolving Facility Lender. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective, (iii) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility Commitments are to be (x) commitments to make additional Revolving Facility Loans on the same terms as the Initial Revolving Loans or (y) commitments to make revolving loans with pricing terms, final maturity dates, participation in mandatory prepayments or commitment reductions and/or other terms different from the Initial Revolving Loans (“Other Revolving Loans”) and (iv) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to the 2026 Term Loans or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the 2026 Term Loans (“Other Term Loans”).
(b)Incremental Commitments. The Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided that:
(i)any commitments to make additional 2026 Term Loan and/or additional Initial Revolving Loans shall have the same terms as the 2026 Term Loans or Initial Revolving Loans, respectively,
(ii)the Other Term Loans shall rank pari passu in right of security with the 2026 Term Loans,
(iii)except in the case of Permitted Earlier Maturity Debt, the final maturity date of any Other Term Loans shall be no earlier than the 2026 Term Loan Maturity Date,
(iv)except in the case of Permitted Earlier Maturity Debt, the Weighted Average Life to Maturity of any Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the 2026 Term Loans,

(v)the Other Revolving Loans shall rank pari passu in right of security with the Initial Revolving Loans,
(vi)except in the case of Permitted Earlier Maturity Debt, the final maturity date of any Other Revolving Loans shall be no earlier than the Revolving Facility Maturity Date with respect to the Initial Revolving Loans,
(vii)with respect to any Other Term Loan that ranks pari passu in right of payment and security with the 2026 Term Loans and is in the form of U.S. Dollar-denominated term loans (other than any Other Term Loan that is incurred after the 12 month anniversary of the Amendment No. 5 Effective Date or that is scheduled to mature on or after the date that is one year after the 2026 Term Loan Maturity Date), if the All-in Yield in respect of such Other Term Loan exceeds the All-in Yield in respect of the 2026 Term Loans by no more than 0.50% (such difference, the “Term Yield Differential”) then the Applicable Margin (or the “SOFR floor” as provided in the following proviso) applicable to the 2026 Term Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided that, to the extent any portion of the Term Yield Differential is attributable to a higher “SOFR floor” being applicable to such Other Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Adjusted Term SOFR Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “SOFR floor” applicable to the outstanding 2026 Term Loans shall be increased to an amount not to exceed the “SOFR floor” applicable to such Other Term Loans prior to any increase in the Applicable Margin applicable to such 2026 Term Loans then outstanding;
(viii)with respect to any commitments to make Other Revolving Loans entered into within 12 months of the Closing Date and that rank pari passu in right of security with the Initial Revolving Loans, the All-in Yield of such Other Revolving Loans shall be the same as that applicable to the Initial Revolving Loans on the Closing Date, except that the All-in Yield in respect of any such Other Revolving Loan may exceed the All-in Yield in respect of such Initial Revolving Loans on the Closing Date by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Revolving Yield Differential”) then the Applicable Margin applicable to such Initial Revolving Loans shall be increased such that after giving effect to such increase, the Revolving Yield Differential shall not exceed 0.50%;
(ix) (A) the Other Revolving Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Revolving Loans in (x) any voluntary or mandatory prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made and (B) the Other Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the 2026 Term Loans in any mandatory prepayment hereunder;
(x)The Other Term Loans and the Other Revolving Loans may be in U.S. Dollars or in any other currency reasonably acceptable to the Administrative Agent and the applicable Incremental Term Lenders and/or Incremental Revolving Facility Lenders; and
(xi)there shall be no obligor in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments that is not a Loan Party.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 10.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)Incremental Commitments. Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) subject to Section 1.07, on the date of such effectiveness, to the extent required by the relevant Incremental Assumption Agreement, the conditions set forth in clauses (b) and (c) of Section 4.02 shall be satisfied (provided, that in the case of Incremental Term Loan Commitments or Incremental Revolving Facility Commitments used to finance an Investment (including a Permitted Business Acquisition), (x) with respect to clause (b) of Section 4.02, the only Default or Events of Default that cannot have occurred or be continuing shall be an Event of Default pursuant to Section 8.01(b) or (c), or, solely with respect to the Borrower, Section 8.01(h) or (i) and (y) at the election of the Borrower, only the Specified Representations (conformed as necessary for such Investment) shall be applicable in the case of Section 4.02(c)) and (ii) the Administrative Agent shall have received customary legal opinions, board resolutions and other customary closing certificates and documentation as and to the extent required by the relevant Incremental Assumption Agreement and such additional customary documents and filings (including amendments to the Mortgages and other Security Documents and title endorsement bringdowns) as the Administrative Agent may reasonably request to assure that the Incremental Term Loans and/or Revolving Facility Loans in respect of Incremental Revolving Facility Commitments are secured by the Collateral ratably with one or more Classes of then-existing Term Loans and Revolving Facility Loans.
(d)Incremental Commitments. Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments (other than Other Revolving Loans), when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Term SOFR Loans, Eurocurrency Loans or Alternate Currency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e)Extensions. Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Incremental Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment” and any Loans made pursuant thereto, an “Extended Revolving Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made, which shall be a date not earlier than five Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).
(f)Extensions. The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, any other pricing terms, amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as an existing Class of Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent; provided, that such other terms shall be deemed to be reasonably satisfactory to the Administrative Agent if such other terms (1) are applicable only to periods after the Latest Maturity Date applicable to the Class(es) of Loans subject to the Pro Rata Extension Offer (prior to giving effect to such Pro Rata Extension Offer), (2) are not less favorable to the existing Lenders of the Class(es) of Loans subject to the

Pro Rata Extension Offer or (3) apply to (and for the benefit of) the entire Class of Loans subject to the Pro Rata Extension Offer, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms, participation in mandatory prepayments and commitment reductions and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as an existing Class of Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent; provided, that such other terms shall be deemed to be reasonably satisfactory to the Administrative Agent if such other terms (1) are applicable only to periods after the Latest Maturity Date applicable to the Class(es) of Loans subject to the Pro Rata Extension Offer (prior to giving effect to such Pro Rata Extension Offer), (2) are not less favorable to the existing Lenders of the Class(es) of Loans subject to the Pro Rata Extension Offer or (3) apply to (and for the benefit of) the entire Class of Loans subject to the Pro Rata Extension Offer, and (v) any Extended Term Loans and/or Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 10.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Incremental Assumption Agreement with respect to any Extended Revolving Facility Commitments, and with the consent of each Swingline Lender and Issuing Bank, participations in Swingline Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Incremental Assumption Agreement, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.
(g)Extensions. Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.
(h)Extensions. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents, (vi) no Issuing Bank or Swingline Lender shall be obligated to provide Swingline Loans or issue Letters of Credit under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vii) there shall be no obligor in respect of any such Extended Term Loans or Extended Revolving Facility Commitments that is not a Loan Party.
(i)Extensions. Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.
(j)Refinancing Facilities. Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (j) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), the Net Proceeds of which are used to Refinance in whole or in part any Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that:
(i)subject to Section 1.07, before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Refinancing Term Loans;
(ii)except in the case of Permitted Earlier Maturity Debt, the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans,
(iii)except in the case of Permitted Earlier Maturity Debt, the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;
(iv)the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus any premium or penalty and amounts used to pay fees and expenses (including original issue discount) and accrued interest associated therewith;
(v)all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates or any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall be (A) substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than the terms, taken as a whole, applicable to the Term Loans so refinanced (except for covenants or other provisions applicable only to periods after the Term Facility Maturity Date of the Term Loans being refinanced), as determined by the Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard), (B) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined by the Borrower in good faith (except for covenants or other provisions applicable only to periods after the Term Facility Maturity Date of the Term Loans being refinanced) or (C) otherwise reasonably acceptable to the Administrative Agent; provided, that any terms of such Refinancing Term Loans shall be deemed to be reasonably acceptable to the Administrative Agent if (x) they reflect market terms (taken as a whole) at the time of incurrence or issuance (including, for the avoidance of doubt, at the time of entering into any definitive documentation with respect to such Indebtedness or, if in connection with a Limited Condition Transaction, the applicable LCT Test Date) as determined by the Borrower in good faith or (y) are also added for the benefit of the Lenders of the Class of Term Loans  being refinanced;
(vi) In addition, notwithstanding the foregoing, the Borrower may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (i) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof, (ii) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Borrower shall take one or more actions such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that (x) such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other person that would be a permitted Assignee hereunder and (y) the proceeds of such Refinancing Term Loans shall not constitute Net Proceeds hereunder), (iii) except for Permitted Earlier Maturity Debt, the Weighted Average Life to Maturity of the Refinancing Term Loans shall be no shorter than the remaining life to termination of the terminated Revolving Facility Commitments, (iv) except for Permitted Earlier Maturity Debt, the final maturity date of the Refinancing Term Loans shall be no earlier than the termination date of the terminated Revolving Facility Commitments and (v) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates or any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall be (A) substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than the terms, taken as a whole, applicable to the Revolving Facility Commitments being refinanced (except for covenants or other provisions applicable only to periods after the Revolving Facility Maturity Date of the Revolving Facility Commitments being refinanced), as determined by the Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard), (ii) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined by the Borrower in good faith (except for covenants or other provisions applicable only to periods after the Revolving Facility Maturity Date of the Revolving Facility Commitments being refinanced) or (iii) otherwise reasonably acceptable to the Administrative Agent; provided, that any terms of such Refinancing Term Loans shall be deemed to be reasonably acceptable to the Administrative Agent if (x) they reflect market terms (taken as a whole) at the time of incurrence or issuance (including, for the avoidance of doubt, at the time of entering into any definitive documentation with respect to such Indebtedness or, if in connection with a Limited Condition Transaction, the applicable LCT Test Date) as determined by the Borrower in good faith or (y) are also added for the benefit of the Lenders of the Class of Loans that is being refinanced;
(vii)with respect to Refinancing Term Loans secured by Liens on the Collateral that rank junior in right of security to an existing Class of Term Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement;
(viii)there shall be no obligor in respect of such Refinancing Term Loans that is not a Loan Party; and
(ix)the Refinancing Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the 2026 Term Loans in any prepayment hereunder.
(k)Refinancing Facilities. The Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 10.04 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Agreement governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the Borrower.
(l)Refinancing Facilities. Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clause (l)

through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided that: (i) subject to Section 1.07, before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant Incremental Assumption Agreement governing such Replacement Revolving Facility Commitments; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any Other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date in effect at the time of incurrence for the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility Commitments (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swingline commitment under such Replacement Revolving Facility Commitments, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank and replacement swingline lender, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall be (A) substantially similar to, or not materially less favorable to the Borrower and its Subsidiaries than the terms, taken as a whole, applicable to the Revolving Facility Commitments being replaced (except for covenants or other provisions applicable only to periods after the Revolving Facility Maturity Date of the Revolving Facility Commitments being replaced), as determined by the Borrower in good faith (or, if more restrictive, the Loan Documents are amended to contain such more restrictive terms to the extent required to satisfy the foregoing standard), (ii) reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined by the Borrower in good faith (except for covenants or other provisions applicable only to periods after the Revolving Facility Maturity Date of the Revolving Facility Commitments being replaced) or (iii) otherwise reasonably acceptable to the Administrative Agent; provided, that any terms of such Refinancing Term Loans shall be deemed to be reasonably acceptable to the Administrative Agent if (x) they reflect market terms (taken as a whole) at the time of incurrence or issuance (including, for the avoidance of doubt, at the time of entering into any definitive documentation with respect to such Indebtedness or, if in connection with a Limited Condition Transaction, the applicable LCT Test Date) as determined by the Borrower in good faith or (y) are also added for the benefit of the Lenders of the Class of Revolving Facility Commitments that are being replaced; (v) there shall be no obligor in respect of such Replacement Revolving

Facility that is not a Loan Party and (vi) the Replacement Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Revolving Loans in (x) any voluntary or mandatory prepayment or commitment reduction hereunder and (y) any Borrowing at the time such Borrowing is made. In addition, the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder) so long as (i) subject to Section 1.07, before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (ii) the weighted average life to termination of such Replacement Revolving Facility Commitments shall be not shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (iv) with respect to Replacement Revolving Loans secured by Liens on Collateral that rank junior in right of security to the Revolving Facility Loans, such Liens will be subject to a Permitted Junior Intercreditor Agreement and (v) the requirement of clause (v) in the preceding sentence shall be satisfied mutatis mutandis.
(m)Refinancing Facilities. The Borrower may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 10.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Agreement, be designated as an increase in any previously established Class of Revolving Facility Commitments.
(n)Refinancing Facilities. On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans and participations in Letters of Credit and Swingline Loans under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans and participations of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Facility Commitments.

(o)Refinancing Facilities. For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.
(p)Notwithstanding anything in the foregoing to the contrary, (i) for the purpose of determining the number of outstanding Term SOFR Borrowings, Eurocurrency Borrowings or Alternate Currency Borrowings upon the incurrence of any Incremental Loans, (x) to the extent the last date of Interest Periods for multiple Term SOFR Borrowings under the Term Facilities fall on the same day, such Term SOFR Borrowings shall be considered a single Term SOFR Borrowing and (y) to the extent the last date of Interest Periods for multiple Term SOFR Borrowings, Eurocurrency Borrowings or Alternate Currency Borrowings under the Revolving Facilities fall on the same day, such Term SOFR Borrowings, Eurocurrency Borrowings or Alternate Currency Borrowings shall be considered a single Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowings and (ii) the initial Interest Period with respect to any Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing of Incremental Loans may, at the Borrower’s option, be of a duration of a number of Business Days that is less than one month, and the Relevant Rate with respect to such initial Interest Period shall be the same as the Relevant Rate applicable to any then-outstanding Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing as the Borrower may direct, so long as the last day of such initial Interest Period is the same as the last day of the Interest Period with respect to such outstanding Term SOFR Borrowing, Eurocurrency Borrowing or Alternate Currency Borrowing.
Section 2.22Defaulting Lender. (a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” or “Required Revolving Facility Lenders”, as applicable.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder, third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender.
(B)Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.
(C)With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such

Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation and (y) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. Subject to Section 10.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of the (i) Administrative Agent or (ii) the Swingline Lender or any Issuing Bank, as applicable (with a copy to the Administrative Agent), (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Article III

Representations and Warranties

On the date of each Credit Event, the Borrower represents and warrants to each of the Lenders that:

Section 3.01Organization; Powers. Except as set forth on Schedule 3.01, the Borrower and each of its Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States of America) under the laws of the jurisdiction of its organization, except in the case of any Subsidiary where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except in the case of any Subsidiary where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.
Section 3.02Authorization. The execution, delivery and performance by the Borrower and each of the Subsidiary Loan Parties of each of the Loan Documents to which it is a party and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by the Borrower and such Subsidiary Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrower or any such Subsidiary Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Borrower or any such Subsidiary Loan Party, (C) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Subsidiary Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any such Subsidiary Loan Party, other than the Liens created by the Loan Documents and Permitted Liens other than Liens created by the Loan Documents or Liens permitted by Article VI.
Section 3.03Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such

Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries that are not Loan Parties.

Section 3.04Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or any other Person is or will be required for the execution, delivery or performance of each Loan Document, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect, (f) filings with the SEC in connection with entering into this Agreement, (g) filings or other actions listed on Schedule 3.04 and any other filings or registrations required by the Security Documents and (h) in the case of any other Person, those actions, consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section 3.05Financial Statements. The Borrower has heretofore furnished to the Administrative Agent Historical Borrower Financial Statements and the Historical Walden Financial Statements. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries and of the Walden Target and its Subsidiaries respectively, as of such dates and for such periods in accordance with GAAP.
Section 3.06No Material Adverse Effect. Since June 30, 2020, there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.07Title to Properties; Possession Under Leases. (a) Each of the Borrower and its Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has good and marketable title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens or Liens arising by operation of law.
(b)The Borrower and each of its Subsidiaries has complied with all material obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.
(c)As of the Closing Date, none of the Borrower nor any of its Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.
(d)As of the Closing Date, none of the Borrower nor any of its Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05.
(e)Schedule 1.01(B) lists each Material Real Property owned by any Loan Party as of the Closing Date.
Section 3.08Subsidiaries. (a) Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of the Borrower and, as to each such subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such subsidiary.
(b)As of the Closing Date, after giving effect to the Transactions, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors (or entities controlled by directors) and shares held by directors (or entities controlled by directors)) relating to any Equity Interests of the Borrower or any of its Subsidiaries, except as set forth on Schedule 3.08(b).
Section 3.09Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09(a), there are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against the Borrower or any of its Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (taking into account reserves being maintained in accordance with GAAP or the benefit of warranties, indemnities or insurance coverage in respect thereof).
(b)Neither the Borrower nor any of its Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.10Federal Reserve Regulations. Neither the making of any Loan (or the extension of any Letter of Credit) hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

Section 3.11Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 3.12Use of Proceeds. (a) The Borrower will use the proceeds of the Revolving Facility Loans and Swingline Loans, and may request the issuance of Letters of Credit, for general corporate purposes and for any other purpose not prohibited by this Agreement and, in the case of Revolving Facility Loans made on the Closing Date, for the purposes set forth in clause (b) below; provided the amount of Revolving Facility Loans incurred on the Closing Date shall not exceed $100,000,000, (b) the Borrower will use the proceeds of the Term Loans, the Revolving Facility Loans and Swingline Loans, and may request the issuance of Letters of Credit on the Closing Date to finance a portion of the Transactions and for the payment of Transaction Expenses, (c) the Borrower will use the proceeds of the 2024 Repricing Term Loans made on the Amendment No. 2 Effective Date to prepay in full the aggregate principal amount of and any accrued and unpaid interest on the Term B Loans outstanding hereunder immediately prior to the Amendment No. 2 Effective Date and to pay fees and expenses incurred in connection therewith, (d) the Borrower will use the proceeds of the 2024 Second Repricing Term Loans made on the Amendment No. 3 Effective Date to prepay in full the aggregate principal amount of and any accrued and unpaid interest on the Term Loans outstanding hereunder immediately prior to the Amendment No. 3 Effective Date and to pay fees and expenses incurred in connection therewith and (e) the Borrower will use the proceeds of the 2026 Term Loans made on the Amendment No. 5 Effective Date (i) to prepay in full the aggregate principal amount of and any accrued and unpaid interest on the Term Loans outstanding hereunder immediately prior to the Amendment No. 5 Effective Date, (ii) to redeem in their entirety all of the outstanding First Lien Notes outstanding and to pay all accrued and unpaid interest thereon, (iii) to pay fees and expenses incurred in connection the transactions contemplated under the immediately preceding clauses (i) and (ii) and the other transactions contemplated by Amendment No. 5 and (iv) for working capital and general corporate purposes of the Borrower and its Subsidiaries.
Section 3.13Tax Returns. Except as set forth on Schedule 3.13, the Borrower and its Subsidiaries have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 3.14No Material Misstatements. (a) All written information and written data (other than projections, forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower, its Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives, subsidiaries and affiliates and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b)The Pro Forma Financial Statements and other forward looking information and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby were prepared in good faith based upon assumptions believed by the management of the Borrower to be reasonable at the time such projections were furnished (it being understood by the Administrative Agent and the Lenders that (w) the Pro Forma Financial Statements and the projections therein are as to future events and are not to be viewed as facts, (x) the Pro Forma Financial Statements and the projections therein are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s control, (y) no assurance can be given that any particular projection will be realized and (z) actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material).
(c)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 3.15Employee Benefit Plans. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no Reportable Event has occurred during the past five years as to which the Borrower or any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (ii) no ERISA Event has occurred or is reasonably expected to occur and (iii) none of the Borrower, its Subsidiaries or any of their ERISA Affiliates has received any written notification that any Multiemployer Plan has been terminated within the meaning of Title IV of ERISA.
Section 3.16Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened, which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and in the prior eighteen (18) month period, has been, in compliance with the terms of any such Environmental Permits and with all other Environmental Laws, (iii) except as set forth on Schedule 3.16, no Hazardous Material is located at, on or under any property currently or, to the Borrower’s knowledge, formerly owned, operated or leased by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws or Environmental Permits, (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Closing Date, and (v) there are no material written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of the Borrower or any of its Subsidiaries and in the possession, custody or control of the Borrower or any of its Subsidiaries of any property currently or, to the Borrower’s knowledge, formerly owned or leased by the Borrower or any of its Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.

Section 3.17Security Documents. (a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties), in each case, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof to the extent that a security interest in such Collateral can be created under the Uniform Commercial Code. As of the Closing Date, in the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the applicable Security Document are delivered to the Applicable Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case with the priority required by the Intercreditor Agreement (except (x) Liens having priority by operation of law and (y) Permitted Liens).
(b)When the Collateral Agreement or an ancillary document thereunder is properly filed in the United States Patent and Trademark Office and/or the United States Copyright Office, as applicable, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected (subject to exceptions as set forth in Schedule 3.23 or arising from defects in the chain of title, which defects in the aggregate do not constitute a Material Adverse Effect hereunder) Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the Intellectual Property included in the Collateral in the United States listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights and copyright applications and exclusive licenses to registered copyrights acquired by the Loan Parties after the Closing Date).
(c)The Mortgages, if any, executed and delivered on the Closing Date are, and the Mortgages executed and delivered after the Closing Date pursuant to Section 5.10 shall be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal, valid and enforceable Liens on all of the Loan Parties’ rights, titles and interests in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have valid Liens with record notice to third parties on, and security interests in, all rights, titles and interests of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.
(d)Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, no Borrower or any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.
Section 3.18Location of Real Property and Leased Premises. (a) The Perfection Certificate lists correctly, in all material respects, as of the Closing Date all Material Real Property owned by the Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiary Loan Parties own in fee all the Real Property set forth as being owned by them in the Perfection Certificate except to the extent set forth therein.
(b)The Perfection Certificate lists correctly in all material respects, as of the Closing Date, all Material Real Property leased by the Borrower and the Subsidiary Loan Parties and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiary Loan Parties have in all material respects valid leases in all the Real Property set forth as being leased by them in the Perfection Certificate except to the extent set forth therein.
Section 3.19Solvency. As of the date hereof and after giving effect to the Transactions, (i) the sum of the debt and liabilities (subordinated, contingent or otherwise) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets (at a fair valuation) of the Borrower and its Subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (at a fair valuation) of the Borrower and its Subsidiaries, taken as a whole, is greater than the amount that will be required to pay the probable liabilities of the Borrower and its Subsidiaries, taken as a whole, on their debts and other liabilities subordinated, contingent or otherwise as they become absolute and matured; (iii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, as conducted or contemplated as of the date hereof; and (iv) the Borrower and its Subsidiaries, taken as a whole, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities (including current obligations and contingent liabilities) beyond their ability to pay such debt or other liabilities as they become due (whether at maturity or otherwise). For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Section 3.20Labor Matters. Neither the Borrower nor any of its Subsidiaries are party to, nor bound by, any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any labor union. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts, or other labor disputes pending or, to the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries; and (b) the Borrower and its Subsidiaries are in compliance with all Applicable Laws respecting employment and employment practices.

Section 3.21Insurance. Schedule 3.21 sets forth a true, complete and correct description, in all material respects, of all material insurance (excluding any title insurance) maintained by or on behalf of the Borrower or its Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect.
Section 3.22No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the Transactions.
Section 3.23Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.23, (a) the Borrower and each of its Subsidiaries owns, or possesses the valid and enforceable right to use, all Intellectual Property that is used or held for use in or are otherwise reasonably necessary for the present conduct of their respective businesses, (b) to the knowledge of the Borrower, the Borrower and its Subsidiaries are not infringing upon, misappropriating or otherwise violating the Intellectual Property of any person, and (c) (i) no such claim or litigation regarding any of the Intellectual Property owned by the Borrower and its Subsidiaries is pending or, to the knowledge of the Borrower, threatened and (ii) to the knowledge of the Borrower, no such claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.
Section 3.24Senior Debt. The Loan Obligations constitute “Senior Debt” (or the equivalent thereof) under the documentation governing any Material Indebtedness of any Loan Party permitted to be incurred hereunder constituting Indebtedness that is subordinated in right of payment to the Loan Obligations.
Section 3.25USA PATRIOT Act; OFAC.
(a)Each Loan Party is in compliance in all material respects with the USA PATRIOT Act, to the extent applicable, and, on the Closing Date, the Borrower has provided to the Administrative Agent all information related to the Loan Parties (including names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent not less than ten (10) Business Days prior to the Closing Date and mutually agreed to be required under “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to be obtained by the Administrative Agent or any Lender.
(b)None of the Borrower or any of its Subsidiaries nor any director, officer, to the knowledge of the Borrower, agent, or employee of the Borrower or any of its Subsidiaries is currently a Sanctioned Person. The Borrower will not directly or, knowingly, indirectly use the proceeds of the Loans or the Letters of Credit or otherwise make available such proceeds to any Person (i) to fund any activities or business of or with any Sanctioned Person or in or with any Sanctioned Country, each to the extent prohibited by applicable Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person participating in this Agreement.

Section 3.26Foreign Corrupt Practices Act. Except as set forth in Schedule 3.26, none of the Borrower or any of its Subsidiaries, any of their directors, officers, nor, to the knowledge of the Borrower or any of its Subsidiaries, agents or employees, has in the past five (5) years (i) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject or (ii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
Section 3.27Affected Financial Institution. No Loan Party is an Affected Financial Institution.
Article IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions:

Section 4.01First Credit Event. On or prior to the Closing Date:
(a)Executed Agreement. The Administrative Agent (or its counsel) shall have received from the Borrower, the Issuing Banks and the Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement.
(b)Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a written opinion of (i) Skadden, Arps, Slate, Meager & Flom LLP, special counsel for the Loan Parties and (ii) Akerman LLP, Florida local counsel for the Loan Parties, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Issuing Banks and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.
(c)Corporate Authorization Documents. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:
(i)a copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary or Assistant

Secretary of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,
(ii)a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of such Loan Party as of a recent date from such Secretary of State (or other similar official),
(iii)that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (iv) below,
(iv)that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the Closing Date to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,
(v)as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party, and
(vi)as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.
(d)Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, and the results of a search of the Uniform Commercial Code (or equivalent), tax and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search.
(e)Walden Acquisition. The Walden Acquisition shall be consummated prior to or substantially concurrently with the closing under this Agreement in accordance with the terms set forth in the MIPA without giving effect to any modifications thereunder, or any waiver or consent thereunder by the Borrower or at the Borrower’s request, that is materially adverse to the interests of the Lenders, without the consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned.
(f)Financial Statements. The Administrative Agent shall have received the Historical Borrower Financial Statements, the Historical Walden Financial Statements and the Pro Forma Financial Statements; provided that the Administrative Agent hereby acknowledge receipt of the audited financial statements referred to in clause (i) in the definition of Historical Borrower Financial Statements for the fiscal years ended June 30, 2017, 2018 and 2019 and clause (ii) in the definition of Historical Borrower Financial Statements for the fiscal quarters ended December 31, 2020 and March 31, 2020; provided, further, that the Arrangers will be deemed to have received Historical Borrower Financial Statements and the Historical Walden Financial Statements if the Borrower has filed such financial statements with the Securities and Exchange Commission via the EDGAR filing system and such financial statements are publicly available.
(g)Solvency. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit C and signed by a Financial Officer of the Borrower.
(h)Fees and Expenses. The Agents shall have or at the same time as drawing received all fees payable thereto or to any Lender on or prior to the Closing Date and, to the extent invoiced at least two Business Days prior to the Closing Date, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document (which amounts may be offset against the proceeds of the Facilities).
(i)Collateral and Guarantee Requirement. Except as set forth in Schedule 5.10 (which, for the avoidance of doubt, shall override the applicable clauses of the definition of “Collateral and Guarantee Requirement” for the purposes of this Section 4.01) and subject to the grace periods and post-closing periods set forth in such definition and subject to the second to last paragraph of this Section 4.01, the Collateral and Guarantee Requirement shall be satisfied (or waived) as of the Closing Date.
(j)USA PATRIOT Act. The Administrative Agent shall have received all documentation and other information required by Section 3.25(a), to the extent such information has been requested not less than ten (10) Business Days prior to the Closing Date. To the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation to the extent the Administrative Agent has requested such information, in a written notice to the Borrower at least 10 days prior to the Closing Date, the Administrative Agent shall have received a customary certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in relation to the Borrower shall have received such certification regarding beneficial ownership at least 5 days prior to the Closing Date.
(k)Material Adverse Effect. Since September 11, 2020, there shall not have been, nor shall there be, an Acquisition Agreement Material Adverse Effect.
(l)Officer’s Certificate. The Borrower shall have delivered to the Administrative Agent a certificate dated as of the Closing Date, to the effect set forth in Section 4.01(k) and Section 4.01(m) hereof.
(m)Representations and Warranties. (i) The Specified Representations will be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects) and (ii) the Specified Acquisition Agreement Representations will be true and correct to the extent required by the definition thereof on the Closing Date.

(n)Refinancing. The Existing Indebtedness Refinancing shall have been consummated prior to, or shall be consummated substantially simultaneously with closing under this Agreement.
(o)Marketing Period. The Arrangers shall have been afforded a period of at least 15 consecutive Business Days (the “Marketing Period”) (provided that, such period shall not be required to be consecutive to the extent it would include February 15, 2021, May 31, 2021, July 5, 2021, September 6, 2021 and any date from November 25, 2021 through and including November 27, 2021 (which dates shall not count for purposes of the 15 consecutive Business Day period) following receipt of the Historical Borrower Financial Statements and the Historical Walden Financial Statements; provided that the delivery of additional financial statements shall not cause the Marketing Period to restart once it has been completed.
(p)Borrowing Request. The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

Notwithstanding anything herein to the contrary, it is understood that, other than with respect to any Collateral perfected by (A) the filing of a UCC financing statement, (B) the filing of a security agreement with the U.S. Patent and Trademark Office or the U.S. Copyright Office or (C) taking delivery and possession of a stock certificate, to the extent any Lien on any Collateral is not or cannot be provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, the delivery and/or provision of and/or perfection of a Lien on such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date, but instead shall be required to be delivered after the Closing Date in accordance with Schedule 5.10.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and, in the case of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

Section 4.02All Credit Events. On the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (other than a Borrowing or issuance, amendment, extension or renewal of a Letter of Credit on the Closing Date):
(a)Borrowing Request. The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).
(b)No Default. At the time of and immediately after such Borrowing or issuance, amendment, extension or renewal of a Letter of Credit (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.
(c)Representations and Warranties. The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

Each Borrowing and each other Credit Event that occurs after the Closing Date shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b) and (c) of this Section 4.02; provided, however, the application of clauses (b) and (c) hereto to any Incremental Loan shall be as provided in the applicable Incremental Assumption Agreement, and, to the extent made in connection with any Limited Condition Transaction shall, at the Borrower’s option, be subject to Section 1.07.

Article V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of its Subsidiaries to:

Section 5.01Existence; Business and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution.
(b)Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).
Section 5.02Insurance. (a) (i) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and (ii) use commercially reasonable efforts to cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Borrower and its Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.
(b)Except as the Applicable Collateral Agent may agree, cause all such property and casualty insurance policies with respect to the Mortgaged Property located in the United States of America to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Applicable Collateral Agent, deliver a certificate of an insurance broker to the Applicable Collateral Agent; cause each such policy covered by this clause (b) to provide that it shall not be cancelled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Applicable Collateral Agent, prior to or concurrently with the cancellation or nonrenewal of any such policy of insurance covered by this clause (b), a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Applicable Collateral Agent of payment of the premium therefor, in each case of the foregoing, to the extent customarily maintained, purchased or provided to, or at the request of, lenders by similarly situated companies in connection with credit facilities of this nature.
(c)If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area (each a “Special Flood Hazard Area”) with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Applicable Collateral Agent.
Section 5.03Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all of its Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.04Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)within 120 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and, starting with the fiscal year ending June 30, 2022, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of the Borrower or any Material Subsidiary as a going concern, other than solely with respect to, or resulting solely from an upcoming maturity date under any Facility, any Incremental Loans, any Refinancing Loans, Incremental Equivalent Debt, any First Lien Notes, any Permitted Ratio Debt or any other Indebtedness occurring within one year from the time such opinion is delivered or any breach or anticipated breach of any financial covenant) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);
(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ending September 30, 2021), a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and, starting with the fiscal quarter ending September 30, 2021, setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail, which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);
(c) (x) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and  (ii) commencing with the fiscal quarter ending December 31, 2021, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Covenant;
(d)promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the

Administrative Agent, other materials filed by the Borrower or any of the Subsidiaries with the SEC, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower or the website of the SEC and written notice of such posting has been delivered to the Administrative Agent;
(e)within 90 days after the beginning of each fiscal year (or such later date as the Administrative Agent may agree), a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that the Budget is based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof;
(f)upon the reasonable request of the Administrative Agent not more frequently than once a year, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this clause (f) or Section 5.10(f); and
(g)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender); provided that such financial information is otherwise prepared by the Borrower or such Subsidiary in the ordinary course of business and is of a type customarily provided to lenders in similar syndicated credit facilities.

The Borrower hereby acknowledges and agrees that all financial statements and certificates furnished pursuant to paragraphs (a), (b) and (d) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated by Section 10.17 and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Borrower otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.05Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:
(a)any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)the filing or commencement of, or any written non-frivolous threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any of its Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)any other development specific to the Borrower or any of its Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and
(d)the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.
(e)any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
Section 5.06Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.
Section 5.07Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent to visit and inspect the financial records and the properties of the Borrower or any of its Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of its Subsidiaries with the officers thereof and independent accountants therefor; provided that (a) any visits, inspections, examinations and discussions conducted under this Section 5.07 shall be limited to one time per fiscal year, unless an Event of Default shall have occurred and be continuing, in which case the Administrative Agent may do any of the foregoing at the expense of the Borrower at any reasonable time and upon reasonable prior notice to the Borrower, (b) the Borrower shall have the opportunity to be present at any meeting with its independent accountants and (c) only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.07. Notwithstanding anything to the contrary in this Section 5.07, none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.
Section 5.08Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.12 and subject to the requirements of Section 3.25.
Section 5.09Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10Further Assurances; Additional Security. Subject to the provisions of the Collateral and Guarantee Requirement and any applicable limitations in any Security Document:
(a)execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that the Collateral Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)(i) grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests in, and mortgages on, any Material Real Property of the Borrower or such Subsidiary Loan Parties, as applicable, that are not Mortgaged Property as of the Closing Date, to the extent acquired after the Closing Date, within 90 days after such acquisition (or such later date as the Applicable Collateral Agent may agree in its reasonable discretion) pursuant to documentation substantially in the form of Mortgage delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Applicable Collateral Agent (each, an “Additional Mortgage”), which security interest and mortgage shall constitute valid and enforceable Liens subject to no other Liens except Permitted Liens or Liens arising by operation of law, at the time of recordation thereof, (ii) record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent (for the benefit of the Secured Parties) required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges required to be paid in connection with such recording or filing, in each case subject to clause (g) below, and (iii) deliver to the Collateral Agent an updated Schedule 1.01(B) reflecting such additional Mortgaged Properties. Unless otherwise waived by the Applicable Collateral Agent, with respect to each such Additional Mortgage, the Borrower shall cause the requirements set forth in clauses (f) and (g) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property.
(c)if any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Subsidiary Loan Party, on or prior to the date each compliance certificate referred to in Section 5.04(c) is required to be delivered, for all such formations and acquisitions, occurring during the fiscal quarter for the applicable compliance certificate (or such later date as the Administrative Agent may reasonably agree), the Borrower shall, cause clauses (c), (d) and (e) of the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to clause (f) below.
(d)If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary of a Loan Party, on or prior to the date that a compliance certificate referred to in Section 5.04(c) is required to be delivered, for all such formations and acquisitions, occurring during the fiscal quarter for the applicable compliance certificate (or such later date as the Administrative Agent may reasonably agree), cause clause (d) of the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of any Loan Party, subject to clause (f) below.
(e) (i) Furnish to the Collateral Agent prompt (and in any event, within 60 days after such change (or such later date as the Administrative Agent may reasonably agree) written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number, (D) in any Loan Party’s jurisdiction of organization or (E) in the location of the chief executive office of any Loan Party that is not a registered organization and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
(f)The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) any Real Property other than Material Real Property or any fixtures affixed to any Real Property to the extent (A) such Real Property does not constitute Collateral and (B) a security interest in such fixtures may not be perfected by a UCC-1 financing statement in the jurisdiction of organization of the applicable Loan Party, (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights (in each case, other than to the extent a Lien on such assets or such rights can be perfected by filing a UCC-1) and commercial tort claims with a value of less than $10,000,000, (iii) pledges and security interests (x) prohibited by Applicable Law, rule, regulation or contractual obligation not in violation of Section 6.09(c) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code) and (y) which require any consent, approval, license or other authorization of any third party or Governmental Authority (excluding any prohibition or restriction that is ineffective under the UCC), unless such consent, approval, license or other authorization has been obtained, (iv) assets to the extent a security interest in such assets could reasonably be expected to result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (v) any lease, license or other agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any Guarantor) after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (vi) those assets as to which the Applicable Collateral Agent and the Borrower reasonably agree that the cost or other consequence of obtaining such a security interest or perfection thereof are excessive in relation to the value afforded thereby, (vii) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of Article 9 of the Uniform Commercial Code, (viii) pending United States “intent-to-use” trademark applications for which a verified “Statement of Use” or an “Amendment to Allege Use” has not been filed with and accepted by the United States Patent and Trademark Office, but only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such “intent-to-use” trademark application or any registration that may issue therefrom under applicable federal law, (ix) any Excluded Securities, (x) assets subject to Liens securing Permitted Receivables Financings, (xi) any acquired property (including property acquired through acquisition or merger of or amalgamation with another entity) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the UCC) and (xii) any other exceptions mutually agreed upon between the Borrower and the Applicable Collateral Agent; provided that the Borrower may in its sole discretion elect to exclude any property from the definition of Excluded Property. Notwithstanding anything herein to the contrary, (A) the Applicable Collateral Agent may grant extensions of time or waiver of requirement for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (B) no actions shall be required with respect to assets requiring perfection through control agreements or perfection by “control” (as defined in the UCC) (other than in respect of Indebtedness for borrowed money (other than intercompany Indebtedness) owing to the Loan Parties evidenced by a note in excess of $10,000,000 and certificated Equity Interests otherwise required to be pledged pursuant to the Collateral Agreement to the extent otherwise required by the definition of “Collateral and Guarantee Requirement”), (C) no actions in any non-U.S. jurisdiction shall be required in order to create any security interests in any Collateral or to perfect any security interest in such Collateral, including any Intellectual Property registered in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction, including with respect to Intellectual Property registered or applied for in any non-U.S. jurisdiction), (D) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents, (E) no Loan Party shall be required to seek any landlord waiver, bailee letter, estoppel, warehouseman waiver or other collateral access, lien waiver or similar letter or agreement, (F) any joinder or supplement to any Guarantee, any Security Document or any other Loan Document executed by any Subsidiary that is required to become a Loan Party pursuant to this Section 5.10 may, with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty with respect to such Subsidiary set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct in all material respects to the extent required thereby or by the terms of any other Loan Document; (G) to the extent any Mortgaged Property is located in a jurisdiction with mortgage recording or similar tax, the amount secured by the Security Document with respect to such Mortgaged Property shall be limited to the fair market value of such Mortgaged Property as determined in good faith by the Borrower (subject to any applicable laws in the relevant jurisdiction or such lesser amount agreed to by the Applicable Collateral Agent).
Section 5.11Rating. Exercise commercially reasonable efforts to obtain and to maintain (a) public ratings (but not to obtain a specific rating) from Moody’s and S&P for the 2026 Term Loans and (b) public corporate family ratings (but not to obtain a specific rating ) from Moody’s and S&P in respect of the Borrower.
Section 5.12Lender Calls.  Following delivery (or, if later, required delivery) of financial statements pursuant to Section 5.04(b), upon the request of the Administrative Agent, the Borrower will promptly host a conference call, at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with the Lenders to review the financial information provided therein; it being understood and agreed that such conference call may be a single conference call together with investors holding other securities or debt of the Borrower and/or its Subsidiaries, so long as the Lenders are given an opportunity to ask questions on such conference call.
Section 5.13Post-Closing. Within the time periods after the Closing Date specified in Schedule 5.13 or such later date as the Administrative Agent reasonably agrees, including to reasonably accommodate circumstances unforeseen on the Closing Date, deliver the documents or take the actions specified on Schedule 5.13, in each case, except to the extent otherwise agreed by the Administrative Agent.

All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions contemplated by this Section 5.13 within the time periods specified in Schedule 5.13, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 5.13 (and Schedule 5.13) and (y) all representations and warranties relating to the assets set forth on Schedule 5.13 pursuant to the Security Documents shall be required to be true in all material respects immediately after the actions required to be taken under this Section 5.13 (and Schedule 5.13) have been taken (or were required to be taken), except to the extent any such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

Article VI
Negative Covenants

The Borrower covenants and agrees with each Lender that, until the Termination Date, unless the Required Lenders (or, in the case of Section 6.11, the Required Revolving Facility

Lenders voting as a single Class) shall otherwise consent in writing, the Borrower will not, and will not permit any of its Subsidiaries to:

Section 6.01Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
(a)Indebtedness existing on the Amendment No. 5 Effective Date (provided, that any such Indebtedness that is in excess of $5,000,000 shall be set forth on Schedule 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary);
(b)Indebtedness created hereunder (including pursuant to Section 2.21) and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;
(c)Indebtedness of the Borrower or any Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;
(d)Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;
(e)Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Loan Parties shall be subject to Section 6.04 and (ii) Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party in excess of $5,000,000 shall be subordinated to the Loan Obligations under this Agreement on subordination terms substantially in the form of Exhibit J hereto or on other subordination terms reasonably satisfactory to the Administrative Agent and the Borrower;
(f)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices;
(g)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;
(h)(i) (x) Indebtedness of a Subsidiary acquired after the Closing Date or a person merged or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness otherwise assumed by the Borrower or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition) and (y) Indebtedness incurred the Borrower or any Subsidiary in connection with the acquisition of assets or Equity Interests (including a Permitted Business Acquisition), in the case of each of clauses (x) and (y), where such acquisition, merger or consolidation is not prohibited by this Agreement; provided that (A) in the case of clause (x), such Indebtedness exists at the time such person becomes a Subsidiary and is not created in contemplation of or in connection with such person becoming a Subsidiary, (B) the aggregate principal amount of such Indebtedness incurred under subclauses (x) and (y) of this clause (i) at any time outstanding shall not exceed the sum of (1) the greater of $170,450,000 and 35% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) plus (2) the amount such that the Borrower or applicable Subsidiary would be permitted to incur at least $1.00 of additional Permitted Ratio Debt (including, for the avoidance of doubt, subject to the Non-Loan Party Debt Cap if incurred by a Subsidiary that is not a Loan Party) and (C) in case of subclause (y), subject to the Required Debt Terms (other than clauses (e) through (g) of the Required Debt Terms) and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;
(i)(x) Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings and other Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i)(x), would not exceed the greater of $155,840,000 and 32% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) and (y) any Permitted Refinancing Indebtedness in respect thereof;
(j)Capitalized Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03 and any Permitted Refinancing Indebtedness in respect thereof;
(k)other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount that, immediately after giving effect to the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $243,500,000 and 50% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), and any Permitted Refinancing Indebtedness in respect thereof (provided that Indebtedness incurred under this Section 6.01(k) shall not be secured on a pari passu basis with the Liens securing the Loan Obligations (other than Indebtedness incurred under this Section 6.01(k) that is (x) permitted to be secured on a pari passu basis with the Liens securing the Loan Obligations pursuant to Section 6.02(ll)(ii) or (y) allocated to the Incremental Amount pursuant to clause (ii) of the definition thereof);
(l)Indebtedness in respect of (i) one or more series of notes issued by the Borrower or a Subsidiary Loan Party that are either (x) senior or subordinated and unsecured or (y) secured by Liens on the Collateral ranking junior to or pari passu with the Liens securing the Loan

Obligations, in each case, issued in a public offering, Rule 144A or other private placement in lieu of the foregoing, (ii) loans made to the Borrower that are either (x) senior or subordinated and unsecured or (y) secured by Liens on Collateral ranking junior to or pari passu with the Liens securing the Obligations or (iii) customary bridge financings in lieu of the foregoing  (any such Indebtedness, “Incremental Equivalent Debt”); provided that (A) the aggregate initial principal amount of all Incremental Equivalent Debt shall not exceed the amount permitted to be incurred under the Incremental Amount, provided that (x) in the case of Incremental Equivalent Debt secured on a junior basis to the Liens on the Collateral securing the Obligations, in lieu of complying with the maximum Net First Lien Leverage Ratio test set forth in the definition of “Incremental Amount”, the Borrower shall be required to comply with a Net Secured Leverage Ratio (calculated on a Pro Forma Basis) not to exceed (I) 3.23:1.00 or (II) to the extent such Incremental Equivalent Debt is incurred in connection with a Permitted Business Acquisition or other Investment, the Net Secured Leverage Ratio as of the most recently ended Test Period immediately prior to such transaction), (y) in the case of unsecured Incremental Equivalent Debt, in lieu of complying with the maximum Net First Lien Leverage Ratio test set forth in the definition of “Incremental Amount”, the Borrower shall be required to comply with a Total Net Leverage Ratio (calculated on a Pro Forma Basis) not to exceed (I) 3.23:1.00 or (II) to the extent such Incremental Equivalent Debt is incurred in connection with a Permitted Business Acquisition or other Investment, the Total Net Leverage Ratio as of the most recently ended Test Period immediately prior to such transaction), (B) in the case of Incremental Equivalent Debt that is secured, such Incremental Equivalent Debt shall be subject to a Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, as applicable, (C) except for Permitted Earlier Maturity Debt, (x) the stated maturity date of such Indebtedness shall be no earlier than the 2026 Term Loan Maturity Date as in effect at the time such Indebtedness is incurred and (y) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the 2026 Term Loans in effect at the time such Indebtedness is incurred, (D) no Event of Default or Default shall have occurred and be continuing at the time of incurrence thereof (or, to the extent such Incremental Equivalent Debt is incurred in connection with a Permitted Business Acquisition or other Investment, subject to Section 1.07, no Event of Default pursuant to Section 8.01(b) or (c), or, solely with respect to the Borrower, Section 8.01(h) or (i), shall have occurred and be continuing at the time at the time of incurrence thereof (or in the case of Limited Condition Transaction, the LCT Test Date)) and (E) Incremental Equivalent Debt in the form of term loans that is secured on a pari passu basis with the Liens securing the Loan Obligations shall be subject to the last paragraph of Section 6.02.
(m)Guarantees (i) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement, (ii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), (iii) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party, and (iv) by the Borrower of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such Indebtedness is permitted to be incurred under Section 6.01(t) to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)); provided that Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to the Loan Obligations shall be expressly subordinated to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated;
(n)Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement;
(o)Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry practices;
(p) (i) Indebtedness in respect of the First Lien Notes in an aggregate principal amount outstanding not to exceed $800,000,000 and (ii) any Permitted Refinancing Indebtedness in respect thereof;
(q)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(r)Permitted Ratio Debt; provided that the aggregate amount of Permitted Ratio Debt outstanding of Subsidiaries that are not Subsidiary Loan Parties shall not exceed, when taken together with the aggregate principal amount of any other Indebtedness outstanding pursuant to Section 6.01(t), the Non-Loan Party Cap;
(s)[Reserved];
(t)Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(t) and the proviso set forth in Section 6.01(r), would not exceed the Non-Loan Party Cap, and any Permitted Refinancing Indebtedness in respect thereof;
(u)Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements.
(v)Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower (or, to the extent such work is done for the Borrower or its Subsidiaries, any direct or indirect parent thereof) or any Subsidiary incurred in the ordinary course of business;

(w)Indebtedness in connection with Permitted Receivables Financings in an aggregate amount outstanding at any time not to exceed $100,000,000;
(x)obligations in respect of Cash Management Agreements;
(y)Refinancing Notes and any Permitted Refinancing Indebtedness incurred in respect thereof;
(z)Indebtedness incurred by any Foreign Subsidiary in respect of working capital in an aggregate outstanding amount not to exceed the greater of $102,270,000 and 21% of EBITDA as of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), and any Permitted Refinancing Indebtedness in respect thereof;
(aa)Indebtedness incurred by the Borrower or a Subsidiary in an aggregate amount not to exceed 100% of the net cash proceeds received by the Borrower from (i) the issuance or sale of its Equity Interests (other than Disqualified Stock) and/or (ii) any capital contribution made to the capital of the Borrower or a Subsidiary (other than, in the case of a Subsidiary, contributions made by the Borrower or another Subsidiary to its capital), and any Permitted Refinancing Indebtedness in respect thereof;
(bb)Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate principal amount that, immediately after giving effect to the incurrence thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(bb), would not exceed the greater of $102,270,000 and 21% of EBITDA as of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), and any Permitted Refinancing Indebtedness in respect thereof;
(cc)Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.06;
(dd)Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;
(ee)Indebtedness of the Borrower or any Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Borrower and its Subsidiaries;
(ff)Indebtedness in respect of repurchase agreements constituting Permitted Investments;
(gg)Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit; and

(hh)all premium (if any, including tender premiums) expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (gg) above or refinancings thereof.

For purposes of determining compliance with this Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness described in Sections 6.01(a) through (hh) but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness described in Sections 6.01(a) through (hh), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will only be required to include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses and such item of Indebtedness shall be treated as having been incurred or existing pursuant to only one of such clauses; provided that (x) all Indebtedness outstanding on the Closing Date under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01 and (y) all Indebtedness outstanding on the Closing Date under the First Lien Notes shall at all times be deemed to have been incurred pursuant to clause (p) of this Section 6.01. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Section 6.02Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of the Borrower or any Subsidiary at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)Liens on property or assets of the Borrower and its Subsidiaries existing on the Amendment No. 5 Effective Date (or created following the Amendment No. 5 Effective Date pursuant to agreements in existence on the Amendment No. 5 Effective Date requiring the creation of such Liens) and, to the extent securing Indebtedness in an aggregate principal amount in excess of $5,000,000, set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Amendment No. 5 Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;
(b)any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;
(c)any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h)(i)(x); provided that such Lien (i) does not apply to any other property or assets of the Borrower or any of its Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than after acquired property required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof), it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (ii) in the case of Section 6.01(h)(i)(x), such Lien is not created in contemplation of or in connection with such acquisition (it being understood that with respect to any Liens on the Collateral being incurred under this clause (c) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis junior to the Liens securing the Loan Obligations, then any Liens on such Collateral being incurred under this clause (c) to secure Permitted Refinancing Indebtedness shall also be secured on a basis junior to the Liens securing the Loan Obligations);
(d)Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with GAAP;
(e)Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations (i) that are not overdue by more than 60 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP or (ii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(f) (i) Liens securing pension obligations that arise in the ordinary course of business, (ii) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (iii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;
(g)deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(h)zoning restrictions, easements, survey exceptions, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;
(i)Liens securing Indebtedness permitted by Section 6.01(i); provided that such Liens do not apply to any property or assets of the Borrower or any Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof and customary security deposits; provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis junior to the Liens securing the Loan Obligations, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be secured on a basis junior to the Liens securing the Loan Obligations);
(j)Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;
(k)Liens securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation that do not constitute an Event of Default under Section 8.01(j);
(l)Liens disclosed by the title insurance policies delivered on (with respect to all Mortgages delivered on the Closing Date) or subsequent to the Closing Date and pursuant to Section 5.10 or Schedule 5.10 and any replacement, extension or renewal of any such Lien;

provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;
(m)any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;
(n)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business;
(o)Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(p)Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations permitted under Section 6.01(f), (k) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and the proceeds and products thereof;
(q)leases or subleases, licenses or sublicenses (including with respect to Intellectual Property) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
(r)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(s)Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(t)(i) Liens on property or assets of any Subsidiary that is not a Loan Party securing obligations of a Subsidiary that is not a Loan Party permitted under Section 6.01 and (ii) Liens on property or assets of any person securing Indebtedness permitted under Section 6.01(bb) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis junior to the Liens securing the Loan Obligations, then any Liens on such Collateral being incurred under this clause (t)(ii) to secure Permitted Refinancing Indebtedness shall also be secured on a basis junior to the Liens securing the Loan Obligations);

(u)Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;
(v)the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(w)agreements to subordinate any interest of the Borrower or any Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any of their Subsidiaries pursuant to an agreement entered into in the ordinary course of business;
(x)Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;
(y)Liens on Equity Interests in joint ventures (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement;
(z)Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;
(aa)Liens in respect of Permitted Receivables Financings that extend only to the Receivables Assets subject thereto;
(bb)Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(cc)in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;
(dd)Liens securing Indebtedness or other obligations (i) of the Borrower or a Subsidiary in favor of the Borrower or any Subsidiary Loan Party and (ii) of any Subsidiary that is not a Loan Party in favor of any Subsidiary that is not a Loan Party;
(ee)Liens on not more than $25,000,000 of deposits securing Hedging Agreements entered into for non-speculative purposes;
(ff)Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;
(gg)Liens on Collateral that are junior to the Liens securing the Loan Obligations, so long as (i) immediately after giving effect to the incurrence of the Indebtedness secured by such junior Liens and the use of proceeds thereof (but without netting the net cash proceeds thereof), the Net Secured Leverage Ratio on a Pro Forma Basis is not greater than (I)

3.23:1.00 or (II) to the extent such Indebtedness is incurred in connection with a Permitted Business Acquisition or other Investment, the Net Secured Leverage Ratio as of the most recently ended Test Period immediately prior to such transaction and (ii) such junior Liens are subject to a Permitted Junior Intercreditor Agreement;
(hh)Liens on Collateral that are pari passu with the Liens securing the Loan Obligations, so long as (i) immediately after giving effect to the incurrence of the Indebtedness secured by such pari passu Liens and the use of proceeds thereof (but without netting the net cash proceeds thereof), the Net First Lien Leverage Ratio on a Pro Forma Basis is not greater than (I) 2.50 to 1.00 or (II) to the extent such Indebtedness is incurred in connection with a Permitted Business Acquisition or other Investment, the Net First Lien Leverage Ratio as of the most recently ended Test Period immediately prior to such transaction and (ii) such pari passu Liens are subject to a Permitted Pari Passu Intercreditor Agreement; provided that, if any Liens pursuant to this clause (hh) secure Indebtedness that is in the form of U.S. Dollar denominated term loans that rank pari passu in right of payment and security with the 2026 Term Loans (other than any such term loans that are incurred after the 12 month anniversary of the Amendment No. 5 Effective Date or that are scheduled to mature on or after the date that is one year after the 2026 Term Loan Maturity Date) (“Pari Term Loans”), then such Indebtedness secured by such pari passu Liens pursuant to this clause (hh) shall be subject to the last paragraph of this Section 6.02;
(ii)Liens securing Indebtedness permitted pursuant to Section 6.01(l) or Section 6.01(y);
(jj)Liens (i) of a collection bank arising under Section 4–208 of the UCC or other similar provisions of Applicable Laws on items in the course of collection, (ii) in favor of a banking institution arising as a matter of law encumbering deposits or other funds maintained with financial institutions (including the right of set–off), (iii) arising in connection with pooled deposit or sweep accounts, cash netting, deposit accounts or similar arrangements of the Borrower or any Subsidiary and consisting of the right to apply the funds held therein to satisfy overdraft or similar obligations incurred in the ordinary course of business of such person, (iv) encumbering reasonable customary initial deposits and margin deposits and (v) granted in the ordinary course of business by the Borrower or any Subsidiary to any bank with whom it maintains accounts to the extent required by the relevant bank’s (or custodian’s or trustee’s, as applicable) standard terms and conditions, in each case, which are within the general parameters customary in the banking industry;
(kk)Liens to secure any Indebtedness issued or incurred to Refinance (or successive Indebtedness issued or incurred for subsequent Refinancings) as a whole, or in part, any Indebtedness secured by any Lien permitted by this Section 6.02; provided, however, that (v) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis junior to the Liens securing the Loan Obligations, then such Liens on such Collateral being incurred under this clause (kk) shall also be secured on a basis junior to the Liens securing the Loan Obligations, (w) with respect to any Liens on the Collateral being incurred under this clause (kk), if Liens on the Collateral securing the Indebtedness being Refinanced (if any) were secured on a basis pari passu with the Liens securing the Loan Obligations, then such Liens on such Collateral being incurred under this clause (kk) may also be secured on a basis pari passu with the Liens securing the Loan Obligations, so long as such Liens are subject to a Permitted Pari Passu Intercreditor Agreement, (x) (other than Liens contemplated by the foregoing clauses (v) and (w)) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being Refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, (B) unpaid accrued interest and premium (including tender premiums) and (C) an amount necessary to pay any associated underwriting discounts, defeasance costs, fees, commissions and expenses, and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall be no different from the grantors of the Liens securing the Indebtedness being Refinanced or grantors that would have been obligated to secure such Indebtedness or a Loan Party;
(ll)(i) other Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations (which are not pari passu with the Loan Obligations) in an aggregate principal amount that at the time of, and after giving effect to, the incurrence of such Liens, would not exceed the greater of $487,000,000 and 100% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) and (ii) other Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate principal amount that at the time of, and after giving effect to, the incurrence of such Liens, not to exceed $35,000,000 at any time outstanding; provided that to the extent any Liens are incurred under this clause (ll) to secure any Indebtedness for borrowed money with any of the Collateral, to the extent not constituting Loan Obligations, such Indebtedness shall be subject to a Permitted Pari Passu Intercreditor Agreement or Permitted Junior Intercreditor Agreement, as applicable, providing for such Indebtedness to be secured with the Loan Obligations on, at the Borrower’s option, a pari passu (other than with respect to control of remedies) or junior basis to the Liens securing such Loan Obligations; and
(mm)Liens (i) (A) on advances of cash or Permitted Investments in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment, and (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien or on the date of any contract for such Investment or Disposition and (ii) on cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Liens permitted by this Agreement described in Sections 6.02(a) through (mm) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted by this Agreement described in Sections 6.02(a) through (mm), the Borrower shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the above clauses and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

With respect to any Indebtedness secured by Liens referred to in the proviso to Section 6.02(hh) or in the proviso to clause (h) in the definition of “Refinancing Notes” that in either case is in the form of U.S. Dollar denominated term loans that rank pari passu in right of payment and security with the Term Loans (other than any such term loans that are incurred after the 12 month anniversary of the Amendment No. 5 Effective Date or that are scheduled to mature on or after the date that is one year after the 2026 Term Loan Maturity Date), if the All-in Yield in respect of such Pari Term Loans exceeds the All-in Yield in respect of the 2026 Term Loans on the Amendment No. 5 Date by more than 0.50% (such difference, the “Pari Yield Differential”), then the Applicable Margin (or “SOFR floor” as provided in the following proviso) applicable to such 2026 Term Loans on the Closing Date shall be increased such that after giving effect to such increase, the Pari Yield Differential shall not exceed 0.50%; provided that, to the extent any portion of the Pari Yield Differential is attributable to a higher “SOFR floor” being applicable to such Pari Term Loans, such floor shall only be included in the calculation of the Pari Yield Differential to the extent such floor is greater than the Adjusted Term SOFR Rate in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “SOFR floor” applicable to such outstanding 2026 Term Loans shall be increased to an amount not to exceed the “SOFR floor” applicable to such Pari Term Loans prior to any increase in the Applicable Margin applicable to such 2026 Term Loans then outstanding.

Section 6.03Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted (a) with respect to (i) Excluded Property, (ii) property owned by the Borrower or any Subsidiary Loan Party that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 365 days of the acquisition of such property or (iii) property owned by any Subsidiary that is not a Loan Party regardless of when such property was acquired and (b) with respect to property not to exceed the greater of $102,270,000 and 21% of EBITDA as of the fiscal quarter immediately prior to the date of such transaction for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); provided, further, that the Borrower or the applicable Subsidiary Loan Party shall receive at least fair market value (as determined by the Borrower in good faith) for any property disposed of in any Sale and Lease-Back Transaction pursuant to clause (a)(ii) or clause (b) of this Section 6.03.
Section 6.04Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person (other than loans or advances in respect of (A) intercompany current liabilities incurred in connection with the cash management operations of the Borrower and its Subsidiaries and (B) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business or consistent with industry practices), or (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person (each of the foregoing, an “Investment”), except:

(a)the Transactions;
(b)(i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary; provided that as at any date of determination, the aggregate amount of (A) Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the Amendment No. 5 Effective Date by the Loan Parties pursuant to subclause (i) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net outstanding intercompany loans made after the Amendment No. 5 Effective Date by the Loan Parties to Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (ii), plus (C) outstanding Guarantees by the Loan Parties of Indebtedness after the Amendment No. 5 Effective Date of Subsidiaries that are not Subsidiary Loan Parties pursuant to subclause (iii) plus the amount of Investments pursuant to clause (iv) of the definition of Permitted Business Acquisition plus the amount of Investments pursuant to Section 6.04(u), shall not exceed at any time outstanding the greater of $243,500,000 and 50% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such acquisition for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b);
(c)Permitted Investments and Investments that were Permitted Investments when made;
(d)Investments arising out of the receipt by the Borrower or any Subsidiary of non-cash consideration for the sale of assets permitted under Section 6.05;
(e)loans and advances to officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business not to exceed in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof) the greater of $25,000,000 and 5% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such loan or advance for which financial statements have been delivered pursuant to Section 5.04(a) or Section 5.04(b), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of the Borrower solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(f)accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;
(g)Hedging Agreements entered into for non-speculative purposes;
(h)Investments existing on, or contractually committed as of, the Amendment No. 5 Effective Date and set forth on Schedule 6.04 and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Amendment No. 5 Effective Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Amendment No. 5 Effective Date);
(i)Investments resulting from pledges and deposits under Sections 6.02(f), (g), (o), (r), (s), (ee) and (ll);
(j)other Investments by the Borrower or any Subsidiary in an aggregate amount at any time outstanding (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (i) the greater of $204,540,000 and 42% of EBITDA as at the end of the fiscal quarter ended immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) plus (ii) any portion of the Cumulative Credit; provided subject to Section 1.07 that at the time thereof and immediately after giving effect thereto no Event of Default pursuant to Section 8.01(b) or (c), or, solely with respect to the Borrower, Section 8.01(h) or (i) shall have occurred and be continuing or would result therefrom, plus (iii) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment pursuant to clause (i); provided that if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(j) and plus any amounts reallocated to this Section 6.04(j) pursuant to the reallocation provisions set forth in Section 6.06(i) and Section 6.09(b)(i)(F); provided that any amount reallocated pursuant to Section 6.06(i) or Section 6.09(b)(i)(F) shall be permanently deducted from the capacity available thereunder and shall not be available for any other use;
(k)Investments constituting Permitted Business Acquisitions;
(l)intercompany loans between Subsidiaries that are not Loan Parties and Guarantees by Subsidiaries that are not Loan Parties permitted by Section 6.01(m);
(m)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower or a Subsidiary as a result of a foreclosure by the Borrower or any of its Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(n)Investments of a Subsidiary acquired after the Closing Date or of a person merged into the Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(o)acquisitions by the Borrower of obligations of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of the Borrower, so long as no cash is actually advanced by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;
(p)Guarantees by the Borrower or any Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;
(q)Investments to the extent that payment for such Investments is made with Equity Interests of the Borrower; provided that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit;
(r)Investments in the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by the Borrower or the applicable Subsidiary of assets (including Equity Interests and cash) to such person or persons; provided that (i) the fair market value of such assets, determined in good faith by the Borrower, so contributed pursuant to this clause (r) shall not in the aggregate exceed $10,000,000 and (ii) in respect of each such contribution, a Responsible Officer of the Borrower shall certify, in a form reasonably satisfactory to the Administrative Agent (x) after giving effect to such contribution, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) the fair market value (as determined in good faith by the Borrower) of the assets so contributed and (z) that the requirements of clause (i) of this proviso remain satisfied;
(s)Investments consisting of Indebtedness, Liens, Sale and Leaseback Transactions, fundamental changes or Dispositions, Restricted Payments and Affiliate transactions permitted under Sections 6.01, 6.02, 6.03, 6.05, 6.06 and 6.07, respectively;
(t)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(u)(i) Investments in Subsidiaries that are not Loan Parties after giving effect to the applicable Investments in an aggregate amount, plus (ii) the amount of Investments pursuant to clause (iv) of the definition of Permitted Business Acquisition, plus (iii) the amount of Investments pursuant to the proviso set forth in Section 6.04(b), shall not exceed at any time outstanding the greater of $243,500,000 and 50% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such acquisition for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b);
(v)Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to this Section 6.04);
(w)advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;
(x)Investments by the Borrower and its Subsidiaries, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided, that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement);
(y)Investments consisting of Receivables Assets or arising as a result of Permitted Receivables Financings;
(z)Investments consisting of the licensing, sub-licensing or contribution of Intellectual Property, whether pursuant to joint marketing arrangements with other persons or otherwise, in each case in the ordinary course of business;
(aa)to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case in the ordinary course of business;
(bb)Investments received substantially contemporaneously in exchange for Equity Interests of the Borrower; provided that the issuance of such Equity Interests are not included in any determination of the Cumulative Credit;
(cc)Investments in joint ventures in an aggregate amount not to exceed at any time outstanding the sum of (X) the greater of $102,270,000 and 21% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), plus (Y) an aggregate amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (cc); provided that if any Investment pursuant to this clause (cc) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(cc);
(dd)Investments in a Similar Business in an aggregate amount at any time outstanding (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the sum of (X) the greater of $102,270,000 and 21% of EBITDA as at the end of the fiscal quarter ended immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided that if any Investment pursuant to this clause (dd) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(dd);
(ee)Investments in any Unrestricted Subsidiaries in an aggregate amount at any time outstanding (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the sum of (X) the greater of $102,270,000 and 21% of EBITDA as at the end of the fiscal quarter ended immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) plus (Y) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investment; provided that if any Investment pursuant to this Section 6.04(ee) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the proviso thereto in the case of any Subsidiary that is not a Loan Party) and not in reliance on this Section 6.04(ee);
(ff)Other Investments if the Total Net Leverage Ratio on a Pro Forma Basis as at the end of the fiscal quarter ended immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) is less than or equal to 2.00:1.00; provided that no Event of Default shall exist or result therefrom; and
(gg)Investments made as part of, or in connection with, the Transactions pursuant to the MIPA.

Any Investment in any person other than the Borrower or a Subsidiary Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or Permitted Investments shall be the fair market value thereof (as determined by the Borrower in good faith) valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

Section 6.05Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary,

or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all of the assets of any other person or division or line of business of a person, except that this Section 6.05 shall not prohibit:

(a)(i) the Disposition of inventory, or the sale of receivables pursuant to non-recourse factoring arrangements, in each case in the ordinary course of business by the Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary, (iv) assignments by the Borrower and any Subsidiary in connection with insurance arrangements of their rights and remedies under, and with respect to, the MIPA in respect of any breach by any Seller Party of its representations and warranties set forth therein or (v) the Disposition of Permitted Investments in the ordinary course of business;
(b)if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger or consolidation of any Subsidiary with or into the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger or consolidation of any Subsidiary with or into any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is or becomes a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or a Subsidiary Loan Party receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger or consolidation of any Subsidiary that is not a Subsidiary Loan Party with or into any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary (unless otherwise permitted by Section 6.04), which shall be a Loan Party if the merging or consolidating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with the requirements of Section 5.10;
(c)Dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided that any Dispositions by a Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this clause (c) shall be made either (i) on terms that are substantially no less favorable to such Loan Party, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of such Loan Party in good faith or (ii) be counted as an Investment to the extent of any shortfall below fair market value and permitted to the extent permitted by Section 6.04;
(d)Sale and Lease-Back Transactions permitted by Section 6.03;
(e)(i) Investments permitted by Section 6.04, Permitted Liens, and Restricted Payments permitted by Section 6.06 and (ii) any Disposition made pursuant to the MIPA;

(f)Dispositions of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;
(g)Dispositions of assets not otherwise permitted by this Section 6.05; provided that the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b);
(h)Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided that following any such merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving corporation;
(i)leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;
(j)Dispositions of inventory or Dispositions or abandonment of Intellectual Property of the Borrower and its Subsidiaries reasonably determined in good faith by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of its Subsidiaries;
(k)acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of clause (a) of the definition of “Net Proceeds”;
(l)the purchase and Disposition (including by capital contribution) of Receivables Assets including pursuant to Permitted Receivables Financings;
(m)any exchange of assets for services and/or other assets of comparable or greater value; provided that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $10,000,000, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $15,000,000, such exchange shall have been approved by at least a majority of the Board of Directors of the Borrower; provided, further, that (A) the aggregate gross consideration (including exchange assets, other non-cash consideration and cash proceeds) of any or all assets exchanged in reliance upon this clause (m) shall not exceed, in any fiscal year of the Borrower, the greater of $25,000,000 and 5% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b), (B) subject to Section 1.07, no Default or Event of Default exists or would result therefrom, and (C) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b); and
(n)any Disposition not to exceed the greater of $102,270,000 and 21% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such Disposition for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) in any fiscal year.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no Disposition of assets under Section 6.05(d) and Section 6.05(g) shall be permitted unless such

Disposition is for fair market value (as determined in good faith by the Borrower), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04, and (ii) no Disposition of assets under Section 6.05(g) shall be permitted unless such Disposition (except to Loan Parties) is for at least 75% cash consideration or consideration consisting of Permitted Investments; provided that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a fair market value (as determined in good faith by the Borrower) of less than $40,000,000 or to other transactions involving assets with a fair market value of not more than $60,000,000 in the aggregate for all such transactions during any fiscal year; provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on the Borrower’s or such Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary from the transferee that are converted by the Borrower or such Subsidiary into cash within 180 days after receipt thereof (to the extent of the cash received) and (c) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Disposition having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $102,270,000 and 21% of EBITDA as of the end of the fiscal quarter immediately prior to the receipt of such Designated Non-Cash Consideration for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Section 6.06Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of the Borrower’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:
(a)Restricted Payments may be made to the Borrower or any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);
(b)the Borrower and each Subsidiary may pay withholding or similar Taxes payable by any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options;

(c)Restricted Payments may be made, the proceeds of which are used to purchase or redeem the Equity Interests of the Borrower (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of the Borrower or any of its Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of such purchases or redemptions under this clause (c) shall not exceed in any fiscal year $50,000,000 (plus (x) the amount of net proceeds contributed to the Borrower that were (x) received by the Borrower during such calendar year from sales of Equity Interests of the Borrower to directors, consultants, officers or employees of the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements; provided that such proceeds are not included in any determination of the Cumulative Credit, (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, and (z) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Borrower or its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests), which, if not used in any year, may be carried forward to any subsequent calendar year; and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary from members of management of the Borrower or its Subsidiaries in connection with a repurchase of Equity Interests of Borrower will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;
(d)any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;
(e)Restricted Payments may be made in an aggregate amount equal to a portion of the Cumulative Credit; provided, that subject to Section 1.07, at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom and the Borrower is able to incur at least $1 of unsecured Permitted Ratio Debt;
(f)Restricted Payments may be made on the Closing Date in connection with the consummation of the Transactions under the MIPA;
(g)Restricted Payments may be made to pay, or to allow the Borrower to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;
(h)other Restricted Payments if the Total Net Leverage Ratio on a Pro Forma Basis as at the end of the fiscal quarter ended immediately prior to the date of such Restricted Payment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) is less than or equal to 2.00:1.00; provided that no Event of Default shall exist or result therefrom;
(i)other Restricted Payments (when combined payments and distributions made pursuant to Section 6.09(b)(i)(F)) may be made in an aggregate amount not to exceed the greater of $155,840,000 and 32% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such Restricted Payment for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); provided that any portion of the amount available under this clause (i) (after taking into account payments and distributions made pursuant to Section 6.09(b)(i)(F)) that is not used for Restricted Payments or any payments and distributions in respect of Junior Financing, as applicable, may at the election of the Borrower, be reallocated and used for Investments made pursuant to Section 6.04(j); provided further that no Event of Default shall exist or result therefrom;
(j)Restricted Payments made prior to the Amendment No. 5 Effective Date; and
(k)payments or distributions of a Restricted Payment within 60 days after the date of declaration thereof if at the date of declaration such Restricted Payment would have been permitted hereunder.
Section 6.07Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than the Borrower and its Subsidiaries or any person that becomes a Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate consideration in excess of $5,000,000, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms that are substantially no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate, as determined by the Board of Directors of the Borrower or such Subsidiary in good faith.
(b)The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,
(i)any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the board of directors of the Borrower,
(ii)loans or advances to employees or consultants of the Borrower or any of its Subsidiaries in accordance with Section 6.04(e),
(iii)transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary is the surviving entity),
(iv)the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Borrower and its Subsidiaries in the ordinary course of business,
(v)transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence on the Amendment No. 5 Effective Date and, to the extent involving aggregate consideration in excess of $5,000,000, set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by the Borrower in good faith),
(vi) (A) any employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,
(vii)Restricted Payments permitted under Section 6.06, and Investments permitted under Section 6.04,
(viii)transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,
(ix)any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that (i) such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to the Borrower or such Subsidiary, as applicable, from a financial point of view,
(x)subject to subclause (xiv) below, if applicable, the payment of all fees, expenses, bonuses and awards related to the Transactions,
(xi)transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,
(xii)the issuance of Equity Interests to the management of the Borrower or any Subsidiary in connection with the Transactions,
(xiii)[reserved],
(xiv)transactions pursuant to any Permitted Receivables Financing,
(xv)payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,
(xvi)transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or its Subsidiaries,
(xvii)transactions between the Borrower or any of its Subsidiaries and any person, a director of which is also a director of the Borrower; provided, however, that (A) such director abstains from voting as a director of the Borrower, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity,
(xviii)transactions permitted by, and complying with, the provisions of Section 6.05,
(xix) intercompany transactions undertaken (as certified by a Responsible Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth herein, and
(xx)any other transaction with an Affiliate, which is approved in good faith by a majority of Disinterested Directors of the Borrower.
Section 6.08Business of the Borrower and its Subsidiaries. Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business, and in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financings.
Section 6.09Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. (a) Amend or modify in any manner materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any of the Subsidiary Loan Parties.
(b)(i) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of, or in respect of, principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing, except for:
(A)Refinancings with any Indebtedness permitted to be incurred under Section 6.01;
(B)payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, scheduled payments thereon necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of (x) any Junior Financing that is subordinated in right of payment to the Loan Obligations (or within 90 days thereof) or (y) any other Junior Financing (or within six months thereof);
(C)payments or distributions in respect of all or any portion of the Junior Financing with the proceeds from the issuance, sale or exchange by the Borrower of Equity Interests that are not Disqualified Stock made within eighteen months prior thereto; provided that such proceeds are not included in any determination of the Cumulative Credit;
(D)the conversion of any Junior Financing to Equity Interests of the Borrower;
(E)payments or distributions in respect of Junior Financings prior to any scheduled maturity made, in an aggregate amount, not to exceed a portion of the Cumulative Credit; provided that subject to Section 1.07, at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom and the Borrower is able to incur at least $1 of unsecured Permitted Ratio Debt;
(F)other payments and distributions (when combined with Restricted Payments made pursuant to Section 6.06(i)) may be made in an aggregate amount not to exceed the greater of $155,840,000 and 32% of EBITDA as of the end of the fiscal quarter immediately prior to the date of such Disposition for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b); provided that any portion of the amount available under this clause (F) (after taking into account Restricted Payments made pursuant to Section 6.06(i)) that is not used for payments and distributions in respect of Junior Financing or any Restricted Payments, as applicable, may at the election of the Borrower, be reallocated and used for Investments made pursuant to Section 6.04(j); provided further that no Event of Default shall exist or result therefrom; and;
(G)other payments and distributions if the Total Net Leverage Ratio on a Pro Forma Basis as at the end of the fiscal quarter ended immediately prior to the date of such payments and distributions for which financial statements have been delivered pursuant to Section 5.04(a) or 5.04(b) is less than or equal to 2.23:1.00; provided that no Event of Default shall exist or result therefrom; or
(ii)Amend or modify, or permit the amendment or modification of, any provision of any Junior Financing, or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders when taken as a whole (as determined in good faith by the Borrower) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders when taken as a whole (as determined in good faith by the Borrower) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c)Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Material Subsidiary that is a Loan Party pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(A)restrictions imposed by Applicable Law;
(B)contractual encumbrances or restrictions in effect on the Amendment No. 5 Effective Date under Indebtedness existing on the Amendment No. 5 Effective Date and set forth on Schedule 6.01, the First Lien Note Documents, any Refinancing Notes or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by the Borrower);
(C)any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary pending the closing of such sale or disposition;
(D)customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;
(E)any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;
(F)any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement or the First Lien Note Documents (as determined in good faith by the Borrower);
(G)customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business;
(H)customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
(I)customary provisions restricting assignment of any agreement entered into in the ordinary course of business;
(J)customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K)customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;
(L)customary net worth provisions contained in Real Property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;
(M)any agreement in effect at the time such subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;
(N)restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;
(O)customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;
(P)restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;
(Q)restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary; or
(R)any encumbrances or restrictions of the type referred to in Section 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (A) through (Q) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.
Section 6.10Fiscal Year. In the case of the Borrower, permit its fiscal year to end on any date other than June 30 without prior notice to the Administrative Agent.
Section 6.11Total Net Leverage Ratio. With respect to the Revolving Facility only, permit the Total Net Leverage Ratio as of the last day of any fiscal quarter (beginning with the fiscal quarter ending December 31, 2021) to exceed the applicable level set forth below opposite such fiscal quarter under the heading “Total Net Leverage Ratio”:

Test Periods Ending on or about	Total Net Leverage Ratio
December 31, 2021 through December 31, 2023	4.00:1.00
Thereafter	3.25:1.00

Article VII

[RESERVED]
Article VIII

Events of Default
Section 8.01Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):
(a)any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;
(b)default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(d)default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a) or 5.08 or in Article VI; provided that the failure to observe or perform the Financial Covenant shall not in and of itself constitute an Event of Default with respect to any Term Facility;
(e)default shall be made in the due observance or performance by the Borrower or any of the Subsidiary Loan Parties of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that any breach of the Financial Covenant giving rise to an event described in clause (B) above shall not, by itself, constitute an Event of Default under any Term Facility unless the Revolving Facility Lenders have terminated the Revolving Facility Commitment and have accelerated any Revolving Facility Loans then outstanding as a result of such breach; or (ii) the Borrower or any of its Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;
(g)there shall have occurred a Change in Control;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any of the Material Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary (except in a transaction permitted hereunder); such proceeding or petition shall continue undismissed or unstayed for sixty (60) consecutive days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability to pay its debts as they become due;
(j)the failure by the Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $125,000,000 (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Material Subsidiary to enforce any such judgment;

(k) an ERISA Event shall have occurred that together with all other ERISA Events, if any, would reasonably be expected to have a Material Adverse Effect; or
(l) (i) any Loan Document shall for any reason be asserted in writing by the Borrower or any Subsidiary Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Applicable Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 and except to the extent that such loss is covered by a lender’s title insurance policy and the Applicable Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) a material portion of the Guarantees pursuant to the Security Documents by the Subsidiary Loan Parties guaranteeing the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); provided that no Event of Default shall occur under this Section 8.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is replaced and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(j); and in any event with respect to the Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

For purposes of clauses (h) and (i) of this Section 8.01, “Material Subsidiary” shall mean any Subsidiary that would not be an Immaterial Subsidiary under clause (a) of the definition thereof.

Section 8.02Treatment of Certain Payments. Any amount received by the Administrative Agent or the Collateral Agent from any Loan Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 8.01(h) or (i), in each case that is continuing, shall be applied: (i) first, ratably, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent or the Collateral Agent from the Borrower (other than in connection with any Secured Cash Management Agreement or Secured Hedge Agreement), (ii) second, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (iii) third, towards payment of principal of Swingline Loans and unreimbursed L/C Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed L/C Disbursements then due to such parties, (iv) fourth, towards payment of other Obligations (including Obligations of the Loan Parties owing under or in respect of any Secured Cash Management Agreement or Secured Hedge Agreement) then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of such Obligations then due to such parties and (v) last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.
Article IX

The Agents
Section 9.01Appointment. (a) Each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and as the Collateral Agent as the agent for such Lender and the other Secured Parties under the Security Documents. Each such Lender irrevocably authorizes each of the Agents, in their respective capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders and the Issuing Banks hereby grants to such Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

(b)In furtherance of the foregoing, each Lender (in its capacities as a Lender and the Swingline Lender (if applicable) and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any Subagents appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Collateral Agent) shall be entitled to the benefits of this Article IX (including, without limitation, Section 9.07) as though the Collateral Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.
Section 9.02Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their respective duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Each Agent may also from time to time, when it deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent or the Collateral Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by an Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. If any Subagent, or successor thereto, shall become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent or the Collateral Agent until the appointment of a new Subagent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects with reasonable care.
Section 9.03Exculpatory Provisions. None of the Agents, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (b) no Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. The Agents shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or Issuing Bank. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) compliance by the Borrower or any of its Subsidiaries with the terms hereof relating to Permitted Loan Purchases.

Section 9.04Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 9.05Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 9.06Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, operations, property, financial and other condition and creditworthiness of, the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 9.07Indemnification. The Lenders agree to indemnify each Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank, in each case in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility

Credit Exposure and, in the case of the indemnification of each Agent, outstanding Term Loans and unused Commitments hereunder; provided that the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank shall be considered to be owed to the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit Exposure) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or such Issuing Bank in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or such Issuing Bank under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s or such Issuing Bank’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 9.08Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swingline Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
Section 9.09Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent and Collateral Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties hereunder and under the other Loan Documents as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is

30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective (such date of resignation effectiveness, the “Resignation Effective Date”), and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. With effect from the Resignation Effective Date, except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

Section 9.10Arrangers, Syndication Agents and Documentation Agents. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the persons named on the cover page hereof as Joint Bookrunner, Arranger, Syndication Agent or Documentation Agent is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Section 10.05 and 10.17 (subject to the applicable obligations and limitations as set forth therein).
Section 9.11Security Documents, Collateral Agent and Applicable Collateral Agent. The Lenders authorize the Collateral Agent to release any Collateral or Guarantors in accordance with Section 10.18.

The Lenders hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify the Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement, any Permitted Junior Intercreditor Agreement, any Permitted Pari Passu Intercreditor Agreement or any other intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. The Lenders irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are permitted and (y) the Intercreditor Agreement, any First Lien/Second Lien Intercreditor Agreement or any other intercreditor agreement referred to in the foregoing sentence, entered into by the Collateral Agent, shall be binding on the Secured Parties, and each Lender hereby agrees that it will take no actions contrary to the provisions of the Intercreditor Agreement and, if entered into and if applicable, any Permitted Pari Passu Intercreditor Agreement or any Permitted Junior Intercreditor Agreement. The foregoing provisions are intended as an inducement to the holders of the First Lien Notes and any future providers of Indebtedness not prohibited by Section 6.01 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions. Furthermore, the Lenders (including in their capacities as potential Cash Management Banks and potential Hedge Banks) hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (c), (i), (j) and (aa) of Section 6.02 or Section 6.02(a) (if the Liens thereunder are of a type that is contemplated by any of the foregoing clauses) in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property or (ii) that is or becomes Excluded Property; and the Administrative Agent and the Collateral Agent shall do so upon request of the Borrower; provided that prior to any such request by the Borrower, upon the reasonable request of the Administrative Agent, the Borrower shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying (x) that such Lien is permitted under this Agreement, (y) in the case of a request pursuant to clause (i) of this sentence, that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (z) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09(c) and, if any restriction referred to in this clause (B) relates to property other than cash, Permitted Investments or joint venture interests, such restriction either existed at the time such property was acquired (and was not created in contemplation of such acquisition) or was permitted by Section 6.09(c)(R).

Section 9.12Right to Realize on Collateral and Enforce Guarantees. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.

Section 9.13Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13.
Section 9.14Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-

23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Article X

Miscellaneous

Section 10.01Notices; Communications. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to any Loan Party or the Administrative Agent, the Issuing Bank as of the Amendment No. 5 Effective Date or the Swingline Lender to the address,

electronic mail address or telephone number specified for such person on Schedule 10.01; and
(ii)if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire.
(b)Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications.
(c)Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications to the extent provided in Section 10.01(b) above shall be effective as provided in such Section 10.01(b).
(d)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
(e)Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) provided, that the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 10.02Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.16, 2.17 and 10.05) shall survive the Termination Date.

Section 10.03Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Issuing Bank and each Lender and their respective permitted successors and assigns.
Section 10.04Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04 (and any attempted assignment or transfer not complying with this Section 10.04 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 10.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
(b)(i) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower, which consent, with respect to the assignment of a Term Loan, will be deemed to have been given if the Borrower has not responded within ten (10) Business Days after the delivery of any request for such consent; provided that no consent of the Borrower shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or in the case of assignments during the primary syndication of the Commitments and Loans to persons identified to and agreed by the Borrower in writing prior to the Closing Date, or for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or Approved Fund with respect to a Revolving Facility Lender, or, in each case, if an Event of Default under Section 8.01(b), (c), (h) or (i) has occurred and is continuing, any other person; and

(B)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Commitment or Loan to a Lender, an Affiliate of a Lender, an Approved Fund or an Affiliate of the Borrower made in accordance with Section 10.04(i); and
(C)the Issuing Bank and the Swingline Lender; provided that no consent of the Issuing Bank and the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1,000,000 in the case of Term Loans (of, if less, all of such Lender’s remaining commitments under the Term Facility) and (y) $5,000,000 in the case of Revolving Facility Loans or Revolving Facility Commitments (of, if less, all of such Revolving Facility Lender’s remaining commitments under the Revolving Facility), unless each of the Borrower and the Administrative Agent otherwise consent; provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(B)the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the reasonable discretion of the Administrative Agent);
(C)the Assignee, if not already a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and
(D)the Assignee shall not be the Borrower or any of the Borrower’s Affiliates or Subsidiaries except in accordance with Section 10.04(i).

For the purposes of this Section 10.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing or anything to the contrary herein, no Lender shall be permitted to assign or transfer any portion of its rights and obligations under this Agreement to (A) any Ineligible Institution, (B) any Defaulting Lender or any of its Subsidiaries,

or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), or (C) a natural person. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any assignment made, or disclosure of confidential information in connection therewith, to an Ineligible Institution. Any assigning Lender shall, in connection with any potential assignment, provide to the Borrower a copy of its request (including the name of the prospective assignee) concurrently with its delivery of the same request to the Administrative Agent irrespective of whether or not an Event of Default under Section 8.01(b), (c), (h) or (i) has occurred and is continuing.

(iii)Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender (the “Assignor”) thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of such Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.05 (subject to the limitations and requirements of those Sections)); provided that an Assignee shall not be entitled to receive any greater payment pursuant to Section 2.17 than the applicable Assignor would have been entitled to receive had no such assignment occurred. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 10.04.
(iv)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Swingline Lender and any Lender (but only, in the case of a Lender, with respect to any entry relating to such Lender’s Commitments, Loans and Loan Obligations), at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section, if applicable, and any written consent to such assignment required by clause (b) of this Section and any applicable tax forms, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its applicable Commitment, and the outstanding balances of its Term Loans and Revolving Facility Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations in Loans and Commitments to one or more banks or other entities other than any Ineligible Institution (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clauses (i), (ii), (iii) or (vi) of the first proviso to Section 10.08(b) and (2) directly affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default) and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to clause (d)(iii) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations of those Sections and Section 2.19, including the requirements under Section 2.17(g) (it being understood that the documentation required under Section 2.17(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Participant or potential Participant is an Ineligible Institution and the Administrative Agent shall have no liability with respect to any participation made, or disclosure of confidential information in connection therewith, to an Ineligible Institution.
(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(iii)A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall state that it is being given pursuant to this Section 10.04(d)(iii); provided that each potential Participant shall provide such information as is reasonably requested by the Borrower in order for the Borrower to determine whether to provide its consent.

(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(f)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (e) above.
(g)[Reserved].
(h)If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this clause (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
(i)Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 10.04), any of the Borrower or its Subsidiaries, may purchase by way of assignment and become an Assignee with respect to Term Loans at any time and from time to time from Lenders in accordance with Section 10.04(b) hereof (each, a “Permitted Loan Purchase”); provided that, in respect of any Permitted Loan Purchase, (A) any such purchase occurs pursuant to (1) Dutch auction procedures open to all Lenders of the relevant Class of Term Loans on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent or (2) open market purchases, (B) no Permitted Loan Purchase shall be made from the proceeds of any extensions of credit under the Revolving Facility, (C) upon consummation of any such Permitted Loan Purchase, the Loans purchased pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 10.04(j), (D) in connection with any such Permitted Loan Purchase, any of the Borrower or its Subsidiaries and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, (x) shall make the representations and warranties set forth in the Permitted Loan Purchase Assignment and Acceptance and (y) shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 10.04(b)(ii)(B)) and shall otherwise comply with the conditions to assignments under this Section 10.04 and (E) no Event of Default would exist after giving effect on a Pro Forma Basis to such Permitted Loan Purchase.
(j)Each Permitted Loan Purchase shall, for purposes of this Agreement be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans.
(k)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Facility Percentage; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(l)(i) No assignment or participation shall be made to any Person that was an Ineligible Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered an Ineligible Institution for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee that becomes an Ineligible Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Ineligible Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender with respect to the Loans and Commitments held by it immediately prior to becoming an Ineligible Institution and  (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered an Ineligible Institution. Any assignment in violation of this clause (l)(i) shall be null and void, and the other provisions of this clause (l) shall also apply.

(ii)If any assignment or participation is made to any Ineligible Institution without the Borrower’s prior written consent in violation of clause (i) above, or if any Person becomes an Ineligible Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Ineligible Institution and the Administrative Agent, (A) terminate the Commitment of such Ineligible Institution and prepay any applicable outstanding Loans at a price equal to the lowest of (x) the current trading price of the Loans, (y) par and (z) the amount such Ineligible Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Ineligible Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the price indicated above. If such Ineligible Institution does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Ineligible Institution, then such Ineligible Institution shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part.
(iii)Notwithstanding anything to the contrary contained in this Agreement, Ineligible Institutions (A) will not (x) have the right to receive information, reports or other materials provided to the Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Ineligible Institution will be deemed to have consented in the same proportion as the Lenders that are not Ineligible Institutions consented to such matter.
(iv)The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Ineligible Institutions provided by the Borrower and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide such list to each Lender requesting the same.
Section 10.05Expenses; Indemnity. (a) The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the administration of this Agreement and any amendments or waivers of the provisions hereof or thereof (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel for the Administrative Agent, the Collateral Agent and the Arrangers, taken as a whole (which, for the avoidance of doubt, is Davis Polk & Wardwell LLP as of the Amendment No. 5 Effective Date), and, if necessary, the reasonable fees, charges and disbursements of specialty counsel for the Administrative Agent, the Collateral Agent and the Arrangers, taken as a whole, and one local counsel per relevant material jurisdiction for the Administrative Agent, the Collateral Agent and the Arrangers, taken as a whole), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Agents or any Lender in connection with the enforcement of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, charges and disbursements of a single counsel for all such persons, taken as a whole, and, if necessary, specialty counsel and a single local counsel in each relevant material jurisdiction for all such persons, taken as a whole (and, solely in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior written consent (not to be unreasonably withheld), of another firm of such for such affected person in each relevant jurisdiction)).

(b)The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, the Joint Bookrunners, each Issuing Bank, each Lender, each Syndication Agent, each Documentation Agent, each of their respective Affiliates, successors and assignors, and each of their respective directors, officers, employees, agents, trustees and advisors, (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any losses, claims, damages, liabilities and related expenses including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to one counsel for all such Indemnitees, taken as a whole, and, if necessary, specialty counsel and a single local counsel in each relevant material jurisdiction for all such Indemnitees, taken as a whole (and, solely in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel with the Borrower’s prior written consent (not to be unreasonably withheld), of one additional counsel in each relevant jurisdiction for each group of similarly situated affected Indemnitees taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit, (iii) any violation of or liability under Environmental Laws by the Borrower or any Subsidiary, (iv) any actual or alleged presence, Release or threatened Release of or exposure to Hazardous Materials at, under, on, from or to any property owned, leased or operated by the Borrower or any Subsidiary or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its subsidiaries or Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties, (y) arose from a material breach of such Indemnitee’s or any of its Related Parties’ obligations under any Loan Document (as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (z) arose from any claim, actions, suits, inquiries, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any claim, actions, suits, inquiries, litigation, investigation or proceeding against any Agent or an Arranger in its capacity as such); provided, further, that neither (x) the Borrower or any of its affiliates nor (y) the Indemnitees shall be liable for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions (provided that this proviso shall not limit the Borrower’s indemnification or reimbursement obligations set forth herein to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnitee is entitled to indemnification hereunder). Each Indemnitee shall promptly notify the Borrower, to the extent legally permitted, upon receipt of written notice of any claim or threat to institute a claim pursuant to this Section 10.05; provided that any failure by any Indemnitee to give such notice shall not relieve the Borrower from the obligation to indemnify such Indemnitee. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 10.05 shall be payable within thirty (30) days of written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(c)Paragraph (b) of this Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(d)The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.
Section 10.06Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

Section 10.07Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW. NOTWITHSTANDING THE FOREGOING IT IS UNDERSTOOD AND AGREED THAT DETERMINATIONS AS TO (X) THE ACCURACY OF THE SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS HAVE BEEN BREACHED AND WHETHER THE BORROWER (OR ITS AFFILIATES) HAVE THE RIGHT TO TERMINATE ITS (OR THEIR) OBLIGATIONS PURSUANT TO SECTION 7.01(C) OF THE MIPA OR TO DECLINE TO CONSUMMATE THE ACQUISITION PURSUANT TO SECTION 6.02(A) OF THE MIPA AS A RESULT OF A BREACH OF ANY SUCH SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS, (Y) WHETHER AN ACQUISITION AGREEMENT MATERIAL ADVERSE EFFECT (AS DEFINED IN THE CONDITIONS ANNEX) HAS OCCURRED AND (Z) WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE MIPA WILL, IN EACH CASE, BE GOVERNED BY, AND ENFORCED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE INCLUDING ITS STATUTES OF LIMITATIONS, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES OF SUCH STATE THAT WOULD RESULT IN THE APPLICATIONS OF THE LAWS OF ANOTHER JURISDICTION.
Section 10.08Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.
(b)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21 (including pursuant to an Incremental Assumption Agreement), (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or, in respect of any waiver, amendment or modification of Section 6.11 (or any Default or Event of Default in respect thereof) or of Section 4.02 after the Closing Date, the Required Revolving Facility Lenders voting as a single Class, rather than the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:
(i)decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date (other than (i) interest accruing pursuant to Section 2.13(g) or a waiver thereof and (ii) except as provided in Section 2.05(c) and Section 2.21), without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided that any amendment to the financial definitions (or component definitions thereof) in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),
(ii)increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, such consent of such Lender shall be the only consent required hereunder to make such modification); provided that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitments of any Lender,
(iii)extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification),
(iv)amend (1) the provisions of Section 2.18 or 8.02 in a manner that would by its terms alter the pro rata sharing or application of payments required thereby or (2) any provision hereof or of any other Loan Document to subordinate, or have the effect of subordinating, any Indebtedness under the Loan Documents to any other obligation or any Lien granted pursuant to the Loan Documents to any other Lien (other than any payment or lien subordination, as applicable, expressly permitted as of the Closing Date pursuant to the Loan Documents), in each case, without the prior written consent of each Lender adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided that only the consent of the Borrower, the Required Lenders and the Lenders under the Revolving Facility that are adversely affected thereby will be required to subordinate, or have the effect of subordinating, any Indebtedness under the Loan Documents to any other obligation or any Lien granted pursuant to the Loan Documents to any other Lien (other than any payment or lien subordination, as applicable, expressly permitted as of the Closing Date pursuant to the Loan Documents), if (1) in the case of a lien subordination, such subordination is with respect to the Liens securing less than all or substantially all of the Collateral, (2) such subordination is permitted by the Loan Documents as in effect on the Amendment No. 5 Effective Date, (3) each Lender (other than a Lender under the Revolving Facility) has been offered a bona fide opportunity to fund or otherwise provide its pro rata share of the senior Indebtedness on the same terms as offered to all other providers of such senior Indebtedness (other than bona fide backstop fees, any arrangement or restructuring fees and reimbursement of expenses) or (4) such subordination is with respect to any “debtor-in-possession” facility (or similar financing under applicable law),
(v)amend or modify the provisions of this Section 10.08 or the definition of the terms “Required Lenders,” “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),
(vi)release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Loan Parties from their respective Guarantees under the Guarantee Agreement, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party are sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender;
(vii)effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, Swingline Lender or an Issuing Bank hereunder without the prior written consent of the Administrative Agent, Swingline Lender or such Issuing Bank acting as such at the effective date of such agreement, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any Assignee of such Lender.

(c)Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.
(d)Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (b) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders and the Required Revolving Facility Lenders.
(e)Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments in a manner consistent with Section 2.21, including, with respect to Other Revolving Loans or Other Term Loans, as may be necessary to establish such Incremental Term Loan Commitments or Revolving Facility Loans as a separate Class or tranche from the existing Term Facility Commitments or Incremental Revolving Facility Commitments or (B) to cure any ambiguity, omission, defect or inconsistency.
(f)Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share (as defined below) of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.
(g)With respect to the incurrence of any secured or unsecured Indebtedness (including any intercreditor agreement relating thereto), the Borrower may elect (in its sole discretion, but shall not be obligated) to deliver to the Administrative Agent a certificate of a Responsible Officer at least three Business Days prior to the incurrence thereof (or such shorter time as the Administrative Agent may agree), together with either drafts of the material documentation relating to such Indebtedness or a description of such Indebtedness (including a description of the Liens intended to secure the same or the subordination provisions thereof, as applicable) in reasonably sufficient detail to be able to make the determinations referred to in this paragraph, which certificate shall either, at the Borrower’s election, (x) state that the Borrower has determined in good faith that such Indebtedness satisfies the requirements of the applicable provisions of Section 6.01 and 6.02 (taking into account any other applicable provisions of this Section 10.08), in which case such certificate shall be conclusive evidence thereof, or (y) request the Administrative Agent to confirm, based on the information set forth in such certificate and any other information reasonably requested by the Administrative Agent, that such Indebtedness satisfies such requirements, in which case the Administrative Agent may determine whether, in its reasonable judgment, such requirements have been satisfied (in which case it shall deliver to the Borrower a written confirmation of the same), with any such determination of the Administrative Agent to be conclusive evidence thereof, and the Lenders hereby authorize the Administrative Agent to make such determinations.
(h)Notwithstanding the foregoing, this Agreement may be amended, waived or otherwise modified with the written consent of the Required Revolving Facility Lenders, the Administrative Agent and the Borrower with respect to (i) the provisions of Section 4.02, solely as they relate to the Revolving Facility Loans and Letters of Credit and (ii) the provisions of Section 6.11.
(i)Notwithstanding the foregoing, this Agreement may be amended, with the written consent of each Revolving Facility Lender, the Administrative Agent and the Borrower to the extent necessary to integrate any Alternate Currency.
Section 10.09Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.
Section 10.10Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letters shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 10.11WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH

PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

Section 10.12Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.13Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.14Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 10.15Jurisdiction; Consent to Service of Process. (a) The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding (whether in tort, law or equity) may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.
Section 10.16Confidentiality. Each of the Lenders, each Issuing Bank and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and any Subsidiary furnished to it by or on behalf of the Borrower or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in breach of this Section 10.16, (b) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 10.16 or (c) was made available to such Lender, such Issuing Bank or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees, legal counsel, professionals, advisors and other experts or agents of such Lender, such Issuing Bank or such Agent or any of their respective Affiliates and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, or upon the request or demand of, Governmental Authorities or regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any pledgee under Section 10.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (F) to any direct or indirect contractual counterparty in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16), (G) to ratings agencies in connection with the Transactions in consultation with the Borrower, (H) for purposes of establishing a “due diligence” defense and (I) to the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other identifiers with respect to the credit facilities hereunder.

For the avoidance of doubt, nothing in the preceding paragraph shall prohibit any person from voluntarily disclosing or providing any information within the scope of the referenced confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in such confidentiality provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 10.17Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries or any of their respective securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC”, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as solely containing information that is either (A) publicly available information or (B) not material (although it may be sensitive and proprietary) with respect to the Borrower or its Subsidiaries or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 10.16, to the extent such Borrower Materials constitute information subject to the terms thereof), (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
Section 10.18Release of Liens and Guarantees.
(a)The Lenders and the Issuing Banks hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall be automatically released: (i) in full upon the occurrence of the Termination Date; (ii) upon the Disposition of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by this Agreement, (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 10.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Guarantee Agreement or clause (b) below and (vi) as provided in Section 10.11. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.
(b)In addition, the Lenders and the Issuing Banks hereby irrevocably agree that the Guarantors shall be automatically released from the Guarantees upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary Loan Party or otherwise becoming an Excluded Subsidiary, provided that that such automatic release shall not occur with respect to any Guarantor which ceases to constitute a Subsidiary Loan Party or otherwise becomes an Excluded Subsidiary solely on the basis of such Guarantor becoming a non-Wholly Owned Subsidiary unless such Guarantor has become a non-Wholly Owned Subsidiary pursuant to a good faith disposition for a bona fide business purpose (it being understood that this proviso shall not limit the release of any Guarantor that otherwise qualifies as an Excluded Subsidiary for any other reason).
(c)The Lenders and the Issuing Banks hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 10.18, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. In connection with any release hereunder, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Guarantor or any Liens created by any Loan Document in respect of such Subsidiary, property or asset; provided that, upon the reasonable request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent may reasonably request (and the Administrative Agent may rely conclusively on such certificate without further inquiry).
(d)Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of the Borrower, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimburse claims not then due; provided that, upon the reasonable request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent may reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interest in all Collateral and all obligations under the Loan Documents as contemplated by this Section 10.18(d).
(e)Obligations of the Borrower or any of its Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements or any Secured Cash Management Agreements.
Section 10.19Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other person who may be entitled thereto under applicable law).
Section 10.20USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such

Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

Section 10.21No Advisory or Fiduciary Responsibility. (a) In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the Facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Agents, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Agents, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Agents, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Agents, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Agents, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty under applicable law relating to agency and fiduciary obligations.
(b)Each Loan Party acknowledges and agrees that each Lender, each Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate were not a Lender, Arranger or Affiliate thereof (or an agent or any other person with any similar role under the Facilities) and without any duty to account therefor to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing. Each Lender, each Arranger and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Facilities or otherwise without having to account for the same to any other Lender, Arranger, the Borrower or any Affiliate of the foregoing. Some or all of the Lenders and the Arrangers may have directly or indirectly acquired certain equity interests (including warrants) in the Borrower or an Affiliate thereof or may have directly or indirectly extended credit on a subordinated basis to the Borrower or an Affiliate thereof. Each party hereto, on its own behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Lender, Arranger or Affiliate thereof holding (x) disproportionate interests in the extensions of credit under the Facilities or otherwise acting as arranger or agent thereunder and/or (y) equity interests in or subordinated debt issued by the Borrower or an Affiliate thereof.
Section 10.22Agency of the Borrower for the Loan Parties.

Each of the other Loan Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 10.23[Reserved].
Section 10.24Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.25Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

As used in this Section 10.25, the following terms have the following meanings:

(a)“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(b)“Covered Entity” shall mean any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b),
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(c)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(d)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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